IN THE UNITED STATES BANKRUPTCY COURT FOR THE DISTRICT OF DELAWARE
------------------------------------------------------ In re: MODEL REORG ACQUISITION, LLC, et al., Debtors.[1] ------------------------------------------------------	x : : : x	Chapter 11 Case No. 17-11794 (CSS) Jointly Administered

DISCLOSURE/INFORMATION STATEMENT WITH RESPECT TO
THE PREPACKAGED JOINT CHAPTER 11 PLAN OF REORGANIZATION OF MODEL REORG ACQUISITIONS, LLC, PERFUMANIA HOLDINGS, INC. AND THEIR AFFILIATED DEBTORS AND DEBTORS IN POSSESSION

THIS DOCUMENT IS PROVIDED FOR INFORMATION PURPOSES ONLY TO ENABLE HOLDERS OF CLAIMS AND INTERESTS TO DETERMINE WHETHER TO OBJECT TO THE PLAN AND, IN THE CASE OF HOLDERS OF INTEREST IN PERFUMANIA HOLDINGS, INC., WHETHER TO ACCEPT $2.00 CASH PER SHARE TO RELEASE ALL CLAIMS AGAINST THE DEBTORS AND CERTAIN RELATED PERSONS. THE DEBTORS ARE NOT SOLICITING VOTES TO ACCEPT OR REJECT THE PLAN

SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
J. Gregory Milmoe Raquelle L. Kaye 500 Boylston Street Boston, Massachussetts 02116 Telephone: (617) 573-4800 Fax: (617) 573-4822	Lisa Laukitis Four Times Square New York, New York 10036-6522 Telephone: (212) 735-3000 Fax: (212) 735-2000	Anthony W. Clark One Rodney Square P.O. Box 636 Wilmington, Delaware 19899-0636 Telephone: (302) 651-3000 Fax: (302) 651-3001

Counsel for Debtors and Debtors in Possession
Dated: Wilmington, Delaware August 30, 2017

__________________________________
1 The Debtors and the last four digits of their respective taxpayer identification numbers are as follows: Perfumania Holdings, Inc. (7964); Perfumania, Inc. (6340); Magnifique Parfumes and Cosmetics, Inc. (6420); Ten Kesef II, Inc. (1253); Perfumania.com, Inc. (4688); Model Reorg Acquisition, LLC (0318); Northern Group, Inc. (3226); Perfumania Puerto Rico, Inc. (6787); Quality King Fragrance, Inc. (4939); Scents of Worth, Inc. (1732); Jacavi, LLC (6863); Distribution Concepts, LLC (8845); Flowing Velvet, Inc. (7294); Aladdin Fragrances, Inc. (4338); Niche Marketing Group, Inc. (1943); Northern Brands, Inc. (7186); Northern Amenities, Ltd. (5387); Global Duty Free Supply, Inc. (2686); and Perfumers Art, Inc. (6616). The address of the Debtors' corporate headquarters is 35 Sawgrass Drive, Suite 2, Bellport, New York 11713.Inc. (Florida)

DISCLAIMER
THIS DISCLOSURE/INFORMATION STATEMENT (THE "DISCLOSURE STATEMENT") CONTAINS SUMMARIES OF CERTAIN PROVISIONS OF THE DEBTORS' PLAN AND CERTAIN OTHER DOCUMENTS AND FINANCIAL INFORMATION. THE DEBTORS ARE FURNISHING THIS DISCLOSURE STATEMENT TO EACH HOLDER OF INTERESTS IN PERFUMANIA HOLDINGS, INC. ("PERFUMANIA") AND MAKING IT AVAILABLE TO EACH HOLDER OF CLAIMS AGAINST THE DEBTORS AS A MATTER OF POSTPETITION DISCLOSURE PURSUANT TO SECTION 1125 OF THE BANKRUPTCY CODE. ALL CLASSES OF CLAIMS ARE UNIMPAIRED AND THEREFORE DEEMED TO ACCEPT THE PLAN. ALL CLASSES OF INTERESTS IN PERFUMANIA ARE IMPAIRED AND DEEMED TO REJECT THE PLAN. ACCORDINGLY, THE DEBTORS ARE NOT SOLICITING VOTES TO ACCEPT OR REJECT THE PLAN AND ARE PROVIDING THE DISCLOSURE STATEMENT SOLELY FOR INFORMATIONAL PURPOSES TO ENABLE HOLDERS OF CLAIMS AND INTERESTS IN PERFUMANIA TO DETERMINE WHETHER TO OBJECT TO THE PLAN AND, IN THE CASE OF HOLDERS OF INTERESTS IN PERFUMANIA (OTHER THAN NEWHOLDCO) WHETHER TO ACCEPT $2 CASH PER SHARE (THE "RELEASING STOCKHOLDER CONSIDERATION") IN EXCHANGE FOR THE RELEASE OF ALL CLAIMS AGAINST THE DEBTORS AND CERTAIN RELATED PERSONS EXCEPT FOR CLAIMS BEING ASSUMED OR PAID BY THE DEBTORS PURSUANT TO THE PLAN. THE DEBTORS BELIEVE THAT THESE SUMMARIES ARE FAIR AND ACCURATE. THE SUMMARIES OF THE FINANCIAL INFORMATION AND THE DOCUMENTS WHICH ARE ATTACHED TO, OR INCORPORATED BY REFERENCE IN, THE DISCLOSURE STATEMENT ARE QUALIFIED IN THEIR ENTIRETY BY REFERENCE TO SUCH INFORMATION AND DOCUMENTS. IN THE EVENT OF ANY INCONSISTENCY OR DISCREPANCY BETWEEN A DESCRIPTION IN THE DISCLOSURE STATEMENT AND THE TERMS AND PROVISIONS OF THE PLAN OR THE OTHER DOCUMENTS AND FINANCIAL INFORMATION INCORPORATED IN THE DISCLOSURE STATEMENT BY REFERENCE, THE PLAN OR THE OTHER DOCUMENTS AND FINANCIAL INFORMATION, AS THE CASE MAY BE, SHALL GOVERN FOR ALL PURPOSES.

THE STATEMENTS AND FINANCIAL INFORMATION CONTAINED IN THE DISCLOSURE STATEMENT HAVE BEEN MADE AS OF THE DATE OF THE DISCLOSURE STATEMENT UNLESS OTHERWISE SPECIFIED. HOLDERS OF CLAIMS AND INTERESTS REVIEWING THE DISCLOSURE STATEMENT SHOULD NOT ASSUME AT THE TIME OF SUCH REVIEW THAT THERE HAVE BEEN NO CHANGES IN THE FACTS SET FORTH IN THE DISCLOSURE STATEMENT SINCE THE DATE OF THE DISCLOSURE STATEMENT.

THE DISCLOSURE STATEMENT DOES NOT CONSTITUTE LEGAL, BUSINESS, FINANCIAL, OR TAX ADVICE. ANY PERSONS DESIRING ANY SUCH ADVICE SHOULD CONSULT WITH THEIR OWN ADVISORS.

THE DISCLOSURE STATEMENT HAS NOT BEEN APPROVED OR DISAPPROVED BY THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION, NOR HAS THE COMMISSION COMMENTED UPON THE ACCURACY OR ADEQUACY OF THE STATEMENTS CONTAINED IN THE DISCLOSURE STATEMENT.

NO REPRESENTATIONS CONCERNING THE DEBTORS OR THE VALUE OF THEIR PROPERTY HAVE BEEN AUTHORIZED BY THE DEBTORS OTHER THAN AS SET FORTH IN THE DISCLOSURE STATEMENT AND THE DOCUMENTS ATTACHED TO THE DISCLOSURE

STATEMENT. ANY OTHER INFORMATION OR REPRESENTATIONS CONCERNING THE PLAN WHICH ARE INCONSISTENT WITH, THE INFORMATION CONTAINED IN THE DISCLOSURE STATEMENT, THE DOCUMENTS ATTACHED TO THE DISCLOSURE STATEMENT, AND THE PLAN SHOULD NOT BE RELIED UPON BY ANY HOLDER OF A CLAIM OR INTEREST.

WITH RESPECT TO CONTESTED MATTERS, ADVERSARY PROCEEDINGS, AND OTHER PENDING, THREATENED, OR POTENTIAL LITIGATION OR OTHER ACTIONS, THE DISCLOSURE STATEMENT DOES NOT CONSTITUTE, AND MAY NOT BE CONSTRUED AS, AN ADMISSION OF FACT, LIABILITY, STIPULATION, OR WAIVER, BUT RATHER AS A STATEMENT MADE IN THE CONTEXT OF SETTLEMENT NEGOTIATIONS PURSUANT TO RULE 408 OF THE FEDERAL RULES OF EVIDENCE.

NOT WITHSTANDING THAT THE DEBTORS ARE NOT SOLICITING ACCEPTANCES FOR THE PLAN, THE PROJECTED FINANCIAL INFORMATION REGARDING THE REORGANIZED DEBTORS AND CERTAIN OTHER FORWARD- LOOKING STATEMENTS ARE PROVIDED IN THIS DISCLOSURE STATEMENT FOR PURPOSES OF POSTPETITION DISCLOSURE PURSUANT TO SECTION 1125 OF THE BANKRUPTCY CODE. THE FINANCIAL PROJECTIONS, ATTACHED HERETO AS EXHIBIT B AND DESCRIBED IN THE DISCLOSURE STATEMENT, HAVE BEEN PREPARED BY THE DEBTORS' MANAGEMENT TOGETHER WITH THEIR ADVISORS. THE FINANCIAL PROJECTIONS, WHILE PRESENTED WITH NUMERICAL SPECIFICITY, ARE NECESSARILY BASED ON A VARIETY OF ESTIMATES AND ASSUMPTIONS WHICH, THOUGH CONSIDERED REASONABLE BY THE DEBTORS' MANAGEMENT AND THEIR ADVISORS, MAY NOT ULTIMATELY BE REALIZED, AND ARE INHERENTLY SUBJECT TO SIGNIFICANT BUSINESS, ECONOMIC, COMPETITIVE, INDUSTRY, REGULATORY, MARKET, AND FINANCIAL UNCERTAINTIES AND CONTINGENCIES, MANY OF WHICH ARE BEYOND THE DEBTORS' CONTROL. THE DEBTORS CAUTION THAT NO REPRESENTATIONS CAN BE MADE AS TO THE ACCURACY OF THESE PROJECTIONS OR TO THE ABILITY TO ACHIEVE THE PROJECTED RESULTS. SOME ASSUMPTIONS INEVITABLY WILL NOT MATERIALIZE. FURTHER, EVENTS AND CIRCUMSTANCES OCCURRING SUBSEQUENT TO THE DATE ON WHICH THE FINANCIAL PROJECTIONS WERE PREPARED MAY BE DIFFERENT FROM THOSE ASSUMED OR, ALTERNATIVELY, MAY HAVE BEEN UNANTICIPATED, AND, THUS, THE OCCURRENCE OF THESE EVENTS MAY AFFECT FINANCIAL RESULTS IN A MATERIALLY ADVERSE OR MATERIALLY BENEFICIAL MANNER. THEREFORE, THE FINANCIAL PROJECTIONS MAY NOT BE RELIED UPON AS A GUARANTEE OR OTHER ASSURANCE OF THE ACTUAL RESULTS THAT WILL OCCUR.    EXCEPT WHERE SPECIFICALLY NOTED, THE FINANCIAL INFORMATION CONTAINED HEREIN HAS NOT BEEN AUDITED BY A CERTIFIED PUBLIC ACCOUNTANT AND MAY NOT HAVE BEEN PREPARED IN ACCORDANCE WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPLES ("GAAP").

ON AUGUST 26, 2017, THE DEBTORS FILED A MOTION REQUESTING THAT THE BANKRUPTCY COURT CONSIDER BOTH (I) THE ADEQUACY OF THIS DISCLOSURE STATEMENT AND (II) CONFIRMATION OF THE PLAN AT A HEARING (THE "COMBINED HEARING") TO BE HELD ON OCTOBER 6, 2017 AS SOON AS PRACTICABLE AT SUCH TIME THAT THE BANKRUPTCY COURT MAY ALLOW, BEFORE THE UNITED STATES BANKRUPTCY COURT FOR THE DISTRICT OF DELAWARE, 824 NORTH MARKET STREET, WILMINGTON, DELAWARE 19801. AT THE COMBINED HEARING, THE DEBTORS WILL REQUEST APPROVAL OF THIS DISCLOSURE STATEMENT UNDER BANKRUPTCY CODE SECTION 1125 AND CONFIRMATION OF THE PLAN, AS MAY BE MODIFIED FROM TIME TO TIME, UNDER BANKRUPTCY CODE SECTION 1129(b).

NOTICE OF THE COMBINED HEARING AND OF THE TIME TO PRESENT OBJECTIONS WILL BE PROVIDED IN ACCORDANCE WITH THE INSTRUCTIONS PROVIDED BY THE BANKRUPTCY COURT. THE DEBTORS WILL REQUEST THAT THE BANKRUPTCY COURT, AMONG OTHER THINGS, REQUIRE ANY OBJECTIONS TO THIS DISCLOSURE STATEMENT OR THE PLAN BE FILED WITH THE BANKRUPTCY COURT AND SERVED SO THAT THEY ARE RECEIVED ON OR BEFORE THE OBJECTION DEADLINE FIXED BY THE BANKRUPTCY COURT.

THE PLAN, THE DISCLOSURE STATEMENT, THE PLAN SUPPLEMENT AND EXHIBITS, ONCE FILED, AND OTHER DOCUMENTS AND MATERIALS RELATED THERETO MAY BE OBTAINED BY: (A) ACCESSING THE DEBTORS' RESTRUCTURING WEBSITE AT http://dm.epiq11.com/perfumania, (B) EMAILING tabulation@epiqsystems.com, (C) CALLING THE DEBTORS' RESTRUCTURING HOTLINE at 888-457-6672, WITHIN THE UNITED STATES OR CANADA, OR +1-503-597-7716, OUTSIDE OF THE UNITED STATES OR CANADA, OR (D) ACCESSING THE COURT'S WEBSITE AT http://www.deb.uscourts.gov. COPIES OF SUCH DOCUMENTS AND MATERIALS MAY ALSO BE EXAMINED BETWEEN THE HOURS OF 8:00 AM AND 4:00 PM, MONDAY THROUGH FRIDAY, EXCLUDING FEDERAL HOLIDAYS, AT THE OFFICE OF THE CLERK OF THE COURT, 824 N. MARKET ST., 3RD FLOOR, WILMINGTON, DELAWARE 19801.

EXECUTIVE SUMMARY
On August 26, 2017, Model Reorg Acquisition, LLC, Perfumania Holdings, Inc., Perfumania, Inc., Magnifique Parfumes and Cosmetics, Inc., Ten Kesef II, Inc., Perfumania.com, Inc., Northern Group, Inc., Perfumania Puerto Rico, Inc., Quality King Fragrance, Inc., Scents of Worth, Inc., Jacavi, LLC, Distribution Concepts, LLC, Flowing Velvet, Inc., Aladdin Fragrances, Inc., Niche Marketing Group, Inc., Northern Brands, Inc., Northern Amenities, Ltd., Global Duty Free Supply, Inc., and Perfumers Art, Inc. the debtors and debtors-in-possession in the above-captioned cases (collectively, the "Debtors"), filed voluntary petitions for relief, thereby commencing these cases (the "Chapter 11 Cases") under chapter 11 of title 11 of the United States Code (the "Bankruptcy Code") in the United States Bankruptcy Court for the District of Delaware (the "Court" or the "Bankruptcy Court"). The Debtors, together with their direct and indirect non-debtor subsidiaries (collectively, with the Debtors, the "Company"), are the largest specialty retailer and distributor of fragrances and related beauty products in the United States.

The Debtors' proposal for the reorganization of their business is set forth in the Prepackaged Joint Chapter 11 Plan of Reorganization of Model Reorg Acquisitions, LLC Perfumania Holdings, Inc. and their Affiliated Debtors and Debtors in Possession (the "Plan"), a copy of which is attached hereto as Exhibit A.2 This Disclosure Statement contains, among other things, descriptions and summaries of provisions of the Debtors' proposed Plan, as filed on the date hereof with the Bankruptcy Court.

The Plan provides for a comprehensive reorganization of the Debtors that will (i) leave all creditors unimpaired, pay fixed, undisputed and liquidated claims in full in cash and reinstate contingent, disputed or unliquidated claims, (ii) allow the Debtors to emerge from chapter 11 expeditiously and efficiently, and (iii) restructure the Debtors' lease obligations and deleverage the capital structure of the Debtors so that the reorganized Debtors are financially stable and can fulfill their ongoing business relationships with all of their constituencies, including customers, vendors, suppliers, and employees.

Interests in Perfumania will be cancelled pursuant to the Plan and Holders of Interests in Perfumania will receive no property under the Plan on account of such Interests. Holders of Interests in Perfumania (other than NewHoldCo), however, will have the opportunity to receive $2.00 per share cash consideration (the "Releasing Stockholder Consideration") by electing to provide the Stockholder Release set forth in Article 9.5 of the Plan, pursuant to the instructions provided in the Stockholder Release Form and in this Disclosure Statement. The Releasing Stockholder Consideration will be funded by MJA Beauty LLC, a Delaware limited liability company all of the outstanding interests in which are owned by affiliates of the Nussdorf Family and Rene Garcia ("NewHoldCo"). The NewHoldCo Equity Infusion will provide cash to Perfumania in the amount of $14,263,460 (the "NewHoldCo Equity Infusion") in exchange for 100% of the stock of Reorganized Perfumania under the Plan pursuant to the NewHoldCo Investment Agreement. That    Investment Agreement will also provide that NewHoldCo will execute the Stockholder Release for no additional consideration.

______________________________

[2]	Capitalized terms not otherwise defined in this Disclosure Statement have the meanings ascribed to them in the Plan.

The Debtors are furnishing this Disclosure Statement to holders of Claims and Interests solely for the purposes of providing postpetition disclosure pursuant to section 1125 of the Bankruptcy Code so that holders of Claims and Interests can determine whether to object to Confirmation of the Plan and, in the case of holders of Interests in Perfumania, whether to accept the Releasing Stockholder Consideration. The Debtors are not soliciting votes to accept or reject the Plan. All Classes of Claims are Unimpaired under the Plan and therefore deemed to accept the Plan. All Classes of Interests in Perfumania are Impaired and deemed to reject the Plan. All other Classes of Interests are Unimpaired and deemed to accept the Plan.

v

TABLE OF CONTENTS
ARTICLE I. INTRODUCTION                                 1
A.    Rules of Interpretation                             1
ARTICLE II. OVERVIEW OF THE PLAN                         2

A.	Summary of the Plan 2 2

B.	Treatment of Claims and Interests Under the Plan 3
ARTICLE III. NO VOTES BEING SOLICITED                     6
ARTICLE IV. STOCKHOLDER RELEASE OPT-IN                     7
ARTICLE V. GENERAL INFORMATION                         8

A.	Overview of the Company's Business 9

1.	Wholesale Distribution Business 9

2.	Retail Business 9

B.	The Company's Corporate Structure 10

C.	The Company's Board of Directors 10

D.	Executive Officers and Senior Management of the Debtors 10

E.	The Debtors' Workforce 11

F.	The Company's Prepetition Capital Structure 11

1.	Perfumania Common Stock 11

2.	Senior Credit Facility 12

3.	Unsecured Note Obligations 12

4.	General Unsecured Debt 14

G.	Events Leading to the Commencement of the Chapter 11 Cases 14

1.	Prepetition Strategic Alternatives 14

2.	Background of the Plan 15
ARTICLE VI. THE CHAPTER 11 CASES                        18

A.	Events During the Chapter 11 Cases 18

1.	Administrative Motions: Motion for Joint Administration and
Application to Retain Claims and Noticing Agent            18

2.	Motion to Approve (i) Combined Disclosure Statement and Confirmation Hearing and (ii) Assumption of the NewHoldCo
Investment Agreement                        18

3.	Motion to Continue Using Existing Cash Management System 19

4.	Motion to Pay Employee Wages and Benefits 19

5.	Motion to Authorize Maintenance of Customer Programs 19

6.	Motion to Pay Prepetition Claims in the Ordinary Course 19

7.	Motion to Pay Prepetition Sales, Use, and Franchise Taxes 19

8.	Motion Determining Adequate Assurance of Payment for Future
Utility Services                            19

9.	Motion to Conduct Store Closing Sales and Related Relief 19

10.	Schedules and Statements and Bankruptcy Rule 2015.3 Reports 20

11.	Applications for Retention of Debtors' Professionals 20

B.	Postpetition Financing 20

1.	DIP Facility 20

2.	Exit Facility 21

C.	Rejection of Certain Unexpired Leases 22

D.	Timetable for Chapter 11 Cases 23

E.	Overview of Chapter 11 23

F.	The Combined Hearing 24

G.	Confirmation Without Acceptance of All Impaired Classes: The
"Cramdown" Alternative                            24
ARTICLE VII. STATUTORY REQUIREMENTS FOR CONFIRMATION OF
THE PLAN                                        25

A.	The Confirmation Hearing 25

B.	Confirmation Standards 25

C.	Feasibility of the Plan 27

D.	Best Interests of Creditors Test 28

E.	Valuation of Perfumania 29

ARTICLE VIII. PLAN-RELATED RISK FACTORS AND ALTERNATIVES TO CONFIRMATION AND CONSUMMATION OF THE PLAN	30

A.	General 30

B.	Certain Bankruptcy Considerations 30

C.	Claims Estimations 30

D.	Bankruptcy-Specific Risk Factors That Could Negatively Impact the
Debtors' Business                                31

E.	Risks Associated with Forward-Looking Statements 33

F.	Disclosure Statement Disclaimer 34
ARTICLE IX. CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS TO HOLDERS OF OLD PERFUMANIA COMMON
STOCK                                        35

A.	Consequences to the Debtors 36

1.	COD 37

2.	Alternative Minimum Tax 38

B.	U.S. Holders of Old Perfumania Common Stock 38

1.	U.S. Holders that do not receive the Releasing Stockholder
Consideration                            38

2.	U.S. Holders that receive the Releasing Stockholder
Consideration                            39

C.	Non-U.S. Holders of Old Perfumania Common Stock 39

1.	Non-U.S. Holders that do not receive the Releasing
Stockholder Consideration                        39

2.	Non-U.S. Holders that receive the Releasing Stockholder
Consideration                            40

D.	Back-up Withholding and Information Reporting 41

E.	Importance of Obtaining Professional Tax Advice 41
ARTICLE X. ALTERNATIVES TO CONFIRMATION AND CONSUMMATION
OF THE PLAN                                    41

A.	Continuation of the Bankruptcy Cases 41

B.	Alternative Plans of Reorganization 42

C.	Liquidation Under Chapter 7 or Chapter 11 42
ARTICLE XI. RECOMMENDATION                            43

EXHIBITS

Exhibit A	Prepackaged Joint Chapter 11 Plan of Reorganization Proposed by Model Reorg Acquisition, LLC Perfumania Holdings, Inc. and their Affiliated Debtors and Debtors in Possession
Exhibit B	Financial Projections
Exhibit C	Valuation Analysis
Exhibit D	Liquidation Analysis
Exhibit E	Corporate Structure Chart

ARTICLE I. INTRODUCTION

On August 26, 2017 the Debtors filed voluntary petitions for relief under the Bankruptcy
Code and commenced the Chapter 11 Cases. The Debtors' cases are pending in the Bankruptcy Court and a motion seeking joint administration is currently pending before the Bankruptcy Court under Case No. 17-11794. No trustee has been appointed in the Chapter 11 Cases.

This Disclosure statement sets forth certain information regarding the Debtors' prepetition operations and financial history, their reasons for seeking protection under chapter 11, the evaluation process undertaken by a committee of independent members of the Board of Directors of Perfumania (the "Independent Committee") and significant events that have occurred during the Chapter 11 Cases. This Disclosure Statement also describes certain terms and provisions of the Plan, certain effects of confirmation of the Plan, certain risk factors associated with the Plan and the manner in which distributions will be made under the Plan. All capitalized terms used and not otherwise defined in this Disclosure Statement shall have the meanings ascribed to such terms in the Plan.

The Debtors' proposal for the reorganization of their business is set forth in the Plan. This Disclosure Statement contains, among other things, descriptions and summaries of provisions of the Debtors' proposed Plan, as filed on the date hereof with the Bankruptcy Court.

FOR A DESCRIPTION OF THE PLAN AND THE VARIOUS RISKS AND OTHER FACTORS PERTAINING TO THE PLAN AS IT RELATES TO HOLDERS OF CLAIMS AND INTERESTS, PLEASE SEE ARTICLES II AND VIII HEREIN.

THIS DISCLOSURE STATEMENT CONTAINS SUMMARIES OF CERTAIN PROVISIONS OF THE PLAN, CERTAIN STATUTORY PROVISIONS, CERTAIN DOCUMENTS RELATED TO THE PLAN, CERTAIN EVENTS IN THE CHAPTER 11 CASE, AND CERTAIN FINANCIAL INFORMATION. TO THE EXTENT ANY PORTION OF THIS DISCLOSURE STATEMENT CONFLICTS WITH THE PLAN, THE PLAN SHALL GOVERN. ALTHOUGH THE DEBTORS BELIEVE THAT THE SUMMARIES CONTAINED HEREIN ARE FAIR AND ACCURATE, SUCH SUMMARIES ARE QUALIFIED TO THE EXTENT THAT THEY DO NOT SET FORTH THE ENTIRE TEXT OF THE DOCUMENTS OR STATUTORY PROVISIONS THEY ARE SUMMARIZING. THE DEBTORS' MANAGEMENT HAS PROVIDED FACTUAL INFORMATION CONTAINED IN THIS DISCLOSURE STATEMENT, EXCEPT WHERE OTHERWISE SPECIFICALLY NOTED. THE DEBTORS DO NOT WARRANT OR REPRESENT THAT THE INFORMATION CONTAINED HEREIN, INCLUDING FINANCIAL INFORMATION, IS WITHOUT ANY MATERIAL INACCURACY OR OMISSION.

A. Rules of Interpretation

For purposes of the Plan, unless otherwise provided in the Plan: (a) whenever from the context it is appropriate, each term, whether stated in the singular or the plural, shall include both the singular and the plural; (b) each pronoun stated in the masculine, feminine, or neuter includes the masculine, feminine, and neuter; (c) any reference in the Plan to an existing document or schedule filed or to be filed means such document or schedule, as it may have been or may be amended, modified, or supplemented; (d) any reference to an entity as a Holder of a Claim or Interest includes that entity's successors and assigns; (e) all references in the Plan to Sections, Articles, and Exhibits are references to Sections, Articles, and Exhibits of or to the Plan; (f) the words "herein," "hereunder," and "hereto" refer to the Plan in its entirety rather than to a particular portion of the Plan; (g) captions and headings to Articles and Sections are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation of the Plan; (h) the rules of construction set forth in section 102 of the Bankruptcy Code shall apply; (i) to the extent the Disclosure Statement is inconsistent with the terms of the Plan, the Plan shall control; (j) to the extent the Plan is inconsistent with the Confirmation Order, the Confirmation Order shall control; (k) references to "shares," "shareholders," "directors," and/or "officers" shall also include "membership units," "members," "managers," or other functional equivalents, as applicable, as such terms are defined under the applicable state limited liability company or alternative comparable laws, as applicable; and (l) any immaterial effectuating provision may be interpreted by the Reorganized Debtors in a manner that is consistent with the overall purpose and intent of the Plan without further Final Order of the Bankruptcy Court.

ARTICLE II.

OVERVIEW OF THE PLAN

A.	Summary of the Plan

The Plan provides for the following key economic terms and mechanics:3

•
All creditors of the Debtors will be unimpaired and have their claims either reinstated or paid in full in cash. In addition, the Debtors Intercompany Interests will be reinstated to preserve the Company's existing corporate structure.

•
Except to the extent specifically rejected or modified under the Plan, all executory contracts will be assumed, all employee benefits, customer concessions, insurance policies and other ongoing obligations of the Company will be honored after the Effective Date.

•
Interests in Perfumania will be cancelled pursuant to the Plan and Holders of Interests in Perfumania shall receive no property under the Plan on account of such Interests. Holders of Interests in Perfumania (other than NewHoldCo), however, will have the opportunity to receive $2.00 in cash per share consideration (the "Releasing Stockholder Consideration") by electing to provide the Stockholder Release set forth in Article 9.5 of the Plan, pursuant to the instructions provided in the Stockholder Release Opt-In Form and in this Disclosure Statement. The Releasing Stockholder Consideration will be funded by NewHoldCo, which will provide a new equity infusion to Perfumania in Cash in the amount of $14,263,460. In exchange for the NewHoldCo Equity Investment, NewHoldCo will receive 100% of the New Perfumania Common Stock issued under the Plan.

•
The Debtors have obtained, subject to Bankruptcy Court approval, a $83,750,000 asset-based revolving credit facility (the "DIP Facility"). Proceeds of the DIP Facility will be used to repay the Company's prepetition revolving senior credit facility (the "Senior Credit Facility") and to pay vendors, employees, and other administrative expenses during these Chapter 11 Cases.

____________________________________

[3]	Any summaries or descriptions of the Plan are qualified in their entirety by reference to the provisions of the Plan. See Exhibit A hereto.

2

•
On the Effective Date, the Reorganized Debtors, as borrowers, will enter into an asset-based revolving credit facility in the principal amount of up to $100 million (the "Exit Facility"). The proceeds of the Exit Facility will fund (i) the repayment of the DIP Facility Claims, (ii) distributions under the Plan, and (iii) be used for general working capital purposes.

B.	Treatment of Claims and Interests Under the Plan

The table below summarizes the classification, treatment, and estimated percentage recoveries of the Claims and Interests under the Plan. Estimated percentage recoveries have been calculated based upon a number of assumptions. The summaries provided below are qualified in their entirety by reference to the provisions of the Plan.

Class Description	Status	Proposed Treatment
Unclassified Claims
Administrative Claims	Unimpaired
On or as soon as reasonably practicable after the Effective Date, each Holder of an Allowed Administrative Claim (other than a DIP Facility Claim or a Professional Claim) will (i) be Reinstated, (ii) receive, in full satisfaction, settlement, discharge and release of, and in exchange for, such Claim either (a) payment in full in Cash for the unpaid portion of such Allowed Administrative Claim or (b) such other less favorable treatment as agreed to in writing by the Debtors or Reorganized Debtors, as applicable, and such Holder, or (iii) will otherwise be left Unimpaired; provided, however, that Administrative Claims incurred by the Debtors in the ordinary course of business may be paid in the ordinary course of business in the discretion of the Debtors or Reorganized Debtors in accordance with such applicable terms and conditions relating thereto without further notice to or order of the Bankruptcy Court. All statutory fees payable under 28 U.S.C. §1930(a) shall be paid as such fees become due. Any taxes that arose postpetition shall be paid in the ordinary course of business and the taxing authorities that hold Claims on account of such postpetition taxes shall not be required to file a proof of claims for an Administrative Claim in the Chapter 11 Cases.

3

Priority Tax Claims	Unimpaired
On the Effective Date, or as soon a reasonably practicable thereafter, except to the extent that a Holder of an Allowed Priority Tax Claim agrees to a less favorable treatment, in full and final satisfaction, settlement, release, and discharge of and in exchange for, such Claims, each Holder of an Allowed Priority Tax Claim shall receive one of the following treatments on account of such Claim: (a) Cash in an amount equal to the amount of such Allowed Priority Tax Claim, (b) Cash in an amount agreed to by the Debtors (or the Reorganized Debtors) and such Holder, provided, however, that such parties may further agree for the payment of such Allowed Priority Tax Claim to occur at a later date, or (c) at the sole option of the Debtors, Cash in the aggregate amount of such Allowed Priority Tax Claim payable in installment payments over a period of not more than five (5) years after the Petition Date pursuant to section 1129(a)(9)(C) of the Bankruptcy Code. To the extent any Allowed Priority Tax Claim is not due and owing on the Effective Date, such Claim shall be paid in full in Cash in accordance with the terms of any agreement between the Debtors and the Holder of such Claim, or as may be due and payable under applicable non-bankruptcy law or in the ordinary course of business.

DIP Facility Claims	Unimpaired
Except to the extent that a Holder of a DIP Facility Claim agrees in writing to other or less favorable treatment, all DIP Facility Claims and all Liens securing such claims shall continue in full force and effect on and after the Effective Date, as amended and restated by, and in accordance with, the Exit Facility. Nothing in this Plan shall or shall be construed to release, discharge, relieve, limit or impair in any way the rights of any Holder of a DIP Facility Claim or any Lien securing any such claim that are amended and restated by the Exit Facility.

Classified Claims
Class 1: Other Priority Claims	Unimpaired
On the Effective Date, or as soon as reasonably practicable thereafter, unless the holder of an Other Priority Claim and the Debtors agree to different treatment, each holder of an Allowed Other Priority Claim shall have its Claim Reinstated.

4

Class 2: Other Secured Claims	Unimpaired
With respect to each Other Secured Claim that becomes due or payable prior to the Effective Date, on or as soon as reasonably practicable after the Effective Date, at the sole option of the Debtors or Reorganized Debtors, in full and final satisfaction, settlement, release, and discharge of and in exchange for, such Claims, each Holder of an Allowed Other Secured Claim (A) shall be paid in full in Cash, including postpetition interest, if any, required to be paid pursuant to section 506 of the Bankruptcy Code as the case may be; (B) shall have its Allowed Other Secured Claim Reinstated, and paid in full, including postpetition interest, if any, required to be paid pursuant to section 506 of the Bankruptcy Code as the case may be, on the later to occur of the Effective Date or when such Claim becomes due in the ordinary course of the Debtors' or Reorganized Debtors' business operations; (C) shall have its Claim otherwise rendered Unimpaired pursuant to section 1124 of the Bankruptcy Code; or (D) shall receive such other less favorable treatment as to which the Debtors or Reorganized Debtors and such Holder of such Allowed Other Secured Claim will have agreed upon in writing; provided that Other Secured Claims incurred by the Debtors in the ordinary course of business may be paid in the ordinary course of business in accordance with such applicable terms and conditions relating thereto in the discretion of the Debtors or Reorganized Debtors without further notice to or order of the Bankruptcy Court.

Class 3: QKD Note Claims	Unimpaired
On the Effective Date, or as soon a reasonably practicable thereafter, except to the extent that a Holder of an Allowed QKD Note Claim agrees to a less favorable treatment, each Holder of an Allowed QKD Note Claim shall have its Claim Reinstated.

Class 4: Nussdorf Trust Notes Claims	Unimpaired
On the Effective Date, or as soon a reasonably practicable thereafter, except to the extent that a Holder of an Allowed Nussdorf Trust Notes Claim agrees to a less favorable treatment, each Holder of an Allowed Nussdorf Trust Notes Claim shall have its Claim Reinstated.

Class 5: 2004 Note Claims	Unimpaired
On the Effective Date, or as soon a reasonably practicable thereafter, except to the extent that a Holder of an Allowed 2004 Note Claim agrees to a less favorable treatment, each Holder of an Allowed 2004 Note Claim shall have its Claim Reinstated.

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Class 6: General Unsecured Claims	Unimpaired
On or as soon as reasonably practicable after the Effective Date, at the sole option of the Debtors or Reorganized Debtors, in full and final satisfaction, settlement, release, and discharge of, and in exchange for each Allowed General Unsecured Claim, each Holder of an Allowed General Unsecured Claim shall (A) be paid in full in Cash; (B) have its Allowed General Unsecured Claim Reinstated, and paid in full, including postpetition interest (which shall not accrue at a default rate), if any, on the later to occur of the Effective Date or when such Claims become due in the ordinary course of the Debtors' or Reorganized Debtors' business operations; (C) have its Claim otherwise rendered Unimpaired pursuant to section 1124 of the Bankruptcy Code; or (D) receive such other less favorable treatment as to which the Debtors or Reorganized Debtors and the Holder of such Allowed Class 6 Claim will have agreed upon in writing.

Class 7: Intercompany Claims	Unimpaired
On the Effective Date, all Allowed Intercompany Claims held by the Debtors between and among the Debtors and/or any Affiliates of the Debtors shall, at the election of the Debtors or the Reorganized Debtors, as applicable, be either (i) Reinstated, or (ii) released, waived, and discharged.

Class 8: Intercompany Interests	Unimpaired	On the Effective Date, Allowed Intercompany Interests shall be Reinstated and rendered Unimpaired in accordance with section 1124 of the Bankruptcy Code.
Class 9: Interests in Perfumania	Impaired
On the Effective Date, all Interests in Perfumania shall be cancelled without further action by the Debtors or Reorganized Debtors and the obligations of the Debtors and Reorganized Debtors thereunder shall be discharged. Holders of Interests in Perfumania shall receive no property under the Plan on account of such Interests.

Class 10: Subordinated 510(b) Interests	Impaired
The holders of Subordinated 510(b) Interests shall not receive or retain any property under the Plan on account of such Subordinated 510(b) Interests and the obligations of the Debtors and Reorganized Debtors on account of Subordinated 510(b) Interests shall be discharged.

ARTICLE III.
NO VOTES BEING SOLICITED
Pursuant to section 1126(f) of the Bankruptcy Code, Holders of Claims against the Debtors are left Unimpaired under the Plan and therefore are conclusively presumed to have accepted the Plan. Each Class of Interests in the Debtors (other than Perfumania) is Unimpaired and deemed to accept the Plan, and each Class of Interests in Perfumania is Impaired and deemed to reject the Plan because such Interests are not receiving or retaining any property under the Plan on account of such Interests. Accordingly, no Holders of Claims against the Debtors or Holders of Interests in the Debtors are entitled to vote on the Plan.

Nonetheless, all parties are encouraged to carefully review the Plan attached as Exhibit A. All descriptions of the Plan set forth in this Disclosure Statement are subject to the terms and conditions of the Plan.

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ARTICLE IV.
STOCKHOLDER RELEASE OPT-IN

Holders of Interests in Perfumania (other than NewHoldCo) will have the opportunity to receive consideration in the amount of $2.00 per share (the "Releasing Stockholder Consideration") by electing to provide the Stockholder Release set forth in Article 9.5 of the Plan, which provides as follows:

As of the Effective Date, each of the Releasing Stockholders, in consideration for the Releasing Stockholder Consideration, and other contracts, instruments, releases, agreements or documents executed and delivered in connection with this Plan, shall be deemed to have conclusively, absolutely, unconditionally, irrevocably, and forever released, waived and discharged the Released Parties from any and all Claims, Interests, obligations, rights, suits, damages, Causes of Action, remedies, and liabilities whatsoever, including any derivative Claims, purportedly asserted or assertable on behalf of the Debtors, the Reorganized Debtors, their Estates, and their Affiliates, whether known or unknown, foreseen or unforeseen, liquidated or unliquidated, contingent or non-contingent, existing or hereinafter arising, in law, equity, or otherwise, whether for tort, fraud, contract, violations of federal or state securities laws or otherwise, that such Entity would have been legally entitled to assert (whether individually or collectively), based on or in any way relating to, or in any manner arising from, in whole or in part, the Debtors, the Debtors' restructuring, the Chapter 11 Cases, the DIP Facility, the purchase, sale, or rescission of the purchase or sale of any security of the Debtors or the Reorganized Debtors provided under any applicable law, rule, or regulation, the subject matter of, or the transactions or events giving rise to, any Claim or Interest that is treated in the Plan, the business or contractual agreements between any Debtor, Reorganized Debtor, Estate or Affiliate and any Released Party, the restructuring of Claims and Interests prior to or in the Chapter 11 Cases, the negotiation, formulation, or preparation of the DIP Credit Agreement, the Plan, the Disclosure Statement, the Plan Supplement, the Exit Facility Credit Agreement, any other Plan Transaction Document, or related agreements, instruments, or other documents, upon any other act or omission, transaction, agreement, event, or other occurrence taking place on or before the Effective Date of the Plan. Notwithstanding anything to the contrary in the foregoing, the release set forth above does not release any post-Effective Date obligations of any party under the Plan or any document, instrument, or agreement (including those set forth in the Plan Supplement) executed to implement the Plan or assumed by the Debtors.
Beneficial Owners Through a Nominee: In order to opt-in to the Stockholder Release and receive the Releasing Stockholder consideration, beneficial owners ("Beneficial Owners") of Interests in Perfumania (other than NewHoldCo) that hold such Interests through a broker, dealer, commercial bank, trust company or other nominee (each, a “Nominee”) must follow the instructions included on the Beneficial Owner Release Opt-In Form and arrange for its Nominee to (i) submit its underlying shares via The Depository Trust Company's Automated Tender Offer Program ("ATOP") on or before October 6, 2017 at 5:00 p.m. (the "Stockholder Release Opt-In Deadline"); and (ii) submit the Stockholder Opt-In Nominee Form to the Administrative Agent, which will permit the Administrative Agent to identify each Beneficial Owner providing the Stockholder Release.

Registered Owners: In order to opt-in to the Stockholder Release and receive the Releasing Stockholder consideration, on or before the Stockholder Release Opt-In Deadline, registered Holders of Interests in Perfumania that directly hold such Interests must follow the instructions included on the Registered Owner Release Opt-In Form and submit the Registered Owner Release Opt-In Form to the

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Administrative Agent at the address set forth on the Registered Owner Release Opt-In Form.

IF YOU WOULD LIKE TO RECEIVE THE RELEASING STOCKHOLDER CONSIDERATION ON THE EFFECTIVE DATE, OR AS SOON AS REASONABLY PRACTICABLE THEREAFTER, YOU MUST COMPLETE THE REQUIRED STEPS TO OPT-IN TO THE STOCKHOLDER RELEASE ON OR BEFORE THE STOCKHOLDER RELEASE OPT-IN DEADLINE:

•
IF YOU ARE A BENEFICIAL OWNER YOU MUST FOLLOW THE DIRECTIONS OF YOUR NOMINEE WITH RESPECT TO THE SUBMISSION OF ANY ELECTION TO OPT-IN TO THE RELEASES AND ARRANGE FOR YOUR NOMINEE TO SUBMIT YOUR SHARES THROUGH ATOP.

•	IF YOU ARE A REGISTERED OWNER, YOU MUST RETURN THE REGISTERED OWNER RELEASE OPT-IN FORM TO THE ADMINISTRATIVE AGENT BY FOLLOWING THE DIRECTIONS CONTAINED IN THE FORM.

AFTER A VALID RELEASE OPT-IN ELECTION HAS BEEN EFFECTED ON BEHALF OF A HOLDER OF INTERESTS IN PERFUMANIA, SUCH HOLDER'S INTERESTS IN PERFUMANIA WILL NO LONGER BE TRANSFERABLE.

IF YOU WISH TO OPT-IN TO THE STOCKHOLDER RELEASE AND RECEIVE THE RELEASING STOCKHOLDER CONSIDERATION AND ALL REQUIRED STEPS HAVE NOT BEEN TAKEN BY THE RELEASE OPT-IN DEADLINE, YOU WILL NOT RECEIVE THE RELEASING STOCKHOLDER CONSIDERATION ON, OR AS REASONABLY PRACTICABLE AFTER, THE EFFECTIVE DATE. AFTER THE EFFECTIVE DATE, THE DEBTORS WILL PROVIDE HOLDERS OF INTERESTS IN PERFUMANIA AN ADDITIONAL OPPORTUNITY TO OPT-IN TO THE STOCKHOLDER RELEASE AND RECEIVE THE RELEASING STOCKHOLDER CONSIDERATION FOR A LIMITED TIME. HOLDERS OF INTERESTS IN PERFUMANIA WILL BE PROVIDED WITH NOTICE OF SUCH OPPORTUNITY AND INSTRUCTIONS FOR PARTICIPATION AFTER THE EFFECTIVE DATE HAS OCCURRED.
If you have questions regarding the process for opting-in to the Stockholder Release in order to receive the Releasing Stockholder Consideration you should contact the Administrative Agent at (888) 457-6672 (domestic) or +1 (503) 597-7716 (international toll free).

ARTICLE V.
GENERAL INFORMATION

The Company's common stock is registered under the Securities and Exchange Act of 1934 (the "Exchange Act") and the Company files reports, proxy statements and other information with the Securities Exchange Commission (the "SEC") as required by the Exchange Act. In particular, the Company filed with the SEC an Annual Report on Form 10-K for its fiscal year ended January 28, 2017 with the SEC (the "Company 10-K") and a Quarterly Report on Form 10Q for the fiscal quarter ended April 29, 2017 (the "Company 10-Q"), each of which contains detailed information regarding the Company's business and financial condition and risks facing its ongoing business operations. The Company 10- K and Company 10-Q are incorporated herein by reference.

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Holders of Claims and Interests

A.	Overview of the Company's Business

The Company is an independent, national, vertically integrated wholesale distributor and specialty retailer of perfumes and fragrances. The Company conducts business in the United States, Puerto Rico, Brazil, and the US Virgin Islands and distributes its products in the wholesale market in several countries throughout the world through eight wholly-owned subsidiaries: Perfumania, Inc. ("Perfumania"), Magnifique Parfumes and Cosmetics, Inc. ("Magnifique") Quality King Fragrance, Inc. ("QFG"), Scents of Worth, Inc. ("SOW"), Perfumania.com, Inc. ("Perfumania.com"), Parlux Fragrances, LLC and Parlux Ltd. (collectively,"Parlux"), and Five Star Fragrance Company, Inc. ("Five Star").

The Company operates in two industry segments: wholesale distribution and specialty retail sales of designer fragrances and related products.

1.	Wholesale Distribution Business

The Company's wholesale business includes QFG, Parlux, and Five Star. QFG distributes designer fragrances to mass market retailers, drug, and other chain stores, retail wholesale clubs, traditional wholesalers, and other distributors throughout the United States. QFG buys designer fragrances principally from the brand owners and manufacturers, and sells principally to retailers like Burlington Coat Factory, CVS, Kohl's, Marshalls, Nordstrom Rack, Ross Stores, Sears, Target, Wal-Mart and Walgreens. QFG also distributes to Perfumania Inc. and Perfumania.com. Under the Company's accounting system, sales between affiliated entities are effectuated at cost, with no markup.

Parlux and Five Star are the Company's manufacturing divisions, and they own and license designer and other fragrance brands that are sold to regional and national department stores, including Belk, Bon Ton, Boscovs, Dillards, Lord & Taylor, Macy's and Stage Stores, international distributors, and on military bases throughout the United States. Parlux and Five Star also distribute through QFG, SOW's consignment business, and the Company's Retail Business (which is discussed below). All manufacturing operations are outsourced to third-party manufacturers. Parlux and Five Star are Non-Debtor Affiliates.

2.	Retail Business

The retail business ("Retail" or "Retail Business") is conducted through three entities: Magnifique, Perfumania, and Perfumania.com. Perfumania and Magnifique (together operating under the trade name "Perfumania") are a leading specialty retailer and distributor of a wide range of brand name and designer fragrances. As of the Petition Date, Perfumania and Magnifique operated a chain of 226 retail stores, specializing in the sale of fragrances and related products at discounted prices up to 75% below the manufacturers' suggested retail prices. Each retail store generally offers approximately 2,000 different fragrance items for women, men and children. These stores stock brand name and designer brands such as Azzaro®, Burberry®, Bvlgari®, Calvin Klein®, Carolina Herrera®, Christian Dior®, Dolce & Gabbana®, Donna Karan®, Estee Lauder®, Giorgio Armani®, Givenchy®, Gucci®, Guess®, Hugo Boss®, Issey Miyake®, Jimmy Choo®, Lacoste®, Mont Blanc®, Paco Rabanne®, Ralph Lauren/Polo®, Versace® and Yves Saint Laurent® as well as Parlux and Five Star brands. Perfumania also exclusively carries a private label line of bath and body products under the name Jerome Privee®. The retail business is principally operated through Magnifique, a subsidiary of Perfumania, and the stores operate under the trade name "Perfumania®." Perfumania's retail stores are located in regional malls, manufacturers' outlet malls, lifestyle centers and suburban strip shopping centers. All of Perfumania's retail stores are located in leased premises.

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Perfumania.com is an internet retailer that offers a selection of Perfumania stores' more popular products for sale online. The website enables Perfumania to reach a large group of customers from a central site and generates incremental sales and access to geographic markets where Perfumania does not have a physical store. The website is designed to complement the in- store experience and play a vital role in both Perfumania's omni-channel strategy and the customer experience, and provides for full omni-channel capabilities allowing customers to interact with Perfumania any way they want, including "ship-from-store," "order-in-store," "reserve-in-store" and "purchase-online pickup- in-store."

SOW operates the largest national designer fragrance consignment program, with contractual relationships to sell products on a consignment basis in approximately 1,100 stores, including more than 600 Kmart locations nationwide, as well as through customers such as Bealls, K&G, and Steinmart. SOW ships inventory to such retailers on consignment and retains title to the inventory. SOW determines the pricing and the products displayed in each of its retail consignment locations and pays a percentage of the sales proceeds to the retailer as a commission for its profit and overhead applicable to these sales. SOW purchases affiliated owned and license brand inventory and other manufacturers' inventory from QFG only. QFG sells to SOW at cost, with no markup.

B.	The Company's Corporate Structure

Perfumania Holdings, a publicly-held Florida corporation, is a holding company and the ultimate parent of each of the Debtors in these Chapter 11 Cases, including Debtor Model Reorg Acquisition, LLC, a Delaware limited liability company. Perfumania Holdings is also the ultimate parent of its wholly-owned, non-Debtor subsidiaries Parlux and Five Star. A corporate organization chart depicting the ownership structure of the Debtors and their Non-Debtor Affiliates is attached hereto as Exhibit E.

C.	The Company's Board of Directors

The following persons comprise the board of directors of Perfumania Holdings (the "Board of Directors"):

Name	Position
Stephen Nussdorf	Director, Chairman of the Board
Michael W. Katz	Director
Joshua Angel	Director
Joseph Bouhadana	Director
Paul Garfinkle	Director
Glenn H. Gopman	Director

D.	Executive Officers and Senior Management of the Debtors

The executive officers and senior management team of the Debtors (the "Management") is composed of highly capable professionals with substantial experience. The Debtors' executive officers and management team consists of the following individuals:

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Name	Position
Michael W. Katz	Chief Executive Officer and President
Michael P. Nofi	Chief Financial Officer
Neal Montany	Chief Operating Officer

E.	The Debtors' Workforce

As of the Petition Date, the Debtors employed approximately 1,437 employees (the "Employees") in their corporate offices, retail facilities, and other facilities. The Employees perform a wide array of tasks relating to the management and day-to-day operations of the Company, including the general administrative functions, wholesale sales and design operations, product supply and shipment operations, and retail sales of the Company's products.

F.	The Company's Prepetition Capital Structure

The Debtors' prepetition capital structure consisted of the following:

Debt
Senior Credit Facility	$18.8 million outstanding
Nussdorf Trust Notes	$85.4 million principal amount
QKD Note	$35 million principal amount
2004 Note	$5 million principal amount
Equity
Perfumania Common Stock	15,493,763 shares

Prior to the Petition Date, the Company had outstanding approximately $199 million of indebtedness for borrowed money including $54.8 million of accrued but unpaid interest, on a consolidated basis, consisting of $18.8 million of borrowings outstanding under the Senior Credit Facility and $125.4 million of unsecured subordinated promissory notes. The Debtors' prepetition capital structure, as of the Petition Date, was as follows:

1.	Perfumania Common Stock

As of the Petition Date, there were 15,493,763 shares of common stock in Perfumania Holdings, Inc. outstanding. Perfumania's common stock is traded on the Nasdaq Stock Market under the symbol PERF. Stephen L. Nussdorf, Glenn H. Nussdorf, Arlene Nussdorf, and Lillian Ruth Nussdorf (the "Nussdorf Family") owned an aggregate of 7,742,281 outstanding shares or approximately 49.8% of the total number of shares of the Company's outstanding common stock as of such date, and Rene Garcia and his Affiliates (the "Garcia Family") owned approximately 14.3% of the shares outstanding. Shortly before the Petition Date, the Nussdorf Family and an Affiliate of Rene Garcia transferred an aggregate of 8,362,032 shares and cash to NewHoldCo in exchange for all the Member Interests in NewHoldCo.

On the last trading date before the Petition Date according to published sources, Perfumania common stock closed on the NASDAQ at $1.33 per share and during the one year prior to the Petition Date had traded as high as $3.00 per share and as low as $0.95.

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2.	Senior Credit Facility

On January 7, 2011, the Company entered into a revolving senior credit facility (the "Senior Credit Facility") pursuant to a certain Credit Agreement (as amended, amended and restated, modified, supplemented, or restated and otherwise as in effect immediately prior to the Petition Date. the "Credit Agreement")4 among Perfumania Holdings and certain of its subsidiaries as Borrowers5 and certain affiliates as Guarantors;6 a syndicate of banks (the "Senior Credit Facility Lenders"); Wells Fargo Bank, National Association, as administrative agent, collateral agent and swing line lender ("Wells Fargo"), Regions Bank and RBS Business Capital, a division of RBS Asset Finance, Inc., as co-documentation agents ("RBS"), and Wells Fargo Capital Finance, LLC, as lead arranger and bookrunner.

The Senior Credit Facility is used for the Company's general corporate purposes and those of its subsidiaries, including working capital and capital expenditures. The maximum borrowing amount under the Senior Credit Facility is $175 million and the termination date is April 2019. Under this facility, which does not require amortization of principal, revolving loans may be drawn, repaid and re-borrowed up to the amount available under a borrowing base calculated with reference to specified percentages of the Company's eligible credit card and trade receivables and inventory, which availability may be reduced by the lender in its reasonable discretion. The Company must maintain availability under the facility of at least the greater of 10% of the aggregate amount that may be advanced against eligible credit card receivables, trade receivables and inventory or $10 million. As of August 22, 2017, the Company had approximately $88.4 million available to borrow under the Senior Credit Facility, which includes $25 million for letters of credit.

Interest under the Senior Credit Facility is at variable rates plus specified margins that are determined based upon the Company's excess availability from time to time. The Company is also required to pay monthly commitment fees based on the unused amount of the Senior Credit Facility and a monthly fee with respect to outstanding letters of credit.

All obligations of the Company related to the Senior Credit Facility are secured by first priority perfected security interests in all personal and real property owned by the Company, including without limitation 100% (or, in the case of excluded foreign subsidiaries, 66%) of the outstanding equity interests in the subsidiaries. The Company is subject to customary limitations on its ability to, among other things, pay dividends and make distributions, make investments and enter into joint ventures, and dispose of assets. The Company was in compliance with all financial and operating covenants through the Petition Date.

3.	Unsecured Note Obligations

The Company's principal unsecured debt obligations include the Nussdorf Trust Notes, QKD Note, and 2004 Note (referred to collectively as the "Family Debt"). The Family Debt is subordinated to the

______________________________________
4 The Credit Agreement was amended twice: Amendment No. 1 to the Credit Agreement and Consent dated as of December 23, 2011 and Amendment No. 2 to the Credit Agreement, dated as of April 25, 2014.
5 Perfumania Holdings, collectively with QFG, SOW, Five Star, Northern Group, Inc., Perfumania, Inc., Magnifique Parfumes and Cosmetics, Inc., Ten Kesef II, Inc., Perfumania Puerto Rico, Inc., Perfumania.com, Inc., Parlux, and Parlux Ltd. (the "Borrowers").
6 Aladdin Fragrances, Inc., collectively with Niche Marketing Group, Inc., and Model Reorg Acquisition, LLC (the "Guarantors").

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Senior Credit Facility. No principal may be paid on any of them until three months after the Senior Credit Facility terminates and is paid in full, and payment of interest is subject to satisfaction of certain conditions, including the Company's maintaining excess availability under the Senior Credit Facility of the greater of $17.5 million or 17.5% of the borrowing base certificate after giving effect to the payment, and a fixed charge coverage ratio, as defined in the credit agreement, of 1.1:1.0. An aggregate of approximately $54.8 million of interest has accrued but remains unpaid on the Family Debt. A description of the Family Debt follows.

(a)	Nussdorf Trust Notes

Promissory notes issued by Model Reorg Acquisition LLC in the aggregate principal amount of approximately $85.4 million held by six estate trusts established by Glenn, Stephen and Arlene Nussdorf (the "Nussdorf Trust Notes"). The Nussdorf Trust Notes were originally issued at the closing of the 2008 Merger in the principal amount of $55.4 million, but were replaced by amended and restated notes reflecting an additional $30 million loaned by the trusts on April 18, 2012, in order to help finance the Parlux Acquisition. The Nussdorf Trust Notes provide for payment of the principal in full on July 31, 2019 and payments of interest in quarterly installments commencing on July 31, 2012 at the then current senior debt rate plus 2% per annum. No principal or interest payments have ever been made on the Nussdorf Trust Notes.

(b)	QKD Note

In connection with the 2008 Merger, Model Reorg Acquisition LLC, issued an unsecured subordinated promissory note, dated as of August 11, 2008 in the principal amount of $35 million to Quality King (the "QKD Note"). The QKD Note provides for payment of principal in quarterly installments between July 31, 2019 and October 31, 2022, with a final installment on October 31, 2022 of the remaining balance, and payment of interest in quarterly installments commencing on January 31, 2011 at the then current senior debt rate, as defined in the Senior Credit Facility, plus 1% per annum. No principal or interest payments have ever been made on the QKD Note.

(c)	2004 Note

On December 9, 2004, Perfumania Inc. issued a subordinated convertible note to Glenn and Stephen Nussdorf in exchange for a $5 million subordinated secured demand loan made in March 2004 (the "2004 Note"). The Company used the loan proceeds for general corporate purposes. The 2004 Note provided for payment in January 2009 and is currently in default because of the restrictions on payment described below, resulting in an increase of 2% in the nominal interest rate, which is the prime rate plus 1%. No payments of principal or interest have been made since October 2008. No principal or interest payments have been made on the 2004 Note since October 2008.

(d)	Extension of Family Debt Maturities

Subject to the Plan being confirmed and the Exit Financing being extended, the holders of the Family Debt have agreed to waive all defaults and extend the maturities of the underlying notes until 90 days after the stated maturity date of the Exit Facility.

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4.	General Unsecured Debt

Prior to the Petition Date, the Debtors' books and records indicated that it had approximately 19.5 million in general unsecured debt owed to third parties.

G.	Events Leading to the Commencement of the Chapter 11 Cases

A number of factors contributed to the Debtors' need to commence these chapter 11 cases. In recent years, many retailers have filed for chapter 11 protection, including 14 retailers filing for chapter 11 through April 2017 alone7. Perfumania faces many of the same macro-economic challenges plaguing the retail industry as a whole, including increasing consumer emphasis on internet-based retail, declining mall traffic, decreasing sales, changing trends, and expensive leases. These factors strained the Debtors' business, ultimately necessitating these chapter 11 cases to effectuate a successful reorganization. During fiscal years 2016 and 2015, he Company recorded net losses of $23.6 million and $11.7 million respectively, and such losses continued into 2017.

1.	Prepetition Strategic Alternatives

Since 2015, the Company has implemented a number of strategic initiatives in response to various operational challenges. In addition to expanding its management team, the Company began reviewing and updating its sales strategy in order to improve operating results. The Debtors' overall profitability depends principally on the Company's ability to purchase a wide assortment of merchandise at favorable prices, attract customers and successfully conclude retail sales. The Company's sales strategy has historically relied heavily on retail stores in desirable locations like high traffic manufacturers' outlet malls, regional malls and, selectively, on a stand-alone basis in suburban shopping centers in metropolitan areas.

However, because consumer shopping patterns are rapidly shifting out of traditional retail to e-commerce, the Company focused on carefully managing and reducing Perfumania's physical retail store portfolio, limiting the number of new Perfumania store openings, maximizing sales and store productivity and controlling expenses at existing stores. Perfumania also accelerated the closure of under-performing stores and stores where the Company anticipated declining mall traffic. In fiscal years 2015 and 2016, Perfumania opened nine and four stores, respectively, excluding seasonal locations, and closed 16 stores and 30 stores, respectively, excluding seasonal locations. During the fiscal 2017 (through July 31, 2017) Perfumania closed an additional 59 stores. Notwithstanding the Company's efforts to stem losses by closing and/or renegotiating the terms of unprofitable leases, certain significant landlords refused to renegotiate terms that would permit the Company to continue to lease their properties unless the Company were in bankruptcy.

Finally, to offset the challenges at the Company's brick and mortar locations, the Company began actively implementing initiatives to gain added leverage from its e-commerce platform and to improve utilization of social networking, mobile, and digital applications to engage customers. Increasing sales volume through Perfumania's e-commerce platform is one of the Company's key growth initiatives and the Company plans to strategically allocate additional resources and focus on improving the overall online shopping experience.

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7 Jim Elder, S&P Global Market Intelligence, Risk Insight: 2017 Retail Bankruptcies Set Record Pace - Which Companies Are Most At Risk? (April 20, 2017), available at http://marketintelligence.spglobal.com/blog/risk- insight-2017-retail-bankruptcies-set-record-pace-which-companies-are-most-at-risk.

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2.	Background of the Plan

In December, 2016 the Board of Directors of Parent formed a committee of independent directors (the "Independent Committee") consisting initially of Messrs. Garfinkle, Bouhadana, Gopman and Angel (who shortly thereafter resigned because of conflicts with his travel schedule). The purpose of the Independent Committee was to direct and oversee the investigation, formulation and evaluation of proposals ("Proposals") to improve the financial condition of the Company with a view to maximizing the value of the Company. Because the Nussdorf Family controlled a majority of the Company's voting stock and was also the Company's largest creditor, the Board believed it desirable that this process be directed by outside directors independent of the Nussdorf Family and Management. It was recognized at the outset that such proposals would likely include an operational restructuring of the Retail Business and could include a chapter 11 case involving all or part of the Company, as well as a potential restructuring of some or all of the Company's senior and subordinated debt.

The Independent Committee was authorized to retain, at the Company's expense, and on such terms as the Committee determined were appropriate, independent financial advisors and legal counsel to assist in the formulation of Proposals. The Independent Committee retained the law firm of Carlton Fields as its independent counsel. The Independent Committee also interviewed several investment banking firms which it believed had experience and expertise relevant to the Company's circumstances and selected Imperial Capital LLC ("Imperial").

The Independent Committee directed Imperial to conduct a comprehensive review of the Company's operations and finances in order to obtain an independent valuation range of the Company's business with a view to maximizing the value available for each of the Company's constituencies. The Independent Committee met in person and by telephone with representatives of Imperial on numerous occasions between January and May 2017. While Imperial was preparing its evaluation, the Independent Committee was able to ask questions and suggest avenues for further investigation. One avenue that was discussed, but not ultimately pursued by the Independent Committee was the potential sale of the Company as a going concern. The Independent Committee believed that the Nussdorf Family had no interest in selling its controlling position in the Company. In addition, based on the Company's lack of profitability and its substantial debt burden, the Committee did not believe that there would be sufficient interest from third parties without a significant debt restructuring. Nonetheless, based on Imperial's familiarity with the market for similar companies, but without doing a market test, the Independent Committee asked Imperial to comment on the likelihood of a sale transaction. The Special Committee also considered and analyzed potential transactions which involved a restructuring of only the Retail Business while leaving the public structure of Perfumania intact, recognizing that the Nussdorf Family Debt was currently in payment default with respect to interest payments and that principal payments would become due in 2019.

On April 19, 2017 Imperial presented its preliminary findings to the Independent Committee. In response to questions from the Independent Committee, Imperial continued to update and refine its analysis which was embodied in a report to the Independent Committee (the "Imperial Report"). A description of the Imperial Report, methodology and conclusions is set forth in Exhibit C hereto and the entire report updated to reflect more current information about Model Reorg. is available at the Debtors Restructuring website http://dm.epeq11.com/perfumania. Imperial concluded that continuing in the Retail Business with its current configuration of stores would result in continuing losses. However, Imperial noted that if the number of stores were dramatically reduced through a combination of attrition and rejection in a bankruptcy, the financial impact of the Retail Business could be modestly accretive to the overall business, based on Management's projections, in three to five years. Imperial concluded that the enterprise value of the Retail Business, at the time of its report, was less than zero on a going concern basis.

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Model Reorg, by contrast, as of May 17, 2017, had enterprise value as a going concern in the range of $96 to $106 million. However, in addition to the secured claim of the Senior Lenders, Model Reorg was burdened by $120 million principal amount of debt owed to affiliates of the Nussdorf Family plus an additional approximately $48 million in accrued but unpaid interest resulting in an enterprise value as a going concern of less than zero. Management projections of Parlux showed negative cash flows over the next five years largely attributable to royalty fees and minimum advertising expenditures yielding a total enterprise value of less than zero. While Skadden and Imperial evaluated the possibility of capturing value by selling valuable licenses, it was determined that in almost every instance, any such transfer, even in a chapter 11 case, would require the consent of the licensor. Imperial noted that it was important that each of the analyses referenced above were conducted with an adjustment to intercompany sales to affiliated entities, which reflected each entity on a "stand-alone" basis. Intercompany transactions were revised to reflect "market" pricing for goods sold from one affiliated entity to another, instead of being transferred at cost, as the Company does in the normal course for record keeping.

On the basis of the foregoing, Imperial concluded that the Company's equity had no value either inside or outside of a chapter 11 case on a going concern basis. Nor, based on Imperial's expertise and familiarity with the market did it believe that any third party prospective buyer of all or part of the Company's business would be prepared to purchase the Company at a price that would produce value to stockholders even assuming that the Nussdorf Family could be induced to participate in such a sale.

Taking into account the valuation information provided by Imperial, and already familiar with the risks facing the Company described at length in the Company's 10-K, the Independent Committee worked with its legal and financial advisors, who in turn worked intensively with the Company's Management, to obtain necessary information and develop a Proposal for the financial and operational restructuring of the Company which fairly balanced the competing interests of the Company's public shareholders, the Nussdorf Family in its joint capacities as controlling shareholder and largest creditor, and other creditors. The Independent Committee was aware that there was no imminent liquidity crisis given the significant borrowing capacity that remained under the Company's Senior Credit Facility and also recognized that most unsecured trade creditors were being paid currently in the ordinary course. The issue facing the Company was that, absent a significant change, the Company would remain unprofitable, and continue to lose money which would render it unable to repay or refinance outstanding obligations without a foreseeable future benefit for shareholders.

The Independent Committee's effort culminated in a letter to Stephen L. Nussdorf on May 22, 2017 which proposed that the Nussdorf Family and co-investors of its choosing invest an amount sufficient to pay all other shareholders $2.00 in cash per share. As a result, the Nussdorf Family and its co-investors would own 100% of the restructured Company which would continue as a private Company not subject to ongoing SEC reporting and compliance costs. The Independent Committee's Proposal noted that the Independent Committee analyzed a number of alternatives for restructuring the Retail Business and, while observing that in its opinion substantial changes were required to that business, concluded that it would be appropriate for the Nussdorf Family to determine the scope of such changes if it were to make the $2.00 per share investment. In addition to the number of stores which would remain open and the terms of any leases which might be renegotiated, the Independent Committee anticipated that the Nussdorf Family would determine the rejection damages that would be paid to lessors of stores being rejected as well as payments to other unsecured creditors. The Proposal did not specify the form of transaction or transactions to implement the distribution of value to unaffiliated shareholders and restructuring the Company's debt, but mentioned that the Independent Committee had explored, with Skadden and Imperial, several forms of transaction that could be used and had authorized Skadden to discuss those alternatives.

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In light of Imperial's conclusion that the Company's common shares had no value on a going concern basis, $2.00 per share represented a significant premium above the market value of the Company's shares in May 2017, prior to the Independent Committee making its Proposal. At that time, Imperial and Skadden advised that, under such circumstances, any consideration made available to shareholders was in the nature of a "gift." Nonetheless the Independent Committee concluded that the $2.00 cash per share represented by the Releasing Shareholder Consideration was a fair and appropriate payment to public shareholders. It also concluded that the Proposal was fair to the Nussdorf Family for, among others, the following reasons:

1.    Efforts to stem the losses at the Retail Business through the renegotiation of unprofitable leases had proved to be futile. The determination whether or not to continue in that business, and if so what the appropriate configuration of stores should be was a subject of intense focus about which there was disagreement amongst members of Management, the Board and, the Nussdorf Family. Even with a significant contraction of stores, the retail business was not projected to become profitable for several years, if ever, on a stand-alone basis, and could require significant capital for store remodels and investments in an improved online presence. The Independent Committee believed that the risks of continuing in that business were better borne by the Nussdorf Family, which did wish to continue in the Retail Business, rather than by the public shareholders.

2.    One of the Company's assets is its net operating loss carry-forward of approximately $42 million, which would be significantly diminished either if there were a transfer of more than 50% of the Company's stock within a three year period or a debt for equity exchange completed either inside or outside of a bankruptcy that resulted in the recognition of cancellation of debt income. By virtue of its nearly 50% ownership of the Company's outstanding stock and the small co-investment of another long term stockholder, the Nussdorf Family would be in a unique position to be able to maintain a continuity of ownership which would preserve the full use of those NOLs s to reduce the future taxes the Company would have to pay if it generated taxable income during the next 12 years.

3.    Receiving the endorsement of the Independent Committee, which had conducted its review and generated its Proposal independently of the Nussdorf Family's influence and control, would, in the Independent Committee's view, substantially increase the likelihood of overall success for the restructuring transaction in terms of credibility with shareholders and the Bankruptcy Court as well as potentially reduce the costs associated with an equity committee.

4.    The ability to make future business decisions, invest new capital and take risks with respect to the conduct of the business including but not limited to satisfying the Nussdorf Family Debt without the overhang of fiduciary duty to minority shareholders is a benefit with significant potential value.

5.    Conditioning the payment of consideration to shareholders on their agreement to a voluntary release and receiving a release from the Company of its potential claims in exchange for the investment of new money presented the possibility of avoiding or at least reducing the costs and risks of future litigation for the Nussdorf Family as well as indemnification expenses on the part of the Company.

6.    A private company would avoid the direct costs (estimated at $1.5 million per year) and collateral burdens (e.g., disclosure burdens) associated with being a public company particularly at a time when the Company's access to the public equity markets as a source of capital was severely limited by its poor financial performance.

For his service on the Independent Committee, each member received $500 for each meeting attended of less than hour duration and $3,000 for each meeting attended longer than one hour plus

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reasonable travel and other out-of-pocket expenses in accordance with Company policies. Members did not receive compensation for time reviewing documents and other work between meetings.

Following receipt of the Proposal, the Nussdorf Family carefully evaluated whether it was willing to make the NewHoldCo Equity Investment. Among other things, the Nussdorf Family reevaluated the store closing program at the Retail Business, considered whether to seek to impair lessors and other trade creditors, and explored with Rene Garcia whether he would be willing to join in the NewHoldCo Equity Infusion which would be necessary to preserve the full value of the NOLs. On August 26, 2017, the Nussdorf Family and the Garcia Family agreed to go forward with the NewHoldCo Equity Investment conditioned upon confirmation of the Plan and the extension of credit under the Exit Facility.

After considering the Plan, the work of the Independent Committee, the Independent Committee's recommendation that the Board approve the Plan, the advice of the Company's professional legal and financial advisors including an updated view on valuation from Imperial, the fact that all creditors would be paid in full (subject, in the case of lessors to their receiving the rejection damages provided by the Bankruptcy Code), and the fact that stockholders who wished to opt-in to the Stockholder Release would receive the $2.00 per share Releasing Stockholder Consideration, on August 26, 2017 the Company's Board of Directors approved the Plan, which it believed to be in the best interests of the Company and all its stakeholders, and the filing of these chapter 11 petitions to implement the Plan.

ARTICLE VI.

THE CHAPTER 11 CASES

A.	Events During the Chapter 11 Cases

As a result of the commencement of the Chapter 11 Cases, all creditor actions and proceedings against the Debtors, and all acts to obtain property of the Debtors, has been stayed under section 362 of the Bankruptcy Code. The Debtors will continue to operate their businesses and manage their respective properties as debtors in possession pursuant to sections 1107(a) and 1108 of the Bankruptcy Code.

The Debtors do not expect the Chapter 11 Cases to be protracted. To expedite emergence from chapter 11, in addition to filing the Plan and this Disclosure Statement, the Debtors have filed motions seeking the relief outlined below, among other relief, from the Bankruptcy Court (the "First Day Motions"). Such relief will ensure a smooth transition of the Debtors operations into chapter 11 and facilitate the administration of the Chapter 11 Cases.

1.	Administrative Motions: Motion for Joint Administration and Application to Retain Claims and Noticing Agent

To facilitate a smooth and efficient administration of the Chapter 11 Cases and to reduce the administrative burden associated therewith, the Bankruptcy Court entered an order authorizing the Debtors to jointly administer the Chapter 11 Cases for procedural purposes only and to retain Epiq Bankruptcy Solutions, LLC ("Epiq") as the claims and noticing agent.

2.	Motion to Approve (i) Combined Disclosure Statement and Confirmation Hearing and (ii) Assumption of the NewHoldCo Investment Agreement

To expeditiously emerge from chapter 11, the Debtors sought to combine the hearing on this Disclosure Statement and the Plan for a date not more than 45 days following the Petition Date. On August

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29, 2017 the Bankruptcy Court entered an order scheduling a combined hearing on the Plan and Disclosure Statement. The combined hearing will be held on October 6, 2017 at 10:00 a.m. The Debtors are also seeking authorization to assume the NewHoldCo Investment Agreement, and that motion will also be heard on October 6, 2017 at 10:00 a.m.

3.	Motion to Continue Using Existing Cash Management System

The Debtors filed a motion seeking to continue to use their cash management systems and their respective bank accounts, business forms, and investment practices. The cash management motion further seeks a waiver of certain operating guidelines related to bank accounts and authorization to continue intercompany transactions. On August 29, 2017, the Bankruptcy Court entered an interim order granting the relief requested on an interim basis. The final hearing will be held on October 6, 2017.

4.	Motion to Pay Employee Wages and Benefits

The Debtors filed a motion requesting authorization to pay prepetition wages, compensation and employee benefits and continue certain employee benefit programs in the ordinary course. On August 29, 2017, the Bankruptcy Court entered an order granting the relief requested.

5.	Motion to Authorize Maintenance of Customer Programs

The Debtors filed a motion seeking authorization to honor all prepetition obligations to customers and to otherwise continue customer programs and practices (the "Customer Programs") in the ordinary course of business, thereby ensuring and maintaining customer satisfaction and loyalty without interruption during the course of the Chapter 11 Cases. On August 29, 2017, the Bankruptcy Court entered an order granting the relief requested.

6.	Motion to Pay Prepetition Claims in the Ordinary Course
The Debtors filed a motion seeking authority to pay allowed prepetition claims, which are all left unimpaired under the Plan, in the ordinary course of business. On August 29, 2017, the Bankruptcy Court entered an interim order granting the relief requested on an interim basis. The final hearing will be held on October 6, 2017.

7.	Motion to Pay Prepetition Sales, Use, and Franchise Taxes

The Debtors filed a motion requesting authority to pay prepetition sales, use, franchise, income, property, and other taxes and any tax-related fees, charges, and assessments accrued prepetition. On August 29, 2017, the Bankruptcy Court entered an order granting the relief requested.

8.	Motion Determining Adequate Assurance of Payment for Future Utility Services

The Debtors filed a motion seeking authority to establish procedures for determining adequate assurance of payment for future utility services in recognition of the impact even a brief disruption of utility services would have on the Debtors. On August 29, 2017, the Bankruptcy Court entered an interim order granting the relief requested on an interim basis. The final hearing will be held on October 6, 2017.

9.	Motion to Conduct Store Closing Sales and Related Relief

The Debtors filed a motion seeking authority to (i) assume the agency agreement, dated as of August 26, 2017 (the "Agency Agreement"), by and between Perfumania Holdings, Inc. and a

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contractual joint venture composed of Hilco Merchant Resources, LLC and Gordon Brothers Retail Partners, LLC (together, the "Agent"); (ii) to conduct the Store Closing Sales at the Stores in accordance with the Sale Guidelines; (iii) to pay customary retention bonuses to the store-level and certain field employees at the Stores; (iv) waiving compliance with Contractual Restrictions and Applicable Law Restrictions; (v) authorizing the Debtors to abandon unsold property consisting of certain FF&E located at the Closing Locations; and (vi) granting certain related relief. On August 29, 2017, the Bankruptcy Court entered an interim order granting the relief requested on an interim basis. The final hearing will be held on October 6, 2017.

10.	Schedules and Statements and Bankruptcy Rule 2015.3 Reports

The Debtors filed a motion requesting authority to extend the deadline for filing Schedules and Statements. In the event the Debtors confirm the Plan before the date approved by the Bankruptcy Court, the Debtors are seeking a permanent waiver of the requirement that the Schedules and Statements be filed. Additionally, the Debtors are seeking a waiver of the requirement under Bankruptcy Rule 2015.3 for the Debtors to file reports of financial information on entities in which the Debtors' estates hold a controlling or substantial interest. On August 29, 2017, the Bankruptcy Court entered an order granting the relief requested.

11.	Applications for Retention of Debtors' Professionals

The Debtors filed applications requesting the retention of certain Professionals to represent and assist the Debtors in connection with the Chapter 11 Cases. These Professionals include, among others: (a) Skadden as counsel for the Debtors; (b) Epiq as claims and noticing agent for the Debtors (the "Administrative Agent"); (c) Ankura as financial advisor for the Debtors; (d) Imperial as investment banker for the Debtors; and (e) A&G as real estate consultants for the Debtors.

B.	Postpetition Financing

1.	DIP Facility

The Debtors negotiated and entered into a Ratification and Amendment Agreement (the "DIP Amendment" and the Credit Agreement, as amended and ratified by the DIP Amendment, the "DIP Credit Agreement") with Perfumania Holdings, Inc., the other Debtors and certain non- Debtor Affiliates as borrowers and/or guarantors party thereto, the Lenders (as defined therein) party thereto and Wells Fargo Bank, National Association, as administrative agent and collateral agent for the Lenders under the Credit Agreement. The DIP Credit Agreement provides for, among other things, (i) a senior secured debtor-in-possession asset-based revolving facility in an aggregate principal amount of $83,750,000 (the "DIP Facility") to refinance the Senior Credit Facility and (ii) certain other amendments to the Credit Agreement. On August 26, 2017, the Debtors filed a motion seeking authority to obtain the DIP Facility on the terms set forth in the DIP Credit Agreement. On August 29, 2017, the Bankruptcy Court entered an interim order authorizing the DIP Facility on an interim basis. The final hearing will be held on October 6, 2017.

Subject to certain limitations, the DIP Facility will provide financing up to the lesser of
(x) $83,750,000 or (y) a borrowing base calculated with reference to specified percentages of the eligible credit card and trade receivables and inventory of the Borrowers and Guarantors, which availability may be reduced by the lender in its reasonable discretion. Under the DIP Facility, which does not require amortization of principal, revolving loans may be drawn, repaid and re- borrowed up to such maximum borrowing amount. The DIP Facility also allows the Debtors to draw upon letters of credit with Wells Fargo

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up to $10,000,000 (so long as outstanding loans and letters of credit do not at any time exceed such maximum borrowing amount). In accordance with the terms of the DIP Credit Agreement, proceeds of the DIP Facility will be used to refinance the Senior Credit Facility, fund general working capital needs and/or pay fees, expenses, and costs incurred in connection with the DIP Amendment and the Chapter 11 Cases. Capitalized terms used herein but not defined herein shall have the meanings assigned in the DIP Amendment or DIP Credit Agreement.

The DIP Facility matures on December 31, 2017 or, if prior thereto, the earliest of, among other things, the effective date of a plan of reorganization, consummation of a sale of all or substantially all the assets of the Borrowers and Guarantors, conversion of a Chapter 11 Case of any Debtor to a Chapter 7 case or forty five days after entry of the Interim Financing Order if the Permanent Financing Order has not been entered. Interest on outstanding loans under the DIP Facility is equal to a base rate plus a margin of 3.25%. The Borrowers are also required to pay monthly commitment fees based on the unused amount of the DIP Facility and a monthly fee with respect to outstanding letters of credit equal to 4.50%.

All obligations of each Debtor under the DIP Credit Agreement and related loan documents are secured by, subject to entry of the Financing Order and liens or encumbrances expressly permitted by the DIP Credit Agreement and any other liens or encumbrances expressly permitted by the Financing Order, first priority perfected security interests in all personal and real property (subject to customary exclusions) of such Debtor, including without limitation 100% (or, in the case of excluded foreign subsidiaries, 66%) of the outstanding equity interests in its directly owned subsidiaries (subject to customary exclusions). The Debtors are subject to customary limitations on its ability to, among other things, incur debt, pay dividends and make distributions, undergo fundamental changes, make investments and enter into joint ventures, dispose of assets and prepay debt or repay subordinated debt. There are no financial covenants in the DIP Credit Agreement.

The DIP Credit Agreement requires the Debtors to effect going-out-of-business sales ("GOB Sales") with respect to certain stores and requires that the Debtors hire a third party liquidator to manage and assist with such GOB Sales. The DIP Credit Agreement also requires that the Debtors achieve specified milestones with respect to such GOB Sales and the Chapter 11 Cases, including (among others): on the Petition Date filing a motion to conduct going out of business sales and retention of a third-party liquidator and conducting the GOB Sales with respect to specified stores; within five days thereof, filing this Disclosure Statement and Plan; within 30 days thereof, conducting GOB Sales for specified stores; within 60 days hereof thereof, obtaining approval of the same; within 90 days thereof, occurrence of effectiveness of the Plan of Reorganization.

The DIP Credit Agreement provides, in addition to the existing Events of Default in the Credit Agreement, for certain additional Events of Default in connection with the Chapter 11 Cases. Upon the occurrence and continuation of an Event of Default, the Agent may, among other things, terminate the DIP Facility.

2.	Exit Facility

On the Effective Date, the Company will enter into a senior secured asset-based revolving credit facility in an aggregate principal amount of up to $100 million (the "Exit Facility") pursuant to a certain Credit Agreement (as amended, amended and restated, modified, supplemented, or restated and in effect from time to time, the "Exit Credit Agreement") among the Reorganized Debtors and certain other subsidiaries and affiliates thereof, as loan parties thereto, the Lenders (as defined therein) party thereto, Wells Fargo Bank, N.A., as agent, and other parties thereto.

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The maximum borrowing amount under the Exit Facility is the lesser of $100 million and a borrowing base calculated with reference to specified percentages of the Company's eligible credit card, trade receivables and inventory, which availability may be reduced by certain reserves. The Exit Facility matures in five years from the date of the Exit Credit Agreement. Under the Exit Facility, which does not require amortization of principal, revolving loans may be drawn, repaid and re-borrowed up to such maximum borrowing amount. The Company must maintain availability under the facility of at least the greater of 10% of the aggregate amount that may be advanced against the borrowing base or $8 million.

Interest under the Exit Facility is, at the Company’s option, at LIBOR or a base rate plus specified margins that are determined based upon excess availability from time to time. The Company is also required to pay monthly commitment fees based on the unused amount of the Exit Facility and a monthly fee with respect to outstanding letters of credit.

All obligations of the Company related to the Exit Facility are secured by first priority perfected security interests in all personal and real property (subject to customary exclusions) owned by the Company, including without limitation 100% (or, in the case of excluded foreign subsidiaries, 66%) of the outstanding equity interests in its directly owned subsidiaries (subject to customary exclusions). The Company is subject to customary limitations on its ability to, among other things, incur debt, pay dividends and make distributions, undergo fundamental changes, make investments and enter into joint ventures, dispose of assets and prepay debt.

C.	Rejection of Certain Unexpired Leases

As of the Petition Date, the Debtors operated 227 "full service" retail locations in leased premises in regional malls, manufacturers' outlet malls, lifestyle centers, and suburban strip shopping centers. Before the Petition Date, the Debtors' management, in consultation with their advisors, determined that many of these lease obligations were uneconomic and sound business justifications existed for eliminating such costs.

Accordingly, on August 26, 2017, the Debtors filed their first Rejection Motion which seeks authority to reject 161 Unexpired Leases and abandonment of personal property (the "First Omnibus Rejection Motion"). The First Omnibus Rejection Motion includes a schedule listing the Unexpired Leases the Debtors are seeking to reject (the "Schedule of Rejected Executory Contracts and Unexpired Leases"). For each rejected Unexpired Lease, this schedules sets forth the amount of any Claim on account of such rejection (the "Rejection Damages Claims") and the effective date of such rejection.

If a counterparty to an Executory Contract or Unexpired Lease does not dispute the scheduled amount of its Rejection Damages Claim, such party is not required to file a proof of Claim, and will be deemed to have an Allowed Rejection Damages Claim in the amount set forth on the Schedule of Rejected Executory Contracts and Unexpired Leases at the expiration of the Rejection Bar Date (as defined in Article 7.2(c) of the Plan). Any counterparty that disputes the scheduled amount of its Rejection Damages Claim is required to file a proof of claim pursuant to the procedures set forth in Article VII of the Plan.

The Debtors continue to evaluate their Executory Contracts and Unexpired Leases, including the potential assumption, rejection, or amendment and assumption thereof. In addition to being filed with any Rejection Motion, the Schedule of Rejected Executory Contracts and Unexpired Leases will also be filed with the Plan Supplement, including any amendments or modifications thereto.

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D.	Timetable for Chapter 11 Cases

Assuming that the Bankruptcy Court approves the Disclosure Statement and confirms the Plan on the schedule requested, the Debtors will emerge from chapter 11 within approximately
45 days of the Petition Date. There can be no assurance, however, that the Bankruptcy Court's orders will permit the Chapter 11 Cases to proceed as expeditiously as anticipated.

E.	Overview of Chapter 11

Chapter 11 is the principal business reorganization chapter of the Bankruptcy Code. Under chapter 11, a debtor can reorganize its business for the benefit of itself, its creditors, and interest holders. Chapter 11 also strives to promote equality of treatment for similarly situated creditors and similarly situated interest holders with respect to the distribution of a debtor's assets.

The commencement of a chapter 11 case creates an estate that is comprised of all of the legal and equitable interests of a debtor as of the filing date. The Bankruptcy Code provides that the debtor may continue to operate its business and remain in possession of its property as a "debtor-in-possession."

The consummation of a plan of reorganization is the principal objective of a chapter 11 case. A plan of reorganization sets forth the means for satisfying claims and interests. Confirmation of a plan of reorganization makes the plan binding upon the debtor, any issuer of securities under the plan, any person or entity acquiring property under the plan, and any creditor of or equity holder in the debtor, whether or not such creditor or equity holder is impaired under or has accepted the plan, or receives or retains any property under the plan. Subject to certain limited exceptions, and except as otherwise provided in the plan or the confirmation order itself, a confirmation order discharges the debtor from any debt that arose prior to the date of confirmation of the plan and substitutes for those debts the obligations specified under the confirmed plan, and terminate all rights and interests of equity security holders.

A chapter 11 plan may specify that the legal, contractual, and equitable rights of the holders of claims or interests in certain classes are to remain unaltered by the reorganization effectuated by the plan. Such classes are referred to as "Unimpaired" and, because of such favorable treatment, are presumed to accept the plan. Accordingly, a debtor need not solicit votes from the Holders of claims or equity interests in such unimpaired classes. A chapter 11 plan also may specify that certain classes will not receive any distribution of property or retain any claim against a debtor. Such classes are deemed to reject the plan and, therefore, need not be solicited to vote to accept or reject the plan. Any classes that are receiving a distribution of property under the plan but are not Unimpaired will be solicited to vote to accept or reject the plan.

Under the Plan, all Classes of Claims are unimpaired and therefore are deemed to accept the Plan. In addition, all Classes of Interests are either unimpaired and deemed to accept the Plan or impaired and deemed to reject the Plan. Accordingly, the Debtors are not soliciting votes to accept or reject the Plan.

Section 1123 of the Bankruptcy Code provides that a plan of reorganization must classify the claims and interests of a debtor's creditors and equity holders. As described herein, the Plan divides Claims and Interests into Classes and sets forth the treatment for each Class (other than Administrative Claims and Priority Tax Claims which, pursuant to section 1123(a)(1), need not and have not been classified). The Debtors believe that the Plan has classified all Claims and Interests in compliance with the provisions of section 1122 of the Bankruptcy Code, which requires that Classes contain Claims and Interests that are substantially similar to the other Claims and Interests in such Class if Chapter 11 Cases were to be commenced.

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The Debtors also believe that the consideration, if any, to be provided under the Plan to holders of Claims and Interests reflects an appropriate resolution of their Claims and Interests, and takes into account the differing nature and priority (including applicable contractual subordination) of such Claims and Interests. The Bankruptcy Court is required to find, however, that a number of statutory tests are met before it can confirm the Plan. Many of these tests are designed to protect the interests of holders of Claims or Interests, whose Claims or Interests are Impaired under a plan, who would not be entitled to vote on the Plan, or would not vote to accept the Plan, but who would be bound by the provisions of the Plan if it were confirmed by the Bankruptcy Court. The "cramdown" provisions of section 1129(b) of the Bankruptcy Code, for example, permit confirmation of the Plan in certain circumstances even if the Plan has not been accepted by all Impaired Classes of Claims and Interests. Although we believe that the Plan could be confirmed under section 1129(b), there can be no assurance that the requirements of such section would be satisfied.

F.	The Combined Hearing

The Debtors have requested that the Bankruptcy Court schedule a hearing to consider both the confirmation of the Plan and approval of this Disclosure Statement (the "Combined Hearing"). At the Combined Hearing, the Bankruptcy Court will consider whether the Plan satisfies the various requirements of the Bankruptcy Code, including whether the Plan is feasible and whether the Plan is in the best interests of the holders of Claims against and Interests in the Debtors. Section 1128(b) of the Bankruptcy Code provides that any party in interest may object to confirmation of the Plan. Any objection to confirmation of the Plan would have to be made in writing and filed with the Bankruptcy Court and served on all required parties by the objection deadlines set by the Bankruptcy Court. Unless an objection to confirmation is timely served and filed, it may not be considered by the Bankruptcy Court.

At the Combined Hearing, the Bankruptcy Court can confirm the Plan only if all of the requirements of section 1129 of the Bankruptcy Code are met. Among the requirements for confirmation of a plan of reorganization are that the plan is (i) accepted by all impaired classes of claims and equity interests or, if rejected by an impaired class, that the plan "does not discriminate unfairly" and is "fair and equitable" as to such class, (ii) feasible, and (iii) in the "best interests" of creditors and interest holders that are impaired under the plan of reorganization.

G.	Confirmation Without Acceptance of All Impaired Classes: The "Cramdown" Alternative

Under the Plan, Classes 9 and 10 are deemed to have rejected the Plan. In view of the deemed rejection by such Interest holders, the Debtors will seek confirmation of the Plan pursuant to the "cramdown" provisions of the Bankruptcy Code. Specifically, Section 1129(b) of the Bankruptcy Code provides that a plan can be confirmed even if the plan is not accepted by all impaired classes, if the plan "does not discriminate unfairly" and is "fair and equitable" as to each impaired class that has not accepted the plan of reorganization.
A plan does not discriminate unfairly within the meaning of the Bankruptcy Code if a dissenting class is treated equally with respect to other classes of equal rank. A plan is fair and equitable as to a class of equity interests that rejects a plan if the plan provides (a) that each holder of an interest included in the rejecting class receive or retain on account of that interest property that has a value, as of the effective date of the plan, equal to the greatest of the allowed amount of any fixed liquidation preference to which such holder is entitled, any fixed redemption price to which such holder is entitled, or the value of such interest; or (b) that the holder of any interest that is junior to the interests of such class will not receive or retain any property at all on account of such junior interest under the plan.

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The Debtors believe the Plan "does not discriminate unfairly" and is "fair and equitable" as to Classes 9 and 10 because there is no class of equal priority receiving more favorable treatment and no Class junior that will receive or retain any property on account of such interest under the Plan.

THE STATEMENTS CONTAINED IN THE DISCLOSURE STATEMENT INCLUDE SUMMARIES OF THE PROVISIONS CONTAINED IN THE PLAN AND IN THE DOCUMENTS REFERRED TO IN THE PLAN. THE STATEMENTS CONTAINED IN THE DISCLOSURE STATEMENT DO NOT PURPORT TO BE PRECISE OR COMPLETE STATEMENTS OF ALL THE TERMS AND PROVISIONS OF THE PLAN OR DOCUMENTS REFERRED TO IN THE PLAN, AND REFERENCE IS MADE TO THE PLAN AND TO SUCH DOCUMENTS FOR THE FULL AND COMPLETE STATEMENT OF SUCH TERMS AND PROVISIONS OF THE PLAN OR DOCUMENTS REFERRED TO IN THE PLAN.

THE PLAN ITSELF AND THE DOCUMENTS IN THE PLAN CONTROL THE ACTUAL TREATMENT OF CLAIMS AND INTERESTS UNDER THE PLAN AND WILL, UPON THE OCCURRENCE OF THE EFFECTIVE DATE, BE BINDING UPON, AMONG OTHER ENTITIES, ALL HOLDERS OF CLAIMS AND INTERESTS, THE REORGANIZED DEBTORS, ALL ENTITIES RECEIVING PROPERTY UNDER THE PLAN, AND OTHER PARTIES IN INTEREST. IN THE EVENT OF ANY CONFLICT BETWEEN THE DISCLOSURE STATEMENT AND THE PLAN OR ANY OTHER OPERATIVE DOCUMENT, THE TERMS OF THE PLAN AND SUCH OTHER OPERATIVE DOCUMENT SHALL CONTROL.

ARTICLE VII.

STATUTORY REQUIREMENTS FOR CONFIRMATION OF THE PLAN

The following is a brief summary of the Confirmation process. Holders of Claims and Interests are encouraged to review the relevant provisions of the Bankruptcy Code and to consult with their own advisors.

A.	The Confirmation Hearing

Section 1128(a) of the Bankruptcy Code provides that the Bankruptcy Court, after notice, may conduct the Confirmation Hearing to consider Confirmation of the Plan. Section 1128(b) of the Bankruptcy Code provides that any party in interest may object to Confirmation of the Plan.

B.	Confirmation Standards

Among the requirements for the Confirmation of the Plan are that the Plan is accepted by all Impaired Classes of Claims and Interests, or if rejected by an Impaired Class, that the Plan "does not discriminate unfairly" and is "fair and equitable" as to such Class, is feasible, and is in the "best interests" of Holders of Claims and Interests that are Impaired under the Plan. The following requirements must be satisfied pursuant to section 1129(a) of the Bankruptcy Code before the Bankruptcy Court may confirm a plan of reorganization. The Plan complies with the statutory requirements for Confirmation of the Plan, which are listed below.8

_________________________________

[8]	The requirements for confirmation of a plan of reorganization are set forth in section 1129(a) of the Bankruptcy Code.

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1.	The proponents of the Plan have complied with the applicable provisions of the Bankruptcy Code.

2.	The Plan has been proposed in good faith and not by any means forbidden by law.

3.
Any payment made or to be made by the proponent, by a Debtors, or by a person issuing securities or acquiring property under a Plan, for services or for costs and expenses in or in connection with the Chapter 11 Cases, in connection with the Plan and incident to the Chapter 11 Cases, has been approved by, or is subject to the approval of, the Bankruptcy Court as reasonable.

4.
The proponent of the Plan has disclosed the identity and affiliations of any individual proposed to serve, after Confirmation of the Plan, as a director, officer, or voting trustee of the Debtors, an Affiliate of the Debtors participating in a joint Plan with a Debtor or a successor to a Debtor under the Plan, and the appointment to, or continuance in, such office of such individual is consistent with the interests of creditors and Holders of Interests and with public policies.

5.	The proponent of the Plan has disclosed the identity of any Insider that will be employed or retained by the Reorganized Debtors and the nature of any compensation for such Insider.

6.
With respect to each Holder within an Impaired Class of Claims or Interests, each such Holder (a) has accepted the Plan, or (b) will receive or retain under the Plan on account of such Claim or Interest property of a value, as of the Effective Date of the Plan, that is not less than the amount that such Holder would so receive or retain if the Debtors were liquidated under chapter 7 of the Bankruptcy Code on such date.

7.	With respect to each Class of Claims or Interests, such Class (a) has accepted the Plan, or (b) is Unimpaired under the Plan (subject to the "cram-down" provisions discussed herein in Article 5.2.

8.	Except to the extent that the Holder of a particular Claim has agreed to a different treatment of such Claim, the Plan provides that:

•
with respect to a Claim of a kind specified in sections 507(a)(2) or 507(a)(3) of the Bankruptcy Code, on the Effective Date of the Plan, the Holder of the Claim will receive on account of such Claim Cash equal to the Allowed amount of such Claim, unless otherwise agreed;

•
with respect to a Class of Claims of the kind specified in sections 507(a)(1), 507(a)(4), 507(a)(5), 507(a)(6), or 507(a)(7) of the Bankruptcy Code, each Holder of a Claim of such Class will receive (a) if such Class has accepted the Plan, deferred Cash payments of a value, on the Effective Date of the Plan, equal to the Allowed amount of such Claim; or (b) if such Class has not accepted the Plan, Cash on the Effective Date of the Plan equal to the Allowed amount of such Claim; and

•
with respect to a priority tax claim of a kind specified in section 507(a)(8) of the Bankruptcy Code, the Holder of such Claim will receive on account of such claim deferred Cash payments, over a period not exceeding six years after the date of

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assessment of such Claim, of a value, as of the Effective Date of the Plan, equal to the Allowed amount of such Claim.

9.
If a Class of Claims is Impaired under the Plan, at least one Class of Claims that is Impaired under the Plan has accepted the Plan, determined without including any acceptance of the Plan by any Insider.

10.
Confirmation of the Plan is not likely to be followed by the liquidation, or the need for further financial reorganization, of the Debtors or any successor to the Debtors under the Plan, unless such liquidation or reorganization is proposed in the Plan.

11.
All fees payable under 28 U.S.C. § 1930, as determined by the Bankruptcy Court at the hearing on Confirmation of the Plan, have been paid or the Plan provides for the payment of all such fees on the Effective Date of the Plan.

C.	Feasibility of the Plan

Section 1129(a)(11) of the Bankruptcy Code requires that a debtor demonstrate that confirmation of a plan is not likely to be followed by liquidation or the need for further financial reorganization. For purposes of determining whether the Plan meets this requirement, the Debtors have analyzed their ability to meet their obligations under the Plan and retain sufficient liquidity and capital resources to conduct their business. The Debtors' management, with the assistance of their advisors, have prepared certain financial projections for fiscal years 2018- 2021. These Financial Projections and the assumptions upon which they are based, are attached hereto as Exhibit B.

In general, as illustrated by the Financial Projections, the Debtors believe that with the Exit Facility provided under the Plan, the Reorganized Debtors should have sufficient cash flow and availability to make all payments required pursuant to the Plan while conducting ongoing business operations. The Debtors believe that confirmation and consummation of the Plan is therefore not likely to be followed by the liquidation or further reorganization of the Reorganized Debtors. Accordingly, the Debtors believe that the Plan satisfies the feasibility requirement of section 1129(a)(11) of the Bankruptcy Code.

THE FINANCIAL PROJECTIONS, INCLUDING THE UNDERLYING ASSUMPTIONS, SHOULD BE CAREFULLY REVIEWED IN EVALUATING THE PLAN. WHILE MANAGEMENT BELIEVES THE ASSUMPTIONS UNDERLYING THE FINANCIAL PROJECTIONS, WHEN CONSIDERED ON AN OVERALL BASIS, ARE REASONABLE IN LIGHT OF CURRENT CIRCUMSTANCES AND EXPECTATIONS, NO ASSURANCE CAN BE GIVEN THAT THE FINANCIAL PROJECTIONS WILL BE REALIZED. THE DEBTORS MAKE NO REPRESENTATION OR WARRANTY AS TO THE ACCURACY OF THE FINANCIAL PROJECTIONS.

Holders of Claims against and Interests in the Debtors are advised, however, that the Projections were not prepared with a view toward compliance with the published guidelines of the American Institute of Certified Public Accountants or any other regulatory or professional agency or body or generally accepted accounting principles. FURTHERMORE, THE DEBTORS' INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS HAVE NOT COMPILED, EXAMINED OR PERFORMED ANY OTHER PROCEDURES TO THE PROJECTIONS AND, ACCORDINGLY, DO NOT EXPRESS ANY OPINION OR ANY OTHER FORM OF ASSURANCE WITH RESPECT THERETO AND ASSUME NO RESPONSIBILITY FOR THE PROJECTIONS.

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The Debtors make no representation as to their ability to achieve the projected results. Many of the assumptions on which the projections are based are inherently subject to significant economic and competitive uncertainties and contingencies beyond the control of the Debtors and their management. Inevitably, some assumptions will not materialize and unanticipated events and circumstances may affect the actual financial results. Therefore, the actual results achieved throughout the three-year period of the Financial Projections may vary from the projected results, and the variations may be material.

In addition to the assumptions footnoted in the Projections themselves, the Projections also assume that (i) the Plan will be confirmed and consummated in accordance with its terms, (ii) there will be no material adverse change in legislation or regulations, or the administration thereof, including environmental legislation or, regulations, that will have an unexpected effect on the operations of the Reorganized Debtors, (iii) there will be no change in United States generally accepted accounting principles that will have a material effect on the reported financial results of the Reorganized Debtors, and (iv) there will be no material contingent or unliquidated litigation or indemnity claims applicable to the Reorganized Debtors.

The Debtors do not intend to update or otherwise revise the Projections, including any revisions to reflect events or circumstances existing or arising after the date of this Disclosure Statement or to reflect the occurrence of unanticipated events, even if any or all of the underlying assumptions do not come to fruition. Furthermore, we do not intend to update or revise the Projections to reflect changes in general economic or industry conditions.

D.	Best Interests of Creditors Test

Pursuant to section 1129(a)(7) of the Bankruptcy Code (often referred to as the "Best Interests Test"), each holder of an impaired claim or interest must either (a) accept the plan or (b) receive or retain under the plan property of a value, as of the effective date of the plan, that is not less than the value such non-accepting holder would receive or retain if the debtor's assets were to be liquidated under Chapter 7 of the Bankruptcy Code on the effective date. In determining whether the Best Interests Test has been met, the dollar amount that would be generated from a hypothetical liquidation of the debtor's assets in a Chapter 7 proceeding must be determined. Such amount then would be reduced by the costs and expenses of the liquidation. Prior to determining whether the Best Interests Test has been satisfied, available cash and the proceeds from the liquidation of the debtor's assets would be applied to secured claims (to the extent of the value of the underlying collateral) and to satisfy administrative, priority tax and other priority claims, all of which are senior in priority to general unsecured claims, including any incremental administrative claims that may result from the termination of the debtor's business and the liquidation of their assets. Any remaining cash would be available for distribution to general unsecured claims and stockholders in accordance with the distribution hierarchy established by section 726 of the Bankruptcy Code.

The liquidation analysis annexed to this Disclosure Statement as Exhibit D ("Liquidation Analysis") was prepared by the Debtors with assistance from their financial advisors, and represents each of the Debtors best estimate of the cash proceeds, net of liquidation related costs, which would be available for distribution to the holders of claims and equity interests if each were to be liquidated in Chapter 7 cases that do not preserve the going concern value of their estates. Underlying the Liquidation Analysis are a number of estimates and assumptions regarding liquidation proceeds that, although developed and considered reasonable by the Debtors and their professionals, are inherently subject to significant business, economic, and competitive uncertainties and contingencies beyond the control of the Debtors and their management. Accordingly, there can be no assurance that the estimated values reflected in the Liquidation Analysis would be realized if the Debtors' estates were, in fact, to undergo a liquidation under Chapter 7. In addition, any such liquidation would take place under future circumstances that cannot be predicted with certainty.

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Accordingly, although the analysis that follows is necessarily presented with numerical specificity, if the Debtors' estates were in fact liquidated as described herein, the actual liquidation proceeds could vary significantly from the amounts set forth in the Liquidation Analysis. Such actual liquidation proceeds could be materially higher or lower than the amounts set forth herein, and no representation or warranty can be or is being made with respect to the actual proceeds that would be generated from a liquidation of the Debtors' under Chapter 7 of the Bankruptcy Code. Asset values used in the Liquidation Analysis reflect the audited book values of the Debtors' assets as of June 30, 2017. Estimates of hypothetical liquidation values were determined primarily by assessing classes of assets at percentage discounts to book value, as opposed to appraising specific assets. The Debtors did not retain third party experts to value individual assets in preparing the Liquidation Analysis.

THE INFORMATION SET FORTH IN THE LIQUIDATION ANALYSIS IS PRELIMINARY AND IS SUBJECT TO MODIFICATION AND SUPPLEMENTATION BY THE DEBTORS AT ANY TIME UP TO THE CONFIRMATION HEARING. THERE CAN BE NO ASSURANCE THAT THE VALUES REFLECTED IN THE LIQUIDATION ANALYSIS WOULD BE REALIZED IF THE DEBTORS WERE, IN FACT, TO UNDERGO SUCH A LIQUIDATION UNDER CHAPTER 7, AND ACTUAL RESULTS COULD VARY MATERIALLY FROM THOSE ESTIMATED HERE.

The Debtors believe that the Plan meets the Best Interests Test. The Debtors believe that the members of each of Impaired Classes 9 and 10 will receive the same or greater distribution under the Plan as in a liquidation (i.e., zero). Although we believe that the Plan meets the Best Interests Test, there can be no assurance that the Bankruptcy Court will determine that the Plan meets this test. Notwithstanding the foregoing, the Debtors believe that any liquidation analysis with respect to the Debtors is inherently speculative. The Liquidation Analysis necessarily contains estimates of the net proceeds that would be received from a forced sale of assets or business units, as well as the amount of Claims that will ultimately become Allowed Claims. The estimate of the amount of Allowed Claims set forth in the Liquidation Analysis should not be relied on for any other purpose, including, without limitation, any determination of the value of any distribution to be made on account of Allowed Claims.

E.	Valuation of Perfumania

Imperial, the Debtors' investment banker, has determined the estimated range of enterprise value of Model Reorg excluding cash on hand, to be approximately $139 million to $159 million (with a mid-point estimate of approximately $149 million) on a going concern basis as of an assumed valuation date of January 28, 2017 (the Company's latest fiscal year-end date), with Management projections and market data as of August 21, 2017. Imperial also determined the enterprise value of Retail, excluding cash on hand, to be less than zero on a going-concern basis, as of an assumed valuation date of an assumed valuation date of January 28, 2017 with Management projections and market data as of August 21, 2017. This estimate is based on a number of assumptions, including a successful reorganization of the Debtors' business and finances in a timely manner, the implementation of Perfumania's business plan and the achievement of Management's Projections(as defined in Exhibit C) reflected therein, the continuing leadership of the existing senior management team of Perfumania following consummation of the Plan contemplated in this Disclosure Statement, the general financial and market conditions will not differ materially from those conditions prevailing as of the date of this Disclosure Statement or through the projection period, the Plan becoming effective in accordance with the estimates and other assumptions discussed herein. The valuation is supported by the analysis (the "Valuation Analysis") attached hereto as Exhibit C and will be further supported by the presentation at the Combined Hearing.

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ARTICLE VIII.
PLAN-RELATED RISK FACTORS AND ALTERNATIVES
TO CONFIRMATION AND CONSUMMATION OF THE PLAN

A.	General

The following provides a summary of important considerations and risk factors associated with the Plan. However, it is not exhaustive. Holders of Claims against and Interests in the Debtors should read and carefully consider the factors set forth below, as well as all other information set forth or otherwise referenced or incorporated by reference in this Disclosure Statement, including the various risks and other factors described in the Company's 10-K, and the Company's 10-Q, the entireties of which are publicly available at the Securities and Exchange Commission's Electronic Data Gathering, Analysis, and Retrieval (EDGAR) system, located at http://www.sec.gov/edgar.shtml.

B.	Certain Bankruptcy Considerations

The Plan sets forth the means for satisfying the Claims against and Interests in each of the Debtors. Allowed Claims are expected to be paid in full in Cash on the Effective Date or following their Allowance in accordance with the payment terms of the Plan. Certain Allowed Claims will be Reinstated and paid in full in accordance with their terms. Nevertheless, there are some risks to consummation of the Plan. The Plan has been proposed after a careful consideration of all reasonable restructuring alternatives. Despite the risks inherent in the Plan, as described herein, the Debtors believe that the Plan is in the best interests of Creditors and Holders of Interests when compared to all reasonable alternatives.

Section 1129 of the Bankruptcy Code requires, among other things, a showing that confirmation of the Plan will not be followed by liquidation or the need for further financial reorganization of the Debtors, and that the value of distributions to dissenting Holders of Claims and Interests will not be less than the value such Holders would receive if the Debtors were liquidated under chapter 7 of the Bankruptcy Code. Although the Debtors believe that the Plan will meet such tests, there can be no assurance that the Bankruptcy Court will reach the same conclusion. If a liquidation or protracted reorganization were to occur, there is a significant risk that the value of the Debtors' enterprise would be substantially eroded to the detriment of all stakeholders. The Debtors' future results are dependent upon the successful confirmation and implementation of a plan of reorganization. Failure to obtain this approval in a timely manner could adversely affect the Debtors' operating results since the Debtors' ability to obtain financing to fund their operations and their relations with customers and suppliers may be harmed by protracted bankruptcy proceedings. Furthermore, the Debtors cannot predict the ultimate amount of all settlement terms for their liabilities that will be subject to a plan of reorganization. Once a plan of reorganization is approved and implemented, the Debtors' operating results may be adversely affected by the possible reluctance of prospective lenders, customers, and suppliers to do business with a company that recently emerged from bankruptcy proceedings.

C.	Claims Estimations

There can be no assurance that the estimated Claim amounts set forth herein are correct. The actual Allowed amount of Claims likely will differ in some respect from the estimates. The estimated amounts are subject to certain risks, uncertainties, and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, the actual Allowed amount of Claims may vary from those estimated herein.

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D.	Bankruptcy-Specific Risk Factors That Could Negatively Impact the Debtors' Business

1.	The Company is subject to the risks and uncertainties associated with the Chapter 11 Cases.

For the duration of the Chapter 11 Cases, the Company's operations and its ability to execute its business strategy will be subject to risks and uncertainties associated with bankruptcy. These risks include, but are not limited to:

•	the Company's ability to continue as a going concern;

•	the Debtors' ability to obtain Bankruptcy Court approval with respect to motions filed in the Chapter 11 Cases from time to time;

•	the Debtors' ability to develop, prosecute, confirm and consummate the proposed Plan;

•
the ability of third parties to seek and obtain court approval to terminate or shorten the exclusivity period for the Debtors to propose and confirm a plan of reorganization, to appoint a United States Trustee or to convert the Chapter 11 Cases to chapter 7 cases;

•	the Company's ability to obtain and maintain normal payment and other terms with customers, vendors and service providers;

•	the Company's ability to attract, motivate and retain management and other key employees;

•	the Company's ability to retain key vendors or secure alternative supply sources;

•	the Company's ability to fund and execute its business plan; and

•	the Company's ability to obtain additional acceptable and appropriate financing if needed.

2.
The Company will also be subject to risks and uncertainties with respect to the actions and decisions of its creditors and other third parties who have interests in the Chapter 11 Cases that may be inconsistent with the Company's plans.

These risks and uncertainties could affect the Company's business and operations in various ways. For example, negative events or publicity associated with the Chapter 11 Cases could adversely affect the Company's relationships with its vendors, employees, and customers, which in turn could adversely affect the Company's operations and financial condition. Also, pursuant to the Bankruptcy Code, the Debtors need Bankruptcy Court approval for transactions outside the ordinary course of business, which may limit the Company's ability to respond timely to events or take advantage of opportunities. Because of the risks and uncertainties associated with the Chapter 11 Cases, the Company cannot predict or quantify the ultimate impact that events occurring during the Chapter 11 Cases will have on its business, financial condition and results of operations.

3.	The Company's business could suffer from a long and protracted restructuring.

The Company's future results are dependent upon the successful confirmation and implementation of a plan of reorganization. Failure to obtain this approval in a timely manner could adversely affect its operating results, as its ability to obtain financing to fund operations may be harmed by protracted

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bankruptcy proceedings. If a liquidation or protracted reorganization were to occur, there is a significant risk that the value of the Company's enterprise would be substantially eroded to the detriment of all stakeholders.

4.	If Perfumania is forced to close a significant number of stores post- restructuring then the Company's results could be adversely impacted.

Although the Company has slowed the opening of new Perfumania stores and has continued to close underperforming stores, the continuing and accelerating shift in consumer shopping patterns from traditional brick and mortar stores to e-commerce has resulted in declining mall traffic which has impacted most retailers. The majority of the Company's retail stores are located in shopping malls and outlet centers and its success depends in part on the overall ability of these malls and outlet centers to successfully generate and maintain customer traffic. The Company cannot control the success of individual malls and outlet centers, or store closures by other retailers, including department stores which often serve as anchor stores, which may lead to mall vacancies and reduced customer foot traffic. Reduced customer foot traffic could reduce sales and impact operating performance at the Perfumania stores which could in turn negatively affect the Company's business and financial results.

In the past, the Company has had to close stores as a result of poor performance. For example, in fiscal year 2016 and 2015, the Company closed 30 stores and 16 stores, respectively, and during the first two quarters of 2017, the Company closed 43 stores. Furthermore, in connection with the Debtors' Chapter 11 Cases, the Debtors intend to close a substantial number of stores. As fully discussed in ARTICLE VI, on the Petition Date, the Debtors filed their first Rejection Motion seeking authority to reject Unexpired Leases.

The Company continues to evaluate their Unexpired Leases and may file another Rejection Motion seeking to reject additional Unexpired Leases. The Company intends to actively seek to close Perfumania stores where it does not see the potential for long-term growth and profitability which may result in a significant number of additional store closings. In addition, operating retail store locations requires substantial fixed corporate and administrative costs. The failure to appropriately reduce these costs to support a smaller Perfumania store footprint could also adversely affect the Company's financial results. If the Company chooses to close stores in the future, but cannot negotiate favorable terms with the landlords of these stores regarding the remaining lease obligations, the Company could be liable for significant lease termination costs and its financial results could be adversely affected.

5.	If the Company is unable to expand Perfumania's e-commerce business, its growth strategy may not be successful.

Consumers are increasingly shopping online and via mobile devices, and one of the Company's growth strategies is to increase its share of the e-commerce fragrance market. The Company intends to redirect resources from Perfumania's brick and mortar retail business and to make further investments in capital spending and labor to increase its e-commerce presence. The Company's success in this will depend on its ability to introduce innovative means of engaging its customers as well as effectively using its marketing resources to communicate with existing and potential customers in order to increase its e-commerce sales. To increase the Company's e-commerce sales, it may have to be more promotional to compete with its competitors which could impact its gross margin and increase its marketing expenses. There is no assurance that the Company will be able to successfully expand its direct-to-consumer business and respond to shifting consumer traffic patterns and direct-to-consumer buying trends.

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In addition, direct-to-consumer operations are subject to numerous risks, including implementing and maintaining appropriate technology to support the Company's business strategies, reliance on third-party computer hardware/software and service providers, data breaches, violations of state, federal or international laws, including those relating to online privacy, credit card fraud, telecommunication failures and electronic break-ins and similar disruptions, and disruption of Internet service. Changes in foreign governmental regulations may also negatively impact its ability to deliver product to its customers. The Company's inability to adequately respond to these risks and uncertainties or to successfully maintain and expand its direct-to-consumer business may have an adverse impact on its results of operations.

E.	Risks Associated with Forward-Looking Statements

1.	Financial Information Is Based on the Debtors' Books and Records and, Unless Otherwise Stated, No Audit Was Performed.

The financial information contained in this Disclosure Statement has not been audited. In preparing this Disclosure Statement, the Debtors relied on financial data derived from its books and records that was available at the time of such preparation. Although the Debtors have used their reasonable business judgment to ensure the accuracy of the financial information provided in this Disclosure Statement, and while the Debtors believe that such financial information fairly reflects, in all material respects, the financial results of the Debtors, the Debtors are unable to warrant or represent that the financial information contained herein and attached hereto is without inaccuracies.

2.
Financial Projections and Other Forward-Looking Statements Are Not Assured, Are Subject to Inherent Uncertainty Due to Numerous Assumptions Upon Which They Are Based and, as a Result, Actual Results May Vary.

This Disclosure Statement contains various projections concerning the financial results of the Reorganized Debtors' operations, including the Financial Projections that are, by their nature, forward-looking, and which necessarily base projections on certain assumptions and estimates. Should any or all of these assumptions or estimates ultimately prove to be incorrect, the actual future financial results of the Reorganized Debtors may turn out to be different from the Financial Projections.

Except for historical information, this Disclosure Statement may be deemed to contain "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995. The Company is including this cautionary statement for the express purpose of availing itself of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

Forward-looking statements consist of any statement other than a recitation of historical fact and can be identified by the use of forward-looking terminology such as "may," "expect," "anticipate," "estimate," or "continue" or the negative thereof or other variations thereon or comparable terminology. Examples of forward-looking statements include, but are not limited to (i) projections of revenues, cost of raw materials, income or loss, earnings or loss per share, capital expenditures, growth prospects, dividends, the effect of currency translations, capital structure, and other financial items, (ii) statements of plans and objectives of the Company or its management or Board of Directors, including the introduction of new products, or estimates or predictions of actions by customers, suppliers, competitors, or regulating authorities, (iii) statements of future economic performance, and (iv) statements of assumptions, such as the prevailing weather conditions in the Company's market areas, underlying other statements and statements about the Company or its business.

The reader is cautioned that all forward-looking statements are necessarily speculative and there

33

are certain risks and uncertainties that could cause actual events or results to differ materially from those referred to in such forward-looking statements. Factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to, the factors listed in the Company's 10-K.

The Company cautions each reader of this Disclosure Statement to carefully consider those factors set forth above and the acknowledgements contained in the "Risk Factors" section of this Disclosure Statement and the Company's 10-K Such factors have, in some instances, affected and in the future could affect the ability of the Company to achieve its projected results and may cause actual results to differ materially from those expressed herein. The Company undertakes no obligation to update any forward-looking statements in this Disclosure Statement.

The Liquidation Analysis, distribution projections, and other information contained herein and attached hereto are estimates only, and the timing and amount of actual distributions to Holders of Allowed Claims may be affected by many factors that cannot be predicted. Therefore, any analyses, estimates, or recovery projections may not turn out to be accurate.

F.	Disclosure Statement Disclaimer

1.	This Disclosure Statement Was Not Approved by the Securities and Exchange Commission.

This Disclosure Statement was not filed with the SEC under the Securities Act or applicable state securities laws. Neither the SEC nor any state regulatory authority has passed upon the accuracy or adequacy of this Disclosure Statement, or the exhibits or the statements contained herein, and any representation to the contrary is unlawful.

2.    No Legal or Tax Advice Is Provided to You by this Disclosure Statement.

This Disclosure Statement is not legal advice to any Holder. The contents of this
Disclosure Statement should not be construed as legal, business or tax advice. Each Holder of a
Claim or an Interest should consult his or her own legal counsel and accountant with regard to any legal, tax and other matters concerning his or her Claim or Interest. This Disclosure Statement may not be relied upon for any purpose other than to determine whether to object to the Plan or, in the case of Stockholders, whether to accept the Releasing Stockholder Consideration.

3.	No Admissions Made

The information and statements contained in this Disclosure Statement will neither (a) constitute an admission of any fact or liability by any Entity (including, without limitation, the Debtors) nor (b) be deemed evidence of the tax or other legal effects of the Plan on the Debtors, the Reorganized Debtors, Holders of Allowed Claims or Interests, or any other parties in interest.

4.	Failure to Identify Litigation Claims or Projected Objections

No reliance should be placed on the fact that a particular litigation Claim or projected objection to a particular Claim or Interest is, or is not, identified in this Disclosure Statement. The Debtors or the Reorganized Debtors may seek to investigate, file, and prosecute Claims and Interests and may object to Claims after the Confirmation or Effective Date of the Plan irrespective of whether this Disclosure Statement

34

identifies such Claims or objections to Claims.

5.    No Waiver of Right to Object or Right to Recover Transfers and Assets

Although Holders of Allowed Claims are not permitted to vote to reject the Plan, the Plan does not constitute a waiver or release of any Claims or rights of the Debtors (or any party in interest, as the case may be) to object to that Holder's Allowed Claim, or recover any preferential, fraudulent or other voidable transfer or assets, regardless of whether any Claims or Causes of Action of the Debtors or their Estates are specifically or generally identified herein.

6.	Information Was Provided by the Debtors and Was Relied Upon by the Debtors' Advisors.

Counsel to and other advisors retained by the Debtors have relied upon information provided by the Debtors in connection with the preparation of this Disclosure Statement. Although counsel to and other advisors retained by the Debtors have performed certain limited due diligence in connection with the preparation of this Disclosure Statement, they have not independently verified the information contained herein.

7.	Potential Exists for Inaccuracies, and the Debtors Have No Duty to Update.

The statements contained in this Disclosure Statement are made by the Debtors as of the date hereof, unless otherwise specified herein, and the delivery of this Disclosure Statement after that date does not imply that there has not been a change in the information set forth herein since that date. While the Debtors have used their reasonable business judgment so that the information provided in this Disclosure Statement and in the Plan is as accurate as possible, the Debtors nonetheless cannot, and do not, confirm the current accuracy of all statements appearing in this Disclosure Statement. Further, although the Debtors may subsequently update the information in this Disclosure Statement, the Debtors have no affirmative duty to do so unless ordered to do so by the Bankruptcy Court.

8.	No Representations Outside this Disclosure Statement are Authorized.

No representations concerning or relating to the Debtors, the Chapter 11 Cases, or the Plan are authorized by the Bankruptcy Court or the Bankruptcy Code, other than as set forth in this Disclosure Statement. Any representations or inducements made to you that are other than as contained in, or included with, this Disclosure Statement should not be relied upon by you in arriving at any decision. You should promptly report unauthorized representations or inducements to the counsel for the Debtors and the United States Trustee.

ARTICLE IX.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS TO HOLDERS OF OLD PERFUMANIA COMMON STOCK
The following is a general summary description of certain United States federal income tax consequences of the Plan to Perfumania and Holders of Old Perfumania Common Stock. This description is for informational purposes only and, due to a lack of definitive judicial or administrative authority or interpretation, substantial uncertainties exist with respect to various tax consequences of the Plan as discussed herein. Only United States federal income tax consequences of the Plan to Holders of Old

35

Perfumania Common Stock are described below. No opinion of counsel has been sought or obtained with respect to any tax consequences of the Plan and no ruling will be sought from the Internal Revenue Service ("IRS") with respect to any statement or conclusion in this summary. The discussion below is not binding upon the IRS or any other tax authorities. No representations are being made regarding the particular tax consequences of the confirmation or implementation of the Plan as to any Holder of Old Perfumania Common Stock. No assurance can be given that the IRS would not assert, or that a court would not sustain, a different position from any discussed herein.

The discussion of United States federal income tax consequences below is based on the Internal Revenue Code of 1986, as amended (the "Tax Code"), Treasury Regulations promulgated thereunder, judicial authorities, published positions of the IRS, and other applicable authorities, all as in effect on the date hereof and all of which are subject to change or differing interpretations (possibly with retroactive effect).

The following discussion does not address foreign, state or local tax consequences of the Plan, nor does it purport to address aspects of United States federal income taxation applicable to special classes of taxpayers (e.g., banks and certain other financial institutions, insurance companies, tax-exempt organizations, governmental entities, real estate investment trusts, regulated investment companies, Holders of Old Perfumania Common Stock who are, or who hold their Old Perfumania Common Stock through, pass-through entities, persons whose functional currency is not the United States dollar, dealers in securities or foreign currency, persons holding Old Perfumania Common Stock that are a hedge against, or that are hedged against, currency risk or that are part of a straddle, constructive sale or conversion transaction and persons who acquired their Old Perfumania Common Stock pursuant to the exercise of employee stock options or otherwise as compensation). Except as otherwise noted, the following discussion assumes that Holders of Old Perfumania Common Stock hold such Old Perfumania Common Stock as capital assets for United States federal income tax purposes (generally, property held for investment). Furthermore, the following discussion does not address United States federal taxes other than income taxes.

For purposes of this discussion, a "U.S. Holder" is a beneficial owner of an Old Perfumania Common Stock that is, for United States federal income tax purposes, (1) an individual who is a citizen or resident of the United States, (2) a corporation (or other entity treated as a corporation for United States federal income tax purposes) created or organized under the laws of the United States or any state or political subdivision thereof, (3) an estate, the income of which is subject to United States federal income taxation regardless of its source, or (4) a trust that (i) is subject to the primary supervision of a United States court and which has one or more United States persons who have the authority to control all substantial decisions of the trust, or (ii) has a valid election in effect under applicable United States Treasury Regulations to be treated as a United States person. A "Non-U.S. Holder" is a beneficial owner (other than any entity treated as a partnership for United States federal income tax purposes) of Old Perfumania Common Stock that is not a U.S. Holder.

If a partnership (including any entity treated as a partnership for United States federal income tax purposes) holds Claims, the United States federal income tax consequences to the partners of such partnership will depend on the activities of the partnership and the status of the partners. A partnership participating in the Plan (and its partners) should consult their tax advisors regarding the consequences of participating in the Plan.

A.	Consequences to the Debtors

For U.S. federal income tax purposes, the Debtors are members of an affiliated group of

36

corporations, of which Perfumania is the common parent (the “Perfumania Group”), and file a single consolidated U.S. federal income tax return, or are disregarded or pass-through entities for U.S.    federal income tax purposes wholly or substantially owned by members of the Perfumania Group. The Perfumania Group has reported net operating loss (“NOL”) carryforwards of approximately $42 million for U.S. federal income tax purposes as of January 28, 2017. The amount of any such losses remains subject to audit and adjustment by the IRS.

In general, when a corporation (or a consolidated group) undergoes an “ownership change,” Section 382 of the Tax Code limits the corporation’s ability to utilize its pre-change losses to offset future taxable income. Such limitation may also apply to certain losses or deductions that are “built-in” (i.e., economically accrued but unrecognized) as of the date of the ownership change and that are subsequently recognized.

Based on the ownership of Perfumania and New Holdco before and after the consummation of the Plan, the Debtors do not anticipate that the consummation of the Plan will result in an "ownership change" for the purposes of Section 382 of the Tax Code. Accordingly, the amount of the Debtors’ currently existing NOL carryforwards and certain other tax attributes are not expected to be subject to the limitations imposed by Section 382 of the Tax Code, although no assurances can be made in this regard.

1.	COD

In general, the Tax Code provides that the amount of any cancellation of debt (“COD”) of a solvent taxpayer is included in income. The amount of COD income realized is generally the excess of the amount of indebtedness discharged over the value of any consideration given in exchange therefor. Certain statutory or judicial exceptions may apply to limit the amount of COD income incurred for U.S. federal income tax purposes. For example, the discharge of obligations the payment of which would have been deductible for U.S. federal income tax purposes (such as rent) does not give rise to COD income. In addition, COD income is excluded from income if a taxpayer is insolvent (but only to the extent of the taxpayer’s insolvency) or if the COD income is realized pursuant to a confirmed plan of reorganization or court order in a chapter 11 bankruptcy case of the taxpayer, such as the Plan.

When the insolvency or bankruptcy exception to COD income inclusion applies, the Tax Code provides that a taxpayer must reduce certain of its attributes-such as NOL carryforwards, capital losses, tax credits, and tax basis in assets-by the amount of any COD excluded from income. The taxpayer can elect to reduce the basis of depreciable property prior to any reduction in its NOL carryforwards or other tax attributes.

Any reduction in tax attributes in respect of excluded COD income does not occur until after the determination of the taxpayer’s income or loss for the taxable year in which the COD income is realized. If the amount of COD income exceeds available NOL carryforwards and other tax attributes available for reduction, such excess is permanently excluded from income.

In addition, in certain cases, COD income can be realized even when existing debt is modified with no reduction in such debt's stated principal amount. As a result of the differing terms of the DIP Facility and the Exit Facility, the Debtors believe it is possible there will be a deemed "exchange" of the loans under the DIP Facility for the loans under the Exit Facility for U.S. federal income tax purposes. Therefore, the Perfumania Group may recognize COD income with respect to the loans under the DIP Facility to the extent that the "adjusted issue price" of the loans under the DIP Facility exceeds the " issue price" of the loans under the Exit Facility.

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The "issue price" of a debt instrument depends on whether, at any time during the prescribed period, such instrument is treated as traded on an "established market" for U.S. federal income tax purposes. If a debt instrument is treated for this purpose as traded on an "established market," the issue price of the debt instrument will generally equal its fair market value. If the debt instrument is not treated as traded on an "established market," but is exchanged (or deemed exchanged) for property that is treated as traded on an “established market” its issue price will generally equal the fair market value of such property. If a debt instrument is not treated as traded on an “established market” and is not exchanged (or deemed exchanged) for other property that is treated as traded on an “established market” its issue price will generally be its stated principal amount. The Debtors do not anticipate that the loans under either the DIP Facility or the Exit Facility will be treated as traded on an "established market." However, since this is outside of the control of the Debtors and New Holdco, there can be no assurance that neither the loans under the DIP Facility nor the loans under the Exit Facility will not be treated as traded on an "established market." Accordingly, the Perfumania Group may recognize COD income to the extent that the "adjusted issue price" of the loans under the DIP Facility exceeds the "issue price" of the loans under the Exit Facility under the applicable based on the applicable rules described above.

Regardless of whether the loans under the DIP Facility or the loans under the Exit Facility are treated as traded on an "established market," the Debtors do not expect to incur a material amount of COD income as a result of the deemed exchange of the loans under the DIP Facility for loans under the Exit Facility or otherwise as a result of the discharge of Claims pursuant to the Plan. Accordingly, the Debtors expect to have NOL carryforwards remaining following implementation of the Plan, although no assurances can be given in this regard. Moreover, subject to the discussion regarding Alternative Minimum Tax below, the Debtors do not expect to incur a material amount of U.S. federal income tax in respect of any COD income realized in connection with the implementation of the Plan.

2.	Alternative Minimum Tax

In general, an alternative minimum tax (“AMT”) is imposed on a corporation’s alternative minimum taxable income (“AMTI”) each year at a 20% rate to the extent such tax exceeds the corporation’s regular federal income tax for such year. AMTI is generally equal to regular taxable income with certain adjustments. For purposes of computing AMTI, certain tax deductions and other beneficial allowances are modified or eliminated. For example, even though for regular tax purposes a corporation might otherwise be able to offset all of its taxable income by NOL carryovers from prior years, only 90% of a corporation’s AMTI may be offset by available alternative tax NOL carryforwards. This rule could cause the Debtor to owe federal and state income tax on COD Income and/or taxable income in future years even though NOL carryforwards are available to offset regular taxable income.

B.	U.S. Holders of Old Perfumania Common Stock

1.	U.S. Holders that do not receive the Releasing Stockholder Consideration

U.S. Holders of Old Perfumania Common Stock, which is being cancelled and will not realize any recovery under the Plan, may be entitled to claim a worthless security deduction (assuming that the taxable year that includes the Plan is the same taxable year in which such Old Perfumania Common Stock first became worthless and that such Holder did not previously claim a worthless security deduction with respect to any Old Perfumania Common Stock). A worthless security deduction is a deduction allowed to a Holder of a corporation’s stock for the taxable year in which such security becomes worthless, in an amount equal to such Holder’s adjusted basis in such security. The loss will generally be treated as a loss from the sale or exchange of a capital asset. The deductibility of capital losses is subject to significant limitations under

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the Tax Code.

2.	U.S. Holders that receive the Releasing Stockholder Consideration

The treatment of the receipt of the Releasing Stockholder Consideration for U.S. federal income tax purposes is unclear. Because Holders of Old Perfumania Common Stock will receive such Releasing Stockholder Consideration in exchange for providing the Stockholder Release set forth in Article 9.5 of the Plan and not in exchange for such Holder’s Old Perfumania Common Stock, the Company intends to take the position that the Releasing Stockholder Consideration is a separate payment for the release of claims for U.S. federal income tax purposes and not consideration for a Holder’s Old Perfumania Common Stock.

Whether the Releasing Stockholder Consideration is treated as ordinary income or capital gain for U.S. federal income tax purposes is unclear and depends, in part, on whether the rights that Holders release by providing the Stockholder Release are rights incident to the ownership of such Holder’s Old Perfumania Common Stock. Assuming such released rights are incident to a Holder’s ownership of Old Perfumania Common Stock, it is likely that a U.S. Holder that receives the Releasing Stockholder Consideration should not recognize any gain or loss in respect of such Releasing Stockholder Consideration to the extent of such Holder’s basis in its Old Perfumania Common Stock. If the amount of the Releasing Stockholder Consideration received exceeds such Holder’s basis in its Old Perfumania Common Stock, such excess should be treated as capital gain. Such capital gain realized by non-corporate Holders will generally be subject to U.S. federal income tax at the reduced rates applicable to long-term capital gain provided that such U.S. Holder has owned its Old Perfumania Common Stock for more than one year at the time the Plan is consummated. If a U.S. Holder’s basis in its Old Perfumania Common Stock exceeds the amount of Releasing Stockholder Consideration received, such excess should be treated as a capital loss. The deductibility of capital losses is subject to significant limitations under the Tax Code.

Notwithstanding the foregoing, it is possible that the IRS may assert that the receipt of the Releasing Stockholder Consideration results in ordinary income, whether as a fee in exchange for a service or otherwise, and there can be no assurance that a court would not sustain such an assertion. In such case, a U.S. Holder that receives the Releasing Stockholder Consideration generally would not be entitled to recover its basis in its Old Perfumania Common Stock. Rather, such Holder would recognize ordinary income equal to the amount of the Releasing Stockholder Consideration, and a capital loss in the amount of such Holder’s basis in its Old Perfumania Common Stock. The deductibility of capital losses (including the ability to offset ordinary income) is subject to significant limitations under the Tax Code.

C.	Non-U.S. Holders of Old Perfumania Common Stock

1.	Non-U.S. Holders that do not receive the Releasing Stockholder Consideration

There should be no U.S. federal income tax consequences of the Plan to a Non-U.S. Holder of Old Perfumania Common Stock, which is being cancelled and will not realize any recovery under the Plan, unless:

•	the Holder is an individual present in the United States for 183 days or more in the taxable year of the disposition and certain other conditions are met; or

•
the loss in respect of the cancellation of the Old Perfumania Common Stock is effectively connected with the Holder’s conduct of a trade or business in the United States (or, if certain tax treaties apply, are attributable to a permanent establishment in the United States).

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If the first exception applies to a Non-U.S. Holder, such Holder generally will be entitled to reduce the amount of capital gains it has during the taxable year that includes the Plan that are allocable to the U.S. sources and that are subject to U.S. federal income tax at a rate of 30% (or at a reduced rate under an applicable income tax treaty) by the amount of the loss resulting from the cancellation of the Old Perfumania Common Stock (assuming that the taxable year that includes the Plan is the same taxable year in which such Old Perfumania Common Stock first became worthless and only if such Holder had not previously claimed a worthless securities deduction with respect to any Old Perfumania Common Stock). If the second exception applies to a Non-U.S. Holder, such Holder will generally be entitled to claim a worthless security deduction (assuming that the taxable year that includes the Plan is the same taxable year in which such Old Perfumania Common Stock first became worthless and that such Holder did not previously claim a worthless stock deduction with respect to any Old Perfumania Common Stock) as described above, under “-U.S. Holders of Old Perfumania Common Stock” and will be entitled to allocate such deduction to U.S. source income effectively connected with such Holder’s trade or business in the United States.
2.    Non-U.S. Holders that receive the Releasing Stockholder Consideration

Assuming that the receipt of the Releasing Stockholder Consideration is treated as a separate payment in exchange for providing the Stockholder Release that is capital in character, as described above, there should be no U.S. federal income tax consequences of the Plan to a Non-U.S. Holder, unless:

•	the Holder is an individual present in the United States for 183 days or more in the taxable year of the disposition and certain other conditions are met; or

•
the loss in respect of the cancellation of the Old Perfumania Common Stock and/or the receipt of the Releasing Stockholder Consideration are effectively connected with the Holder’s conduct of a trade or business in the United States (or, if certain tax treaties apply, are attributable to a permanent establishment in the United States).

If the first exception applies to a Non-U.S. Holder, such Holder generally will recognize capital gain or loss equal to the difference, if any, between the amount of the Releasing Stockholder Consideration and such Holder’s basis in its Old Perfumania Common Stock. If the amount of the Releasing Stockholder Consideration received exceeds such Holder’s basis in its Old Perfumania Common Stock, such excess should be treated as capital gain and subject to U.S. federal income tax at a rate of 30% (or at a reduced rate under an applicable income tax treaty), which may be offset by U.S. source capital losses. If such Holder’s basis in its Old Perfumania Common Stock exceeds the amount of Releasing Stockholder Consideration received, such Holder should be entitled to reduce the amount of capital gains it has during the taxable year that includes the Plan that are allocable to the U.S. sources and that are subject to U.S. federal income tax at a rate of 30% (or at a reduced rate under an applicable income tax treaty) by the amount of such excess.

Notwithstanding the foregoing, if the receipt of the Releasing Stockholder Consideration results in ordinary income, whether as a fee in exchange for a service or otherwise, a Non-U.S. Holder should not be subject to U.S. federal income tax unless such ordinary income is treated as attributable to sources within the United States. The Debtor intends to take the position that the Releasing Stockholder Consideration is not a fee attributable to sources within the United States.

If the second exception applies to a Non-U.S. Holder, such Holder will generally be subject to U.S. federal income tax on a net basis at the rates applicable to U.S. persons generally.

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D.	Back-up Withholding and Information Reporting

The payment of the Releasing Stockholder Consideration may be subject to “backup withholding.” Backup withholding generally applies if a Holder (a) fails to furnish its social security number or other TIN, (b) furnishes an incorrect TIN, (c) fails to properly report interest or dividends, or (d) under certain circumstances, fails to provide a certified statement, signed under penalty of perjury, that the TIN provided is its correct number and that it is a U.S. Holder that is not subject to backup withholding.

Backup withholding is not an additional tax and may be refunded by the IRS to the extent it results in an overpayment of tax and the appropriate information is timely supplied to the IRS. Certain persons are exempt from backup withholding, including, in certain circumstances, corporations and financial institutions.

In addition, Treasury Regulations generally require disclosure by a taxpayer on its U.S. federal income tax return of certain types of transactions in which the taxpayer participated, including, among other types of transactions, certain transactions that result in the taxpayer’s claiming a loss in excess of specified thresholds. Holders are urged to consult their tax advisors regarding these regulations and whether the transactions contemplated by the Plan would be subject to these regulations and require disclosure on the Holder’s tax returns.

E.	Importance of Obtaining Professional Tax Advice

THE FOREGOING DISCUSSION IS INTENDED ONLY AS A SUMMARY OF CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN AND DOES NOT CONSTITUTE TAX ADVICE. THE TAX CONSEQUENCES ARE IN MANY CASES UNCERTAIN AND MAY VARY DEPENDING ON A HOLDER'S PARTICULAR CIRCUMSTANCES. ACCORDINGLY, HOLDERS OF OLD PERFUMANIA COMMON STOCK SHOULD CONSULT THEIR TAX ADVISORS ABOUT THE UNITED STATES FEDERAL, STATE, LOCAL, AND FOREIGN INCOME AND OTHER TAX CONSEQUENCES OF THE CONSUMMATION OF THE TRANSACTIONS CONTEMPLATED BY THE PLAN.

ARTICLE X.

ALTERNATIVES TO CONFIRMATION AND CONSUMMATION OF THE PLAN

The Debtors believe that the Plan affords Holders of Claims and Interests the potential for the greatest realization on the Debtors' assets and, therefore, is in the best interests of such Holders. If the Plan is not confirmed, however, the theoretical alternatives include: (a) continuation of the pending Chapter 11 Cases; (b) an alternative plan or plans of reorganization; or (c) liquidation of the Debtors under chapter 7 or chapter 11 of the Bankruptcy Code.

A.	Continuation of the Bankruptcy Cases

If the Debtors remain in chapter 11, they could continue to operate their business and manage their properties as debtor-in-possession, but they would remain subject to the restrictions imposed by the Bankruptcy Code. It is not clear whether the Debtors could survive as a going concern in protracted chapter 11 cases. In particular, the Debtors could have difficulty sustaining the high costs and the erosion of market confidence which may be caused if the Debtors remains a chapter 11 debtor-in-possession and gaining access to sufficient liquidity to allow it to continue their operations as a going concern.

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B.	Alternative Plans of Reorganization

If the Plan is not confirmed, the Debtors or any other party in interest in the Chapter 11 Cases could propose a different plan or plans. Such plans might involve either a reorganization and continuation of the Debtors' businesses, a sale of the Debtors' assets as a going concern, in whole or in part, an orderly liquidation of its assets, or a combination thereof.

C.	Liquidation Under Chapter 7 or Chapter 11

If no plan is confirmed, the Chapter 11 Cases may be converted to cases under chapter 7 of the Bankruptcy Code. In chapter 7 cases, a trustee or trustees would be appointed to liquidate the assets of the Debtors. It is impossible to predict precisely how the proceeds of the liquidation would be distributed to the respective Holders of Claims or Interests. However, the Debtors believe that creditors would lose the materially higher going concern value if the Debtors were forced to liquidate. In addition, the Debtors believe that in liquidation under chapter 7, before creditors received any distribution, additional administrative expenses involved in the appointment of a trustee or trustees and attorneys, accountants and other professionals to assist such trustees would cause a substantial diminution in the value of the Estate. The assets available for distribution to creditors would be reduced by such additional expenses and by claims, some of which would be entitled to priority, which would arise by reason of the liquidation and from the rejection of leases and other executory contracts in connection with the cessation of operations and the failure to realize the greater going concern value of the Debtors' assets. The Debtors believe that Stockholders would neither receive any consideration in a liquidation nor have the opportunity to receive the Releasing Stockholder Consideration but would retain whatever claims they might have against the Released Parties. A discussion of the effects that a chapter 7 liquidation would have on the recoveries of Holders of Claims and the Debtors' Liquidation Analysis is described herein and attached hereto as Exhibit D.

The Debtors may also be liquidated pursuant to a chapter 11 plan. In a liquidation under chapter 11, the Debtors' assets could be sold in an orderly fashion over a more extended period of time than in a liquidation under chapter 7. Thus, a chapter 11 liquidation might result in larger recoveries than a chapter 7 liquidation, but the delay in distributions could result in lower present values received and higher administrative costs. Because a trustee is not required in a chapter 11 case, expenses for professional fees could be lower than in a chapter 7 case, in which a trustee must be appointed. However, any distribution to the Holders of Claims or Interests under a chapter 11 liquidation plan probably would be delayed substantially. In addition, as with a chapter 7 liquidation, the Debtors believe that creditors would lose the materially higher going concern value if the Debtors were forced to liquidate under a chapter 11 plan.

The Liquidation Analysis is premised upon a hypothetical liquidation in a chapter 7 case. In the Liquidation Analysis, the Debtors have taken into account the nature, status, and underlying value of their assets, the ultimate realizable value of their assets, and the extent to which such assets are subject to liens and security interests. The likely form of any liquidation in a chapter 7 proceeding would be the sale of individual assets. Based on this analysis, it is likely that a chapter 7 liquidation of the Debtor's assets would produce less value for distribution to creditors than that recoverable in each instance under the Plan. In the Debtors' opinion, the recoveries projected to be available in a chapter 7 liquidation are not likely to afford Holders of Claims and Interests as great a realization potential as does the Plan.

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ARTICLE XI. RECOMMENDATION
For all of the reasons set forth in this Disclosure Statement, the Debtors believe that
Confirmation and consummation of the Plan are preferable to all other alternatives. Consequently, the Debtors urge all Holders of Claims against the Debtors and of Interests in the Debtors not to object to the Plan and, in the case of Stockholders, to accept the Releasing Stockholder Consideration.

Dated: August 30, 2017
Respectfully submitted,

MODEL REORG ACQUISITION, LLC, on behalf of
itself and its affiliates listed below

By: /s/ Michael W. Katz
Name: Michael W. Katz
Title: Chief Executive Officer

PERFUMANIA HOLDINGS, NC. PERFUMANIA, INC.
MAGNIFIQUE PARFUMES AND COSMETICS, NC. TEN KESEF II, INC.
PERFUMANIA.COM, INC. NORTHERN GROUP, INC. PERFUMANIA PUERTO RICO, INC. QUALITY KING FRAGRANCE, NC. SCENTS OF WORTH, INC.
JACAVI, LLC
DISTRIBUTION CONCEPTS, LLC FLOWING VELVET, INC. ALADDIN FRAGRANCES, INC. NORTHERN AMENITIES, LTD. NICHE MARKETING GROUP, NC. NORTHERN BRANDS, INC.
GLOBAL DUTY FREE SUPPLY, NC. PERFUMERS ART, INC.

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EXHIBIT A

Prepackaged Joint Chapter 11 Plan of Reorganization Proposed by Model Reorg Acquisition, LLC and its Affiliated Debtors and Debtors in Possession

IN THE UNITED STATES BANKRUPTCY COURT FOR THE DISTRICT OF DELAWARE
------------------------------------------------------ In re: MODEL REORG ACQUISITION, LLC, et al., Debtors.[1] ------------------------------------------------------	x : : : x	Chapter 11 Case No. 17-11794 (CSS) Jointly Administered

PREPACKAGED JOINT CHAPTER 11 PLAN OF REORGANIZATION OF MODEL REORG ACQUISITION, LLC AND ITS AFFILIATED DEBTORS AND DEBTORS IN POSSESSION

SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
J. Gregory Milmoe Raquelle L. Kaye 500 Boylston Street Boston, Massachussetts 02116 Telephone: (617) 573-4800 Fax: (617) 573-4822	Lisa Laukitis Four Times Square New York, New York 10036-6522 Telephone: (212) 735-3000 Fax: (212) 735-2000	Anthony W. Clark One Rodney Square P.O. Box 636 Wilmington, Delaware 19899-0636 Telephone: (302) 651-3000 Fax: (302) 651-3001

Proposed Counsel for Debtors and Debtors in Possession
Dated: Wilmington, Delaware August 30, 2017

_______________________
1 The Debtors and the last four digits of their respective taxpayer identification numbers are as follows: Perfumania Holdings, Inc. (7964); Perfumania, Inc. (6340); Magnifique Parfumes and Cosmetics, Inc. (6420); Ten Kesef II, Inc. (1253); Perfumania.com, Inc. (4688); Model Reorg Acquisition, LLC (0318); Northern Group, Inc. (3226); Perfumania Puerto Rico, Inc. (6787); Quality King Fragrance, Inc. (4939); Scents of Worth, Inc. (1732); Jacavi, LLC (6863); Distribution Concepts, LLC (8845); Flowing Velvet, Inc. (7294); Aladdin Fragrances, Inc. (4338); Niche Marketing Group, Inc. (1943); Northern Brands, Inc. (7186); Northern Amenities, Ltd. (5387); Global Duty Free Supply, Inc. (2686); and Perfumers Art, Inc. (6616). The address of the Debtors' corporate headquarters is 35 Sawgrass Drive, Suite 2, Bellport, New York 11713.

TABLE OF CONTENTS
Page
Article I DEFINITIONS, RULES OF INTERPRETATION, AND COMPUTATION
OF TIME                                                1

A.	Scope of Definitions 1

B.	Definitions 1

C.	Rules of Interpretation 12

D.	Computation Of Time 12

E.	References to Monetary Figures 13

F.	Exhibits 13
Article II ADMINISTRATIVE EXPENSES AND PRIORITY CLAIMS    13

2.1	Administrative Claims 13

2.2	DIP Facility Claims 13

2.3	Professional Claims 13

2.4	Priority Tax Claims 14
Article III CLASSIFICATION, TREATMENT, AND VOTING OF CLAIMS AND

INTERESTS	14
3.1    Classification of Claims and Interests    14
Article IV PROVISIONS FOR TREATMENT OF CLAIMS AND INTERESTS    16

4.1	Classes 1A-1S – Other Priority Claims 16

4.2	Classes 2A-2S – Other Secured Claims 16

4.3	Class 3F – QKD Note Claims 17

4.4	Class 4F – Nussdorf Trust Notes Claims 17

4.5	Class 5B – the 2004 Note Claims 17

4.6	Class 6A-6S – General Unsecured Claims 18

4.7	Classes 7A-7S – Intercompany Claims 18

4.8	Classes 8A-8S – Intercompany Interests 18

4.9	Class 9A – Interests in Perfumania 19

4.10	Class 10A – Subordinated 510(b) Interests 19
Article V ACCEPTANCE    19

5.1	No Class Entitled to Vote 19

5.2	Cramdown 19
Article VI MEANS FOR IMPLEMENTATION OF THE PLAN    20

6.1	No Substantive Consolidation for Plan Purposes 20

6.2	General Settlement of Claims and Interests 20

6.3	Plan Funding 20

6.4	Option to Receive Releasing Stockholder Consideration 20

6.5	Authorization and Issuance of New Perfumania Common Stock 21

6.6	Exemptions from Securities Act Registration Requirements 21

6.7	Cancellation of Interests in Perfumania 21

6.8	Issuance of New Securities; Execution of Plan Documents 21

6.9	Continued Corporate Existence 21

6.10	Restructuring Transactions 22

6.11	Closing of the Chapter 11 Cases of the Inactive Debtors 22

6.12	New Corporate Governance Documents 22

6.13	Directors and Officers of the Reorganized Debtors 22

6.14	Corporate Action 22

6.15	Effectuating Documents; Further Transactions 23

6.16	Employee Benefits 23

6.17	Preservation Of Causes Of Action 23

6.18	Reservation of Rights 24

6.19	Exemption from Certain Transfer Taxes and Recording Fees 24

6.20	Insured Claims 24

6.21	Single Satisfaction of Claims 24

6.22	D&O Liability Insurance Policies and Indemnification Provisions 24

6.23	Tax Treatment 25
Article VII UNEXPIRED LEASES AND EXECUTORY CONTRACTS                25

7.1	Assumption and Rejection of Executory Contracts and Unexpired
Leases                                    25

7.2	Claims Procedures Related to Rejection of Executory Contracts or
Unexpired Leases                                26

7.3	Cure of Defaults for Assumed Executory Contracts and Unexpired
Leases                                    27

7.4	Insurance Policies 27

7.5	Modifications, Amendments, Supplements, Restatements, or Other
Agreements                                    28

7.6	Contracts and Leases Entered into After the Petition Date 28

7.7	General Reservation of Rights 28
Article VIII PROVISIONS GOVERNING DISTRIBUTIONS                    28

8.1	Time of Distributions 28

8.2	Distribution Agent 28

8.3	Delivery Of Distributions 29

8.4	Surrender of Cancelled Securities or Instruments 29

8.5	Compliance Matters 30

8.6	Claims Paid or Payable by Third Parties 30

8.7	Setoffs 30
8.1    Article IX EFFECT OF THE PLAN ON CLAIMS AND INTERESTS            31

9.1	Vesting of Assets 31

9.2	Discharge of the Debtors 31

9.3	Compromises and Settlements 32

9.4	Releases by Debtors 32

9.5	Releases by the Releasing Stockholders 33

9.6	Exculpation and Limitation of Liability 34

9.7	Injunction 34

9.8	Subordination Rights 35

9.9	Protection Against Discriminatory Treatment 35

9.10	Release of Liens 35
Article X CONDITIONS PRECEDENT                                36

10.1	Conditions to the Effective Date of the Plan 36

10.2	Waiver of Conditions Precedent 36

10.3	Notice of Effective Date 36

10.4	Effect of Non-Occurrence of Conditions to Consummation 37
Article XI RETENTION OF JURISDICTION                            37
Article XII MISCELLANEOUS PROVISIONS                            39

12.1	Immediate Binding Effect 39

12.2	Payment of Statutory Fees 39

12.3	Modification and Amendments 39

12.4	Confirmation of the Plan 39

12.5	Additional Documents 39

12.6	Dissolution of any Statutory Committee 39

12.7	Revocation, Withdrawal, or Non-Consummation 40

12.8	Notices 40

12.9	Term of Injunctions or Stays 41

12.10	Governing Law 41

12.11	Entire Agreement 41

12.12	Severability 41

12.13	Exhibits 41

12.14	No Waiver or Estoppel 41

12.15	Conflicts 42

INTRODUCTION

Perfumania Holdings, Inc., together with the other debtors and debtors-in- possession in the above-captioned Chapter 11 Cases, hereby propose this joint chapter 11 plan of reorganization for the resolution of outstanding Claims and Interests2. The Debtors are the proponents of this Plan within the meaning of section 1129 of the Bankruptcy Code. The distributions to be made to Holders of Claims are set forth herein. Perfumania Holdings, Inc.'s non-Debtor subsidiaries are not subject to the Chapter 11 Cases or this Plan.

PURSUANT TO 11 U.S.C. § 1126(f) AND § 1126(g), HOLDERS OF CLAIMS AGAINST THE DEBTORS AND HOLDERS OF INTERESTS IN THE DEBTORS ARE NOT ENTITLED TO VOTE ON THE PLAN BECAUSE ALL CLASSES OF CLAIMS AND ALL CLASSES OF INTERESTS ARE EITHER UNIMPAIRED UNDER THE PLAN OR DEEMED TO REJECT THE PLAN. NONETHELESS, ALL PARTIES ARE ENCOURAGED TO READ THE PLAN IN ITS ENTIRETY.

Subject to the restrictions and requirements set forth in section 1127 of the Bankruptcy Code and Bankruptcy Rule 3019 and those restrictions on modifications set forth in Article XII of this Plan, the Debtors expressly reserve their rights to alter, amend, modify, revoke, or withdraw this Plan, prior to this Plan's substantial consummation.

ARTICLE I

DEFINITIONS, RULES OF
INTERPRETATION, AND COMPUTATION OF TIME

A.	Scope of Definitions

For purposes of this Plan, except as expressly provided otherwise or unless the context requires otherwise, all capitalized terms not otherwise defined shall have the meanings ascribed to them in Article I.B of this Plan. Any term used in this Plan that is not defined herein, but is defined in the Bankruptcy Code or the Bankruptcy Rules, shall have the meaning ascribed to that term in the Bankruptcy Code or the Bankruptcy Rules, as applicable.

B.	Definitions

1.1    "2004 Note" means the subordinated convertible note, dated December 9, 2004, as amended, supplemented, or otherwise modified from time to time, and all documents executed in connection therewith, issued by Perfumania, Inc. to Glenn and Stephen Nussdorf in the principal amount of $5,000,000.

1.2    "Accrued Professional Compensation" means, at any given moment, all accrued, contingent and/or unpaid fees (including success fees) for legal, financial advisory, accounting and other services and obligations for reimbursement of expenses rendered or incurred before the Effective Date that are awardable and allowable under sections 328, 330(a), 331 or 363 of the Bankruptcy Code by any retained Professional in the Chapter 11 Cases, or that are awardable and allowable under section 503 of the Bankruptcy Code, that the Bankruptcy Court has not denied by a Final Order, all to the extent that

_______________________
2Capitalized terms used herein shall have the meanings ascribed to them in Article I.B of this Plan.

any such fees and expenses have not been previously paid. To the extent that the Bankruptcy Court or any higher court denies or reduces by a Final Order any amount of a professional's fees or expenses, then the amount by which such fees are reduced or denied shall no longer constitute Accrued Professional Compensation.

1.3    "Administrative Claim" means a Claim for payment of an administrative expense of a kind specified in section 503(b) or section 1114(e)(2) of the Bankruptcy Code and entitled to priority under section 507(a)(2) of the Bankruptcy Code, including (a) actual, necessary costs and expenses of preserving the Debtors' Estates and operating their businesses, including wages, salaries, or commissions for services rendered, (b) Professional Claims and any other compensation for legal, financial, advisory, accounting, and other services and reimbursement of expenses Allowed by the Bankruptcy Court under section 327, 328, 330, 331, 363, or 503(b) of the Bankruptcy Code to the extent incurred prior to the Effective Date, and (c) all fees and charges assessed against the Estates under chapter 123 of title 28, United States Code.

1.4    "Affiliates" has the meaning ascribed to such term by section 101(2) of the Bankruptcy Code.

1.5    "Allowed" means, with respect to any Claim or Interest, such Claim or Interest or any portion thereof that the Debtors have assented to the validity of or that has been (a) allowed by an order of the Bankruptcy Court, (b) allowed pursuant to the terms of this Plan, (c) allowed by agreement between the Holder of such Claim and the Debtors or Reorganized Debtors, or (d) allowed by an order of a court in which such Claim could have been determined, resolved or adjudicated if the Chapter 11 Cases had not been commenced; provided, however, that, notwithstanding anything herein to the contrary, by treating a Claim as an "Allowed Claim" or an Interest as an "Allowed Interest," the Debtors do not waive their rights to contest the amount and validity of such Claim or Interest to the extent it is disputed, contingent or unliquidated, in the manner and venue in which such Claim or equity Interest would have been determined, resolved or adjudicated if the Chapter 11 Cases had not been commenced; and provided, further that the amount of any Allowed Claim or Allowed Interest shall be determined in accordance with the Bankruptcy Code, including sections 502(b), 503(b) and 506 of the Bankruptcy Code.

1.6    "Avoidance Actions" means any and all actual or potential claims and causes of action to avoid a transfer of property or an obligation incurred by the Debtors and its recovery, subordination, or other remedies that may be brought by and on behalf of the Debtors and their Estates under the Bankruptcy Code or applicable non-bankruptcy law, including actions or remedies under section 502, 510, 542, 544, 545, 547 through 553, and 724(a) of the Bankruptcy Code.

1.7    "Bankruptcy Code" means the Bankruptcy Reform Act of 1978, as amended and codified in title 11 of the United States Code, 11 U.S.C. §§ 101-1532, as in effect    on the date hereof but, with respect to amendments to the Bankruptcy Code subsequent to commencement of the Chapter 11 Case, only to the extent that such amendments were made expressly applicable to bankruptcy cases which were filed as of the enactment of such amendments.

1.8    "Bankruptcy Court" means the United States Bankruptcy Court for the District of Delaware or such other court as may have jurisdiction over the Chapter 11 Cases.

1.9    "Bankruptcy Rules" means the Federal Rules of Bankruptcy Procedure and the Official Bankruptcy Forms, as amended, the Federal Rules of Civil Procedure, as amended, as applicable to the Chapter 11 Cases or proceedings therein, and the Local Rules of the Bankruptcy Court, as applicable to the Chapter 11 Cases or proceedings therein, as the case may be.

1.10	"Blue Sky Laws" means any state securities or "blue sky" laws.

1.11    "Business Day" means any day, excluding Saturdays, Sundays, and "legal holidays" (as defined in Bankruptcy Rule 9006(a)), on which commercial banks are open for business in New York City.

1.12    "Cash" means legal tender of the United States of America and equivalents thereof.

1.13    "Causes of Action" means any and all actions, claims, proceedings, causes of action, suits, accounts, demands, controversies, agreements, promises, rights to legal remedies, rights to equitable remedies, rights to payment and claims, whether known, unknown, reduced to judgment, not reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured, and whether asserted or assertable directly or derivatively, in law, equity or otherwise, including actions brought prior to the Petition Date, actions under chapter 5 of the Bankruptcy Code, including any Avoidance Action, and actions against any Entity for failure to pay for products or services provided or rendered by the Debtors, all claims, suits or proceedings relating to enforcement of the Debtors' intellectual property rights, including patents, copyrights and trademarks, and all claims or causes of action seeking recovery of the Debtors' or the Reorganized Debtors' accounts receivable or other receivables or rights to payment created or arising in the ordinary course of the Debtors' or the Reorganized Debtors' businesses, based in whole or in part upon any act or omission or other event occurring prior to the Petition Date or during the course of the Chapter 11 Cases, including through the Effective Date.

1.14    "Chapter 11 Cases" means the chapter 11 cases of the Debtors pending under chapter 11 of the Bankruptcy Code in the Bankruptcy Court, and the phrase "Chapter 11 Case" when used with reference to a particular Debtor means the particular case pending under chapter 11 of the Bankruptcy Code that such Debtor commenced in the Bankruptcy Court.

1.15    "Claim" means any claims against the Debtors, whether or not asserted, as defined in section 101(5) of the Bankruptcy Code, or an Administrative Claim, as applicable.

1.16    "Claims and Administrative Agent" means Epiq Bankruptcy Solutions, LLC.

1.17    "Class" means a category of Holders of Claims or Interests classified    together pursuant to sections 1122 and 1123(a)(1) of the Bankruptcy Code, as described in Article III of this Plan.

1.18    "Company" means the Debtors and their non-Debtor Affiliates, whether located inside or outside of the territorial jurisdiction of the United States, including all of the direct and indirect subsidiaries of Perfumania.

1.19    "Confirmation" means the entry, within the meaning of Bankruptcy Rules 5003 and 9012, of the Confirmation Order, subject to all conditions specified having been satisfied or waived.

1.20	"Confirmation Date" means the date on which Confirmation occurs.

1.21    "Confirmation Hearing" means the hearing before the Bankruptcy Court held under section 1128 of the Bankruptcy Code to consider confirmation of the Plan and related matters as such hearing may be adjourned or continued from time to time.

1.22    "Confirmation Order" means the order of the Bankruptcy Court confirming this Plan under section 1129 of the Bankruptcy Code, which shall be in form and substance reasonably satisfactory to NewHoldCo, and in the form and with the provisions as required herein.

1.23    "Credit Agreement" means that certain Credit Agreement, dated January 7, 2011 by and among Wells Fargo Bank, National Association, as administrative and collateral agent, the Debtors and certain non-Debtor Affiliates, as borrowers and/or guarantors party thereto, and the parties from time to time party thereto as lenders, as amended by Amendment No. 1 to Credit Agreement, dated as of December 23, 2011 and Amendment No. 2 to Credit Agreement, dated as of April 25, 2014, as supplemented by the Joinder Agreement, dated as of April 18, 2012, and otherwise as in effect immediately prior to the Petition Date.

1.24    "Creditor" has the meaning ascribed to such term in section 101(10) of the Bankruptcy Code.

1.25    "Cure" means the payment of Cash by the Debtors, or the distribution of other property (as the parties may agree or the Bankruptcy Court may order), as necessary to cure monetary defaults under an Executory Contract or Unexpired Lease of one or more of the Debtors and to permit the Debtors to assume that contract or lease under section 365(a) of the Bankruptcy Code.

1.26    "D&O Liability Insurance Policies" means all insurance policies of any of the Debtors for directors', managers' and officers' liability, including runoff policies or tail coverage.

1.27    "Debtors" means, collectively, Perfumania Holdings, Inc.; Perfumania, Inc.; Magnifique Parfumes and Cosmetics, Inc.; Ten Kesef II, Inc.; Perfumania.com, Inc.; Model Reorg Acquisition, LLC; Northern Group, Inc.; Perfumania Puerto Rico, Inc.; Quality King Fragrance, Inc.; Scents of Worth, Inc.; Jacavi, LLC; Distribution Concepts, LLC; Flowing Velvet, Inc.; Aladdin Fragrances, Inc.; Niche Marketing Group, Inc.; Northern Brands, Inc.; Northern Amenities, Ltd.; Global Duty Free Supply, Inc.; and Perfumers Art, Inc.

1.28    "DIP Amendment" means that certain Ratification and Amendment Agreement, dated as of August 29, 2017, by and among Perfumania Holdings, Inc., the other Debtors and certain non-Debtor Affiliates as borrowers and/or guarantors party thereto, the Lenders (as defined therein) party thereto and Wells Fargo Bank, National Association, as administrative agent and collateral agent for the Lenders under the Credit Agreement, as further amended, modified, supplemented or restated from time to time.

1.29    "DIP Credit Agreement" means the Credit Agreement, as amended and ratified by the DIP Amendment.

1.30    "DIP Facility" means the senior secured debtor-in-possession asset-based revolving facility provided to the Debtors pursuant to the DIP Credit Agreement as authorized by the Bankruptcy Court pursuant to the DIP Order, as may be amended or modified from time to time.

1.31    "DIP Order" means, collectively, (a) any interim order or final order entered by the Bankruptcy Court authorizing and approving the DIP Facility and the agreements related thereto in accordance with the terms of the DIP Credit Agreement, and (b) any and all orders entered by the Bankruptcy Court authorizing and approving amendments or modifications to the DIP Credit Agreement or either of the orders described in the foregoing clause (a) in accordance with the terms of the DIP Credit Agreement.

1.32    "DIP Facility Claim" means any Claim arising under, derived from, based upon, covered by or as a result of the DIP Facility.

1.33    "Disallowed" means (a) a Claim, or any portion thereof, that has been disallowed by a Final Order or a settlement, or as provided in this Plan, or (b) a Claim or any portion thereof that is not Scheduled and as to which a proof of claim bar date has been established but no proof of claim has been timely filed or deemed timely filed with the Bankruptcy Court pursuant to either the Bankruptcy Code or any Final Order of the Bankruptcy Court or otherwise deemed timely filed under applicable law.

1.34    "Disclosure Statement" means the written disclosure statement or any supplements thereto (including the Plan Supplement and all schedules thereto or referenced therein) that relates to this Plan, as such disclosure statement may be amended, modified, or supplemented from time to time.

1.35    "Disputed" means any Claim, or any portion thereof, prior to it having become an Allowed Claim or a Disallowed Claim.

1.36    "Distribution Agent" means any Entity (including any applicable Reorganized Debtor if it acts in such capacity) in its capacity as a disbursing agent under Article VIII of the Plan.

1.37    "Distribution Date" means the date, occurring as soon as practicable after the Effective Date, on which the Distribution Agent first makes distributions to holders of Allowed Claims as provided in Article VIII of the Plan and any date thereafter on which the Distribution Agent makes distributions to holders of Allowed Claims as provided in Article VIII of the Plan.

1.38    "Effective Date" means the date on which this Plan shall take effect, which date shall be a Business Day on or after the Confirmation Date on which all conditions precedent to the effectiveness of this Plan specified in Article 10.1, have been satisfied, or, if capable of being waived, waived, which date shall be specified in a notice filed by the Reorganized Debtors with the Bankruptcy Court.

1.39    "Entity" has the meaning ascribed to such term in section 101(15) of the Bankruptcy Code.

1.40    "Equity Security" has the meaning ascribed to such term in section 101(16) of the Bankruptcy Code.

1.41    "Estates" means the bankruptcy estates of the Debtors created pursuant to section 541 of the Bankruptcy Code.

1.42    "Exchange Act" means the Securities Exchange Act of 1934, as now in effect or hereafter amended.

1.43    "Exculpated Claim" means any Claim related to any act or omission in connection with, relating to, or arising out of the Debtors' in or out of court restructuring, the Chapter 11 Cases, formulation, preparation, dissemination, negotiation, or filing of the Disclosure Statement, the Plan, the settlement of Claims or renegotiation of Executory Contracts or Unexpired Leases, the negotiation of the Plan, the DIP Credit Agreement, the Plan Supplement, the Exit Facility Credit Agreement, or any contract, instrument, release, or other agreement or document created or entered into in connection with the Disclosure Statement or Plan, the filing of the Chapter 11 Cases, the pursuit of Confirmation, the pursuit of consummation of the Plan, the administration, consummation, and implementation of the Plan, the distribution of property under the Plan, or any transaction contemplated by the Plan or Disclosure Statement, or in furtherance thereof; provided, however, that Exculpated Claims shall not include any claim arising out of any act or omission that is determined in a Final Order to have constituted gross negligence, willful misconduct, or intentional fraud to the extent imposed by applicable non-bankruptcy law. For the avoidance of doubt, no Cause of Action, obligation or liability expressly set forth in or preserved by the Plan or the Plan Supplement constitutes an Exculpated Claim.

1.44    "Exculpated Parties" means, collectively, each of the following in their respective capacities as such: (a) the Debtors; (b) the Reorganized Debtors; (c) each of the non- Debtor Affiliates that is a subsidiary of Perfumania; (d) the Lenders under the DIP Facility (e) the Nussdorf Family; (f) NewHoldCo; (g) the Garcia Group; (h) any statutory committee appointed in these Chapter 11 Cases and the current and former members thereof, in their capacity as such; and (i) with respect to each of the foregoing Entities in clauses (a) through (h), such Entity's respective predecessors, successors and assigns, and current and former stockholders, members, limited partners, general partners, equity holders, Affiliates and its and their subsidiaries, principals, partners, managed funds, parents, equity holders, members, employees, agents, officers, directors, managers, trustees, professionals, representatives, advisors, attorneys, financial advisors, accountants, investment bankers, and consultants.

1.45    "Executory Contract" means any contract to which any of the Debtors is a party that is subject to assumption or rejection under sections 365 or 1123 of the Bankruptcy Code.

1.46    "Exhibit" means an exhibit contained in the Plan Supplement or annexed as an appendix to the Disclosure Statement.

1.47    "Exit Commitment Letter" means that certain Commitment Letter, dated as of August 26, 2017, by and among Wells Fargo Bank, N.A., and Perfumania Holdings, Inc.

1.48    "Exit Facility" means that certain asset-based revolving credit facility in the principal amount of up to $100 million pursuant to the Exit Facility Credit Agreement and all other documents entered into in connection therewith or contemplated thereby.

1.49    "Exit Facility Credit Agreement" means that certain Credit Agreement to be entered on the effective date of the plan by the Reorganized Debtors and certain other subsidiaries and affiliates thereof, as loan parties thereto, the Lenders (as defined therein) party thereto, Wells Fargo Bank, N.A., as agent, and other parties thereto, in form and substance substantially similar to the Form of Exit Credit Facility Agreement (as defined in the Exit Commitment Letter) (as amended, supplemented, or otherwise modified from time to time), and all documents executed in connection therewith.

1.50    "Exit Lenders" has the meaning given in the definition of "Exit Facility Credit Agreement."

1.51    "Final Decree" means a final decree entered by the Court closing all of the remaining Chapter 11 Cases pursuant to Bankruptcy Rule 3022.

1.52    "Final Order" means an order or judgment, the operation or effect of which has not been reversed, stayed, modified, or amended, is in full force and effect, and as to which order or judgment (or any reversal, stay, modification, or amendment thereof) (a) the time to appeal, seek certiorari, or request reargument or further review or rehearing has expired and no appeal, petition for certiorari, or request for reargument or further review or rehearing has been timely filed, or (b) any appeal that has been or may be taken or any petition for certiorari or request for reargument or further review or rehearing that has been or may be filed has been resolved by the highest court to which the order or judgment was appealed, from which certiorari was sought, or to which the request was made, and no further appeal or petition for certiorari or request for reargument or further review or rehearing has been or can be taken or granted; provided, however, that the possibility that a motion under Rule 60 of the Federal Rules of Civil Procedure, or any analogous rule under the Bankruptcy Rules, may be filed relating to such order shall not prevent such order from being a Final Order; provided, further, that the Debtors or Reorganized Debtors, as applicable, reserve the right to waive any appeal period for an order or judgment to become a Final Order.

1.53    "Garcia Group" means Rene Garcia and certain family trusts and affiliated companies of Rene Garcia.

1.54    "General Unsecured Claim" means any unsecured Claim that is not an Administrative Claim, Priority Tax Claim, Professional Claim, Other Priority Claim, Intercompany Claim, QKD Note Claim, Nussdorf Trust Notes Claim, or 2004 Note Claim. Without limiting the foregoing, General Unsecured Claims include all Rejection Damages Claims.

1.55    "Governmental Unit" has the meaning ascribed to such term in section 101(27) of the Bankruptcy Code.

1.56	"Holder" means a holder of a Claim against or Interest in the Debtors.

1.57    "Impaired" means impaired within the meaning of section 1124 of the Bankruptcy Code.

1.58    "Inactive Debtors" means, collectively, Jacavi, LLC; Distribution Concepts, LLC; Flowing Velvet, Inc.; Northern Brands, Inc.; Northern Amenities, Ltd.; Global Duty Free Supply, Inc.; and Perfumers Art, Inc.

1.59    "Inactive Debtor Final Decree" means a final decree entered by the Court closing the Chapter 11 Cases of the Inactive Debtors pursuant to Bankruptcy Rule 3022, substantially in the form annexed to the Confirmation Order.

1.60    "Indemnification Provisions" means each of the indemnification provisions, agreements or obligations of the Debtors in place as of the Petition Date, whether in the bylaws, certificate of incorporation or other formation documents, board resolutions or employment contracts, in each case for the benefit of the current and former directors, officers, members, employees, attorneys, other professionals and agents of the Debtors.

1.61	"Insurance Policies" means, collectively, all of the Debtors' insurance policies.

1.62	"Intercompany Claim" means a Claim (a) by any Debtor against another
Debtor or (b) by any non-Debtor Affiliate against any of the Debtors.

1.63	"Intercompany Interests" means all Interests in the Subsidiary Debtors.

1.64    "Interest" means (a) the legal, equitable, contractual, and other rights (whether fixed or contingent, matured or unmatured, disputed or undisputed) in any Entity with respect to Old Perfumania Common Stock, or any other Equity Securities or Other Interests of the Debtors and (b) the legal, equitable, contractual and other rights (whether fixed or contingent, matured or unmatured, disputed or undisputed)

of any Entity to purchase, sell, subscribe to, or otherwise acquire or receive (directly or indirectly) any of the foregoing.

1.65    "Lien" has the meaning ascribed to such term in section 101(37) of the Bankruptcy Code.

1.66    "New Board" means the initial board of directors or functional equivalent thereof, as applicable, of Reorganized Perfumania as designated pursuant to Article 6.13.

1.67    "New Bylaws" means the bylaws, limited liability company agreement, or functional equivalent thereof, as applicable, of the Reorganized Debtors, the form of which shall be included in the Plan Supplement, and subject to Article 6.12 hereof.

1.68    "New Certificates of Incorporation" means the certificates of incorporation, certificates of formation, or functional equivalent thereof, as applicable, of each of the Reorganized Debtors, the form of which shall be included in the Plan Supplement, and subject to Article 6.12 hereof.

1.69    "New Corporate Governance Documents" means, as applicable, (a) the New Certificates of Incorporation, (b) the New Bylaws, and (c) the New Shareholders Agreement, in each case to be filed as part of the Plan Supplement, and subject to Article 6.12 hereof. The New Corporate Governance Documents shall be in form and substance satisfactory to NewHoldCo in its sole discretion.

1.70    "NewHoldCo" means MJA Beauty, LLC a Delaware limited liability Company formed prior to the Petition Date by certain estate trusts established by the Nussdorf Family and the Garcia Group, which shall be the parent company of the Reorganized Debtors.

1.71    "NewHoldCo Investment Agreement" means that certain agreement by and between NewHoldCo, each individual member of NewHoldCo and Perfumania Holdings, Inc., dated August 26, 2017, setting forth the terms and conditions upon which NewHoldCo shall make the NewHoldCo Equity Infusion.

1.72    "NewHoldCo Equity Infusion" means $14,263,460 in Cash to be contributed by NewHoldCo pursuant to the terms of the NewHoldCo Investment Agreement that will be used to (1) to make (or cause to be made) distributions under the Plan; (2) to fund the Releasing Stockholder Consideration; and (3) to fund ongoing operations.

1.73    "NewHoldCo Equity Allocation" means shares of New Perfumania Common Stock to be issued to NewHoldCo or its designee on account of the NewHoldCo Equity Infusion equal to 100% of the shares of New Perfumania Common Stock issued and outstanding on the Effective Date.

1.74    "New Perfumania Common Stock" means the shares of new common stock, limited liability company membership units, or functional equivalent thereof, as applicable, of Reorganized Perfumania.
1.75    "Nussdorf Family" means Stephen Nussdorf, Glenn Nussdorf, Arlene Nussdorf, Ruth Nussdorf, all trusts in which any of Stephen Nussdorf, Glenn Nussdorf, Arlene Nussdorf, or Ruth Nussdorf are grantors, and their respective Affiliates, trusts (and the trustees and beneficiaries thereof), funds, and investment vehicles Controlled by them.

1.76    "Nussdorf Trust Notes" means the unsecured subordinated promissory notes, as amended, supplemented, or otherwise modified from time to time, and all documents executed in connection therewith, issued by Model Reorg Acquisition LLC in the aggregate principal amount of approximately $85,400,000 million to six estate trusts established by Glenn, Stephen and Arlene Nussdorf.

1.77    "Old Perfumania Common Stock" means shares of common stock of Perfumania that are authorized, issued, and outstanding prior to the Effective Date.

1.78    "Other Interests" means all options, warrants, call rights, puts, awards, or other agreements to acquire an Equity Security of Perfumania.

1.79    "Other Priority Claim" means any Claim, other than an Administrative Claim or Priority Tax Claim, entitled to priority payment as specified in section 507(a) of the Bankruptcy Code.

1.80	"Other Secured Claim" means any Secured Claim other than a DIP Facility Claim.

1.81    "Perfumania" means Perfumania Holdings, Inc., a Florida corporation.

1.82    "Person" has the meaning set forth in section 101(41) of the Bankruptcy
1.83    "Petition Date" means the date on which the Debtors filed their petitions    for reorganization relief in the Bankruptcy Court.

1.84    "Plan" means this plan of reorganization for the resolution of outstanding Claims and Interests in the Chapter 11 Cases, as may be modified in accordance with the Bankruptcy Code and Bankruptcy Rules, including the Plan Supplement and all Exhibits, supplements, appendices, and schedules. The Plan shall be in form and substance reasonably satisfactory to NewHoldCo.

1.85    "Plan Supplement" means the supplement or supplements to the Plan containing certain Exhibits and documents relevant to the implementation of the Plan, to be filed with the Bankruptcy Court on or before the Plan Supplement Filing Date, and including: (a) the New Corporate Governance Documents, (b) the Schedule of Rejected Executory Contracts and Unexpired Leases, (c) the Exit Facility Credit Agreement and any documentation or agreements relating thereto, (d) a list of retained Causes of Action, and (e) to the extent known, the New Board.

1.86    "Plan Supplement Filing Date" means the date on which the Plan Supplement shall be filed with the Bankruptcy Court, which shall be filed with the Bankruptcy Court on or before 14 days prior to the Confirmation Hearing, or such later date as may be approved by the Bankruptcy Court without further notice.

1.87    "Plan Transaction Documents" means all definitive documents and agreements to which the Debtors will be a party as contemplated by the Plan, including (a) the Plan and any documentation or agreements related thereto; (b) the Confirmation Order and pleadings in support of entry thereof; (c) the Disclosure Statement, (d) the Exit Facility Credit Agreement and any documentation or agreements relating thereto; and (e) all documents that will comprise the Plan Supplement.

1.88    "Priority Tax Claim" means a Claim of a Governmental Unit entitled to priority pursuant to section 507(a)(8) of the Bankruptcy Code.

1.89    "Pro Rata" means the proportion that an Allowed Claim or Allowed Interest in a particular Class bears to the aggregate amount of Allowed Claims or Allowed Interests in that Class, or the proportion that Allowed Claims or Allowed Interests in a particular Class bear to the aggregate amount of Allowed Claims or Allowed Interests in a particular Class and other Classes entitled to share in the same recovery as such Allowed Claim or Allowed interests under the Plan.

1.90    "Professional" means any Entity retained in the Chapter 11 Cases by separate Final Order pursuant to sections 327, 363, and 1103 of the Bankruptcy Code or otherwise; provided, however, that Professional does not include any Entity retained in the ordinary course of the Debtors' business.

1.91    "Professional Claim" means an Administrative Claim of a Professional for compensation for services rendered or reimbursement of costs, expenses, or other charges and disbursements incurred relating to services rendered or expenses incurred after the Petition Date and prior to and including the Confirmation Date.

1.92    "QKD Note" means the unsecured subordinated promissory note, dated as of August 11, 2008, as amended, supplemented, or otherwise modified from time to time, and all documents executed in connection therewith, issued by Model Reorg Acquisition LLC to Quality King Distributors, Inc. in the principal amount of $35,000,000.

1.93    "Reinstated" or "Reinstatement" means (a) leaving unaltered the legal, equitable and contractual rights to which a Claim entitles the Claim Holder so as to leave such Claim Unimpaired in accordance with section 1124 of the Bankruptcy Code, or (b) notwithstanding any contractual provision or applicable law that entitles the Claim Holder to demand or receive accelerated payment of such Claim after the occurrence of a default, (i) curing any such default that occurred before or after the Petition Date, other than a default of a kind specified in section 365(b)(2) of the Bankruptcy Code; (ii) reinstating the maturity of such Claim as such maturity existed before such default; (iii) compensating the Claim Holder for any damages incurred as a result of any reasonable reliance by such Claim Holder on such contractual provision or such applicable law; and (iv) not otherwise altering the legal, equitable or contractual rights to which such Claim entitles the Claim Holder; provided, however, that any contractual right that does not pertain to the payment when due of principal and interest on the obligation on which such Claim is based, including, but not limited to, financial covenant ratios, negative pledge covenants, covenants or restrictions on merger or consolidation, "going dark" provisions, and affirmative covenants regarding corporate existence prohibiting certain transactions or actions contemplated by this Plan, or conditioning such transactions or actions on certain factors, shall not be required to be cured or reinstated in order to accomplish Reinstatement.

1.94	"Rejection Bar Date" has the meaning set forth in Article 7.2.

1.95    "Rejection Damages Claim" means any Claim on account of the rejection of an Executory Contract or Unexpired Lease pursuant to section 365 of the Bankruptcy Code or the repudiation of such contract.

1.96	"Rejection Damages Claim Objection Deadline" means, as applicable
(a) the day that is the later of (i) the first Business Day that is at least 60 days after the Effective Date and (ii) the first Business Day that is at least 60 days after the applicable Rejection Bar Date, (b) such later date as may be established by the Bankruptcy Court upon request of the Reorganized Debtors without further notice to parties-in-interest.

1.97    "Rejection Motion" means any motion filed by the Debtors to reject Executory Contracts or Unexpired Leases, including all exhibits and schedules attached thereto, as the same may be amended, modified, or supplemented from time to time. The schedules and exhibits to the Rejection Motion shall be in form and substance reasonably satisfactory to NewHoldCo.

1.98    "Released Parties" means each of the following in their respective capacities as such: (a) the Debtors; (b) the Reorganized Debtors; (c) each of the non-Debtor Affiliates that is a Subsidiary; (d) Wells Fargo Bank, National Association and the Lenders under the DIP Facility (e) the Nussdorf Family; (f) NewHoldCo; (g) the Garcia Group; (h) any statutory committee appointed in these Chapter 11 Cases and the current and former members thereof, in their capacity as such; and (i) with respect to each of the above-named Entities described in subsections (a) through (h), such Entity's respective predecessors, successors and assigns, and current and former stockholders, members, limited partners, general partners, equity holders, Affiliates and its and their subsidiaries, descendants, principals, partners, managed funds, parents, equity holders, members, employees, agents, officers, directors, managers, spouses, trustees, professionals, representatives, advisors, attorneys, financial advisors, accountants, investment bankers, and consultants.

1.99    "Releasing Stockholder" means a Holder of an Allowed Interest in Perfumania, other than NewHoldCo, who affirmatively opts-in to the Stockholder Release.

1.100    "Releasing Stockholder Consideration" means the $2.00 per share consideration to Releasing Stockholders in exchange for granting a Stockholder Release, which shall be funded by the NewHoldCo Equity Infusion.

1.101    "Reorganized Debtors" means the Debtors or any successors thereto, by merger, consolidation, or otherwise, from and after the Effective Date, but excluding specifically any of the Debtors who are dissolved pursuant to the Plan.

1.102    "Reorganized Perfumania" means Perfumania upon consummation of the Plan on the Effective Date.

1.103    "Scheduled" means, with respect to any Claim, the status, priority, and amount, if any, of such Claim as set forth in the Schedule of Rejected Executory Contracts and Unexpired Leases.

1.104    "Schedule of Rejected Executory Contracts and Unexpired Leases" means the schedule of certain Executory Contracts and Unexpired Leases to be rejected by the Debtors originally filed as an exhibit to the Rejection Motion and in the form filed as part of the Plan Supplement, as the same may be amended, modified, or supplemented from time to time. The Schedule of Rejected Executory Contracts and Unexpired Leases shall be in form and substance reasonably satisfactory to NewHoldCo.

1.105    "Secured Claim" means a Claim (a) secured by a Lien on collateral to the extent of the value of such collateral, as determined in accordance with section 506(a) of the Bankruptcy Code or (b) subject to a valid right of setoff pursuant to section 553 of the Bankruptcy Code.

1.106    "Securities Act" means the Securities Act of 1933, as now in effect or hereafter amended, and the rules and regulations of the United States Securities and Exchange Commission promulgated thereunder.

1.107    "Security" has the meaning ascribed to such term in section 2(a)(1) of the Securities Act. Plan.

1.108    "Stockholder Release" means the release set forth in Article 9.5 of this Plan.

1.109    "Stockholder Release Form" means either the Beneficial Owner Release    Opt-In Form or the Registered Owner Release Opt-In Form, as applicable, distributed to Holders of Interests in Perfumania for the purposes of electing to opt-in to the Stockholder Release in exchange for the Releasing Stockholder Consideration.

1.110    "Subordinated 510(b) Interest" means any claim against the Debtors that is subject to subordination under section 510(b) of the Bankruptcy Code, whether arising from rescission of a purchase or sale of an Interest of the Debtors or an Affiliate of the Debtors, for damages arising from the purchase or sale of such Interest, or for reimbursement or contribution allowed under section 502 of the Bankruptcy Code on account of such claim, or otherwise, which, in the case of Old Perfumania Common Stock shall have the same priority as Old Perfumania Common Stock.

1.111	"Subsidiaries" means the direct or indirect subsidiaries of Perfumania.

1.112	"Subsidiary Debtors" means each of the Debtors other than Perfumania.

1.113    "Unexpired Lease" means a lease of nonresidential real property to which any of the Debtors is a party that is subject to assumption or rejection under section 365 of the Bankruptcy Code.

1.114    "Unimpaired" means, with respect to a Class of Claims, a Class of Claims that is not Impaired.

C.	Rules of Interpretation

For purposes of this Plan, unless otherwise provided herein, (a) whenever from the context it is appropriate, each term, whether stated in the singular or the plural, shall include both the singular and the plural; (b) each pronoun stated in the masculine, feminine, or neuter includes the masculine, feminine, and neuter; (c) any reference in the Plan to an existing document or schedule filed or to be filed means such document or schedule, as it may have been or may be amended, modified, or supplemented; (d) any reference to an entity as a Holder of a Claim or Interest includes that entity's successors and assigns; (e) all references in this Plan to Sections, Articles, and Exhibits are references to Sections, Articles, and Exhibits of or to this Plan; (f) the words "herein," "hereunder," and "hereto" refer to this Plan in its entirety rather than to a particular portion of this Plan; (g) captions and headings to Articles and Sections are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation of this Plan; (h) the rules of construction set forth in section 102 of the Bankruptcy Code shall apply; (i) to the extent the Disclosure Statement is inconsistent with the terms of this Plan, this Plan shall control; (j) to the extent this Plan is inconsistent with the Confirmation Order, the Confirmation Order shall control; (k) references to "shares," "shareholders," "directors," and/or "officers" shall also include "membership units," "members," "managers," or other functional equivalents, as applicable, as such terms are defined under the applicable state limited liability company or alternative comparable laws, as applicable; and (l) any immaterial effectuating provision may be interpreted by the Reorganized Debtors in a manner that is consistent with the overall purpose and intent of the Plan without further Final Order of the Bankruptcy Court.

D.	Computation Of Time

In computing any period of time prescribed or allowed by this Plan, unless otherwise expressly provided, the provisions of Bankruptcy Rule 9006(a) shall apply.

E.	References to Monetary Figures
All references in this Plan to monetary figures shall refer to currency of the United States of America, unless otherwise expressly provided.

F.	Exhibits

All Exhibits are incorporated into and are a part of this Plan as if set forth in full herein and such Exhibits shall be filed with the Bankruptcy Court on or before the Plan Supplement Filing Date. After the Plan Supplement Filing Date, copies of Exhibits may be obtained upon email request to the Claims and Administrative Agent at tabulation@epiqsystems.com, or by downloading such exhibits from the Debtors' informational website at http://dm.epiq11.com/perfumania.

ARTICLE II

ADMINISTRATIVE EXPENSES AND PRIORITY CLAIMS
In accordance with section 1123(a)(1) of the Bankruptcy Code, Administrative Claims and Priority Tax Claims are not classified and are not entitled to vote on the Plan.

2.1    Administrative Claims. On or as soon as reasonably practicable after the Effective Date, each Holder of an Allowed Administrative Claim (other than a DIP Facility Claim, which shall be subject to Article 2.2 of this Plan, or a Professional Claim, which shall be subject to Article 2.3 of this Plan) will (i) be Reinstated, (ii) receive, in full satisfaction, settlement, discharge and release of, and in exchange for, such Claim either (a) payment in full in Cash for the unpaid portion of such Allowed Administrative Claim or (b) such other less favorable treatment as agreed to in writing by the Debtors or Reorganized Debtors, as applicable, and such Holder, or (iii) will otherwise be left Unimpaired; provided, however, that Administrative Claims incurred by the Debtors in the ordinary course of business may be paid in the ordinary course of business in the discretion of the Debtors or Reorganized Debtors in accordance with such applicable terms and conditions relating thereto without further notice to or order of the Bankruptcy Court. All statutory fees payable under 28 U.S.C. § 1930(a) shall be paid as such fees become due. Any taxes that arose postpetition shall be paid in the ordinary course of business and the taxing authorities that hold Claims on account of such postpetition taxes shall not be required to file a proof of claims for an Administrative Claim in the Chapter 11 Cases.

2.2	DIP Facility Claims.

(a)    Pursuant to the DIP Order, all DIP Facility Claims are Allowed.

(b)    Except to the extent that a Holder of a DIP Facility Claim agrees in writing to other or less favorable treatment, all DIP Facility Claims and all Liens securing such claims shall continue in full force and effect on and after the Effective Date, as amended and restated by, and in accordance with, the Exit Facility. Nothing in this Plan shall or shall be construed to release, discharge, relieve, limit or impair in any way the rights of any Holder of a DIP Facility Claim or any Lien securing any such claim that are amended and restated by the Exit Facility.

2.3	Professional Claims.

(a)    Claims for Accrued Professional Compensation. Professionals or other

Persons asserting a Claim for Accrued Professional Compensation for services rendered to the Debtors or any statutory committee appointed in these Chapter 11 Cases before the Effective Date must file and serve on the Debtors and such other Persons who are designated by the Bankruptcy Rules, the Confirmation Order or other order of the Bankruptcy Court an application for final allowance of such Claim for Accrued Professional Compensation no later than 45 days after the Effective Date.

(b)    Post-Effective Date Fees and Expenses. Upon the Effective Date, any requirement that Professionals comply with sections 327 through 331 and 1103 of the Bankruptcy Code in seeking retention or compensation for services rendered after such date shall terminate, and the Reorganized Debtors may employ and pay any Professional for services rendered or expenses incurred after the Effective Date in the ordinary course of business without any further notice to any party or action, order or approval of the Bankruptcy Court.

2.4    Priority Tax Claims. On the Effective Date, or as soon a reasonably practicable thereafter, except to the extent that a Holder of an Allowed Priority Tax Claim agrees to a less favorable treatment, in full and final satisfaction, settlement, release, and discharge of and in exchange for, such Claims, each Holder of an Allowed Priority Tax Claim shall receive one of the following treatments on account of such Claim: (a) Cash in an amount equal to the amount of such Allowed Priority Tax Claim, (b) Cash in an amount agreed to by the Debtors (or the Reorganized Debtors) and such Holder, provided, however, that such parties may further agree for the payment of such Allowed Priority Tax Claim to occur at a later date, or (c) at the sole option of the Debtors, Cash in the aggregate amount of such Allowed Priority Tax Claim payable in installment payments over a period of not more than five (5) years after the Petition Date pursuant to section 1129(a)(9)(C) of the Bankruptcy Code. To the extent any Allowed Priority Tax Claim is not due and owing on the Effective Date, such Claim shall be paid in full in Cash in accordance with the terms of any agreement between the Debtors and the Holder of such Claim, or as may be due and payable under applicable non-bankruptcy law or in the ordinary course of business.

ARTICLE III

CLASSIFICATION, TREATMENT, AND VOTING OF CLAIMS AND INTERESTS

3.1	Classification of Claims and Interests.

(a)    The Plan is a single plan of reorganization for the jointly administered Chapter 11 Cases, but does not constitute a substantive consolidation of the Debtors' Estates for voting purposes. The Plan, though proposed jointly, constitutes a separate plan for each of the Debtors for voting purposes. Therefore, all Claims against and Interests in a particular Debtor are placed in the Classes set forth below with respect to such Debtor.

(b)    There are a total of 19 Debtors. Each Debtor has been assigned a letter below. The Claims against and Interests in each Debtor, in turn, have been assigned separate numbered Classes based on the type of Claim or Interest involved. Accordingly, the classification of any particular Claim or Interest in any of the Debtors depends on the particular Debtor against which such Claim or Interest is asserted (or in which such Interest is held) and the type of Claim or Interest in question. The letters applicable to the 19 Debtors are as follows:

Letter	Debtor Name
A.	Perfumania Holdings, Inc.
B.	Perfumania, Inc.
C.	Magnifique Parfumes and Cosmetics, Inc.
D.	Ten Kesef II, Inc.
E.	Perfumania.com, Inc.
F.	Model Reorg Acquisition, LLC
G.	Northern Group, Inc.
H.	Perfumania Puerto Rico, Inc.
I.	Quality King Fragrance, Inc.
J.	Scents of Worth, Inc.
K.	Jacavi, LLC
L.	Distribution Concepts, LLC
M.	Flowing Velvet, Inc.
N.	Aladdin Fragrances, Inc.
O.	Niche Marketing Group, Inc.
P.	Northern Brands, Inc.
Q.	Northern Amenities, Ltd.
R.	Global Duty Free Supply, Inc.
S.	Perfumers Art, Inc.

(c)    In accordance with section 1123(a)(1) of the Bankruptcy Code, Administrative Claims and Priority Tax Claims of the kinds specified in sections 507(a)(1) and 507(a)(8) of the Bankruptcy Code have not been classified and their treatment is set forth in Article II above.

(d)    Pursuant to sections 1122 and 1123 of the Bankruptcy Code, set forth below is a designation of classes of Claims against and Interests in the Debtors. A Claim or Interest is placed in a particular Class for the purposes of voting on the Plan, to the extent applicable, and receiving distributions pursuant to the Plan only to the extent that such Claim or Interest is an Allowed Claim or an Allowed Interest in that Class and such Claim or Interest has not been paid, released, or otherwise settled prior to the Effective Date.

(e)	Claims and Interests are divided into numbered Classes as set forth below:

Class	Claim or Interest	Status	Voting Rights
1.	Other Priority Claims	Unimpaired	Presumed to Accept
2.	Other Secured Claims	Unimpaired	Presumed to Accept
3.	QKD Note Claims	Unimpaired	Presumed to Accept
4.	Nussdorf Trust Notes Claims	Unimpaired	Presumed to Accept
5.	2004 Note Claims	Unimpaired	Presumed to Accept
6.	General Unsecured Claims	Unimpaired	Presumed to Accept
7.	Intercompany Claims	Unimpaired	Presumed to Accept
8.	Intercompany Interests	Unimpaired	Presumed to Accept
9.	Interests in Perfumania	Impaired	Deemed to Reject
10.	Subordinated 510(b) Interests	Impaired	Deemed to Reject

ARTICLE IV

PROVISIONS FORTREATMENT
OF CLAIMS AND INTERESTS

4.1	Classes 1A-1S - Other Priority Claims
(a)    Classification: Classes 1A-1S consists of all Other Priority Claims.

(b)    Treatment: On the Effective Date, or as soon as reasonably practicable thereafter, unless the holder of an Other Priority Claim and the Debtors agree to different treatment, each holder of an Allowed Other Priority Claim shall have its Claim Reinstated.

(c)    Voting: Classes 1A-1S are Unimpaired, and each Holder of an Allowed Other Priority Claim is conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, Holders of Other Priority Claims are not entitled to vote to accept or reject the Plan.

4.2	Classes 2A-2S - Other Secured Claims
(a)    Classification: Class 2 consists of all Other Secured Claims.

(b)    Treatment: With respect to each Other Secured Claim that becomes due or payable prior to the Effective Date, on or as soon as reasonably practicable after the Effective Date, at the sole option of the Debtors or Reorganized Debtors, in full and final satisfaction, settlement, release, and discharge of and in exchange for, such Claims, each Holder of an Allowed Other Secured Claim (A) shall be paid in full in Cash, including postpetition interest, if any, required to be paid pursuant to section 506 of the Bankruptcy Code as the case may be; (B) shall have its Allowed Other Secured Claim Reinstated, and paid in full, including postpetition interest, if any, required to be paid pursuant to section 506 of the Bankruptcy Code as the case may be, on the later to occur of the Effective Date or when such Claim becomes due in the ordinary course of the Debtors' or Reorganized Debtors' business operations; (C) shall have its Claim otherwise rendered Unimpaired pursuant to section 1124 of the Bankruptcy Code; or (D) shall receive such other less favorable treatment as to which the Debtors or Reorganized Debtors and such Holder of such Allowed Other Secured Claim will have agreed upon in writing; provided that Other Secured Claims incurred by the Debtors in the ordinary course of business may be paid in the ordinary course of business in accordance with such applicable terms and conditions relating thereto in the discretion of the Debtors or Reorganized Debtors without further notice to or order of the Bankruptcy Court.

Nothing in this Article 4.2 or elsewhere in this Plan shall preclude the Reorganized Debtors, as applicable, from challenging the validity of any alleged Lien or any asset of the Debtors or the value of the property that secures any alleged Lien.

(c)    Voting: Classes 2A-2S are Unimpaired, and each Holder of an Other Secured Claim is conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, Holders of Other Secured Claims are not entitled to vote to accept or reject the Plan.

4.3	Class 3F - QKD Note Claims
(a)    Classification: Class 3F consists of all QKD Note Claims.

(b)    Treatment: On the Effective Date, or as soon a reasonably practicable thereafter, except to the extent that a Holder of an Allowed QKD Note Claim agrees to a less favorable treatment, each Holder of an Allowed QKD Note Claim shall have its Claim Reinstated.

(c)    Voting: Class 3F is Unimpaired, and each Holder of an Allowed QKD Note Claim is conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, Holders of QKD Noted Claims are not entitled to vote to accept or reject the Plan.

4.4    Class 4F - Nussdorf Trust Notes Claims
(a)    Classification: Class 4F consists of all Nussdorf Trust Notes Claims.

(b)    Treatment: On the Effective Date, or as soon a reasonably practicable thereafter, except to the extent that a Holder of an Allowed Nussdorf Trust Notes Claim agrees to a less favorable treatment, each Holder of an Allowed Nussdorf Trust Notes Claim shall have its Claim Reinstated.

(c)    Voting: Class 4F is Unimpaired, and each Holder of an Allowed Nussdorf Trust Notes Claim is conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, Holders of Nussdorf Trust Notes Claims are not entitled to vote to accept or reject the Plan.

4.5	Class 5B - the 2004 Note Claims.

(a)    Classification: Class 5B consists of all 2004 Note Claims.

(b)    Treatment: On the Effective Date, or as soon a reasonably practicable thereafter, except to the extent that a Holder of an Allowed 2004 Note Claim agrees to a less favorable treatment, each Holder of an Allowed 2004 Note Claim shall have its Claim Reinstated.

(c)    Voting: Class 5B is Unimpaired, and each Holder of an Allowed 2004 Note Claim is conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, Holders of 2004 Note Claims are not entitled to vote to accept or reject the Plan.

4.6	Class 6A-6S - General Unsecured Claims

(a)    Classification: Classes 6A-6S consists of all General Unsecured
Claims.

(b)	Treatment: On or as soon as reasonably practicable after the
Effective Date, at the sole option of the Debtors or Reorganized Debtors, in full and final satisfaction, settlement, release, and discharge of, and in exchange for each Allowed General Unsecured Claim, each Holder of an Allowed General Unsecured Claim shall (A) be paid in full in Cash; (B) have its Allowed General Unsecured Claim Reinstated, and paid in full, including postpetition interest (which shall not accrue at a default rate), if any, on the later to occur of the Effective Date or when such Claims become due in the ordinary course of the Debtors' or Reorganized Debtors' business operations; (C) have its Claim otherwise rendered Unimpaired pursuant to section 1124 of the Bankruptcy Code; or (D) receive such other less favorable treatment as to which the Debtors or Reorganized Debtors and the Holder of such Allowed Class 6 Claim will have agreed upon in writing.

(c)    Voting: Classes 6A-6S are Unimpaired and each Holder of an Allowed General Unsecured Claim is conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, Holders of General Unsecured Claims are not entitled to vote to accept or reject the Plan.

4.7	Classes 7A-7S - Intercompany Claims
(a)    Classification: Classes 7A-7S consist of all Intercompany Claims.

(b)    Treatment: On the Effective Date, all Allowed Intercompany Claims held by the Debtors between and among the Debtors and/or any Affiliates of the Debtors shall, at the election of the Debtors or the Reorganized Debtors, as applicable, be either (i) Reinstated, or (ii) released, waived, and discharged.

(c)    Voting: Class 7A-7S are Unimpaired, and each Holder of an Allowed Intercompany Claim is conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, Holders of Allowed Intercompany Claims are not entitled to vote to accept or reject the Plan.

4.8	Classes 8A-8S - Intercompany Interests
(a)    Classification:    Classes 8A-8S consist of all Intercompany
Interests.

(b)	Treatment: On the Effective Date, Allowed Intercompany Interests
shall be Reinstated and rendered Unimpaired in accordance with section 1124 of the Bankruptcy Code.

(c)    Voting: Classes 8A-9S are Unimpaired, and Holders of Intercompany Interests are conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, Holders of Intercompany Interests are not entitled to vote to accept or reject the Plan.

4.9	Class 9A - Interests in Perfumania
(a)    Classification: Class 9A consists of all Interests in Perfumania.

(b)    Treatment: On the Effective Date, all Interests in Perfumania shall be cancelled without further action by the Debtors or Reorganized Debtors and the obligations of the Debtors and Reorganized Debtors thereunder shall be discharged. Holders of Interests in Perfumania shall receive no property under the Plan on account of such Interests.

As set forth in Article 6.4, each Holder of an Interest in Perfumania, other than NewHoldCo, shall have the opportunity to receive the Releasing Stockholder Consideration in exchange for providing a Stockholder Release.

(c)    Voting: Class 9A is Impaired, and Holders of Allowed Class 9A Interests are deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code. Therefore, Holders of Allowed Class 9A Interests are not entitled to vote to accept or reject the Plan.

4.10    Class 10A - Subordinated 510(b) Interests
(a)    Classification:    Class 10A consists of all Subordinated 510(b) Interests.

(b)    Treatment: The holders of Subordinated 510(b) Interests shall not receive or retain any property under the Plan on account of such Subordinated 510(b) Interests and the obligations of the Debtors and Reorganized Debtors on account of Subordinated 510(b) Interests shall be discharged.

(c)    Voting: Class 10A is Impaired, and Holders of Allowed Class 10A Interests are deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code. Therefore, Holders of Allowed Class 10A Interests are not entitled to vote to accept or reject the Plan.

ARTICLE V ACCEPTANCE

5.1    No Class Entitled to Vote. No Classes are entitled to vote to accept or reject this Plan. By operation of law, Classes 1 through 8 are Unimpaired and are deemed to have accepted this Plan and, therefore, are not entitled to vote. By operation of law, Classes 9 and 10 are deemed to have rejected this Plan and are not entitled to vote.

5.2    Cramdown. To the extent necessary, the Debtors shall request confirmation of this Plan, as it may be modified from time to time in accordance with the terms hereof, under section 1129(b) of the Bankruptcy Code. The Debtors reserve the right to modify, amend, or withdraw this Plan, with respect to all Debtors or any individual Debtor or group of Debtors to the extent, if any, that confirmation pursuant to section 1129(b) of the Bankruptcy Code requires modification.

ARTICLE VI

MEANS FOR IMPLEMENTATION OF THE PLAN

6.1    No Substantive Consolidation for Plan Purposes.

The Plan shall apply as a separate Plan for each of the Debtors, and the classification of Claims and Interests set forth in Article III shall apply separately to each of the Debtors.

6.2	General Settlement of Claims and Interests.

Pursuant to section 1123 of the Bankruptcy Code and Bankruptcy Rule 9019, and in consideration for the classification, distributions, releases, and other benefits provided under the Plan, on the Effective Date, the provision of the Plan shall constitute good-faith compromise and settlement of all Claims and Interests and controversies resolved pursuant to the Plan.

6.3	Plan Funding.
Distributions under this Plan, and the Reorganized Debtors' operations post-Effective Date will be funded from the following sources:

(a)    Exit Facility. On the Effective Date, the DIP Facility will be amended and restated into the Exit Facility in accordance with the terms and conditions of the Exit Facility Credit Agreement. Confirmation shall be deemed approval of the Exit Facility (including the transactions contemplated thereby, such as any supplementation or additional syndication of the Exit Facility, and all actions to be taken, undertakings to be made, and obligations to be incurred by the Reorganized Debtors in connection therewith, including the payment of all fees, indemnities, and expenses provided for therein) and authorization for the Reorganized Debtors to enter into and execute the Exit Facility and such other documents as Wells Fargo Bank, National Association and the Exit Lenders may reasonably require to effectuate the treatment afforded to such parties pursuant to the Exit Facility, subject to such modifications as the Reorganized Debtors, Wells Fargo Bank, National Association and the Exit Lenders may deem to be reasonably necessary to consummate such Exit Facility.

(b)    NewHoldCo Equity Infusion. On the Effective Date, in Exchange for the NewHoldCo Equity Allocation, NewHoldCo will make the NewHoldCo Equity Infusion, which shall be used (1) to make (or cause to be made) distributions under the Plan; (2) to fund the Releasing Stockholder Consideration; and (3) to fund ongoing operations.

(c)    Other Plan Funding. Other than as set forth in Articles 6.3(a) and 6.3(b) of this Plan, all Cash necessary for the Reorganized Debtors to make payments required by this Plan shall be obtained from the Debtors' Cash balances then on hand, after giving effect to the transactions contemplated herein.

6.4    Option to Receive Releasing Stockholder Consideration. Each Holder of an Interest in Perfumania, other than NewHoldCo, shall have the opportunity to receive the Releasing Stockholder Consideration by electing to provide the Stockholder Release, pursuant to the instructions provided in the Stockholder Release Form and in the Disclosure Statement. For the avoidance of doubt, NewHoldCo agrees to be bound by the Stockholder Release, but shall not receive the Releasing Stockholder Consideration.

6.5    Authorization and Issuance of New Perfumania Common Stock. On the Effective Date, Reorganized Perfumania shall authorize and issue the New Perfumania Common Stock for distribution to NewHoldCo on account of the NewHoldCo Equity Infusion. Distribution of New Perfumania Common Stock hereunder shall constitute issuance of 100% of the New Perfumania Common Stock and shall be deemed issued on the Effective Date. All of the shares, membership units, or functional equivalent thereof, as applicable, of New Perfumania Common Stock issued pursuant to the Plan shall be duly authorized, validly issued, fully paid, and non-assessable. The issuance of New Perfumania Common Stock by Reorganized Perfumania is authorized without the need for any further corporate action or without any further action by the Debtors or the Reorganized Debtors, as applicable.

6.6    Exemptions from Securities Act Registration Requirements. The offering, issuance, and distribution of any Securities pursuant to the Plan and any and all settlement agreements incorporated therein will be exempt from the registration requirements of section 5 of the Securities Act pursuant to section 1145 of the Bankruptcy Code, section 4(a)(2) of the Securities Act, or any other available exemption from registration under the Securities Act, as applicable. Section 4(a)(2) of the Securities Act exempts transactions not involving a public offering. In reliance upon these exemptions, the offer, issuance, and distribution of Securities will not be registered under the Securities Act or any applicable state Blue Sky Laws, and may not be transferred, encumbered or otherwise disposed of in the absence of such registration or an exemption therefrom under the Securities Act or under such laws and regulations thereunder. Accordingly, the Securities may be subject to restrictions on transfer as set forth in the governing documents to such Securities. New Perfumania Common Stock will bear a legend relating to the transfer restrictions, including those arising under the New Corporate Governance Document, applicable to such stock.

6.7    Cancellation of Interests in Perfumania. Except as otherwise specifically provided for in the Plan, on the Effective Date, all purchase rights, instruments, guarantees, certificates, warrants, options, puts, agreements, and other documents evidencing Interests in Perfumania, shall be deemed cancelled, and the obligations of the Debtors thereunder and in any way related thereto shall be fully satisfied, released, and discharged

6.8    Issuance of New Securities; Execution of Plan Documents. Except as otherwise provided in the Plan, on or as soon as reasonably practicable after the Effective Date, the Reorganized Debtors shall issue all Securities, notes, instruments, certificates, and other documents required to be issued pursuant to the Plan.

6.9	Continued Corporate Existence.

(a)    Except as otherwise provided in this Plan, including Article 6.10 below, the Debtors other than the Inactive Debtors, shall continue to exist after the Effective Date as separate entities, the Reorganized Debtors, with all the powers of corporations or other entities under applicable law in the jurisdictions in which the Debtors have been incorporated or formed, as applicable, and pursuant to their certificate of incorporation and bylaws (or in each case, the functional equivalent thereof, as applicable) or other organizational documents in effect prior to the Effective Date, except to the extent such certificate of incorporation and bylaws (or in each case, the functional equivalent thereof, as applicable) or other organization documents are amended and restated by this Plan, including pursuant to Article 6.12 below, without prejudice to any right to terminate such existence (whether by merger or otherwise) under applicable law after the Effective Date. To the extent such documents are amended, such documents are deemed to be amended pursuant to the Plan without any further notice to or action, order, or approval of the Bankruptcy Court or any other court of competent jurisdiction (other than the requisite filings required under applicable state, provincial, or federal law).

(b)    Except as otherwise provided in the Plan, the continued existence, operation, and ownership of Affiliates is a material component of the business of the Debtors and the Reorganized Debtors, as applicable, and, as set forth in Article 9.1 of this Plan, all of the Debtors' equity interests and other property interests in such Affiliates shall vest in the Reorganized Debtors or their successors on the Effective Date.

6.10	Restructuring Transactions.

(a)    On the Effective Date or as soon as reasonably practicable thereafter, the Reorganized Debtors may take all actions as may be necessary or appropriate to effect any transaction described in, approved by, contemplated by or necessary to effectuate the Plan, including: (1) the execution and delivery of appropriate agreements or other documents that are consistent with the terms of the Plan and that satisfy the requirements of applicable law and any other terms to which the applicable Persons may agree; (2) the execution and delivery of appropriate instruments of transfer, assignment, assumption or delegation of any asset, property, right, liability, debt or obligation on terms consistent with the terms of the Plan and having other terms for which the applicable Persons agree; (3) the filing of appropriate certificates or articles of incorporation or amendments thereof, reincorporation, merger, consolidation, conversion or dissolution pursuant to applicable law; and (4) all other actions that the applicable Persons determine to be necessary or appropriate, including making filings or recordings that may be required by applicable law.

(b)    The Inactive Debtors shall be dissolved upon the Effective Date. Such Debtors are deemed to be dissolved without any further notice to or action, order, or approval of the Bankruptcy Court or any other court of competent jurisdiction (other than the requisite filings required under applicable state, provincial, or federal law, if any).

6.11    Closing of the Chapter 11 Cases of the Inactive Debtors. On the Effective Date, pursuant to the Inactive Debtor Final Decree, the Chapter 11 Cases of the Inactive Debtors shall be closed. Until entry of the Final Decree closing all of the Chapter 11 Cases, the closing of the Chapter 11 Cases of the Inactive Debtors under this Article 6.11 shall be for procedural purposes and for purposes of calculating fees payable under section 1930 of title 28 of the United States Code only, and shall not prejudice the rights of any creditor with respect to such Inactive Debtors or their estates.

6.12    New Corporate Governance Documents. The New Corporate Governance Documents shall be adopted and amended as may be required so that they are consistent with the provisions of this Plan and otherwise comply with section 1123(a)(6) of the Bankruptcy Code. After the Effective Date, the Reorganized Debtors may amend and restate the New Corporate Governance Documents and other constituent documents as permitted by applicable state corporation or other comparable alternative law, as applicable, and their charters and bylaws (or in each case, the functional equivalent thereof, as applicable).

6.13    Directors and Officers of the Reorganized Debtors. The identity of the members of the new board of each of the Reorganized Debtors shall be determined by NewHoldCo in its sole discretion, and will be identified in the Plan Supplement or in a filing with the Bankruptcy Court at or prior to the Confirmation Hearing.

6.14    Corporate Action. Upon the Effective Date, all actions contemplated by the Plan shall be deemed authorized and approved in all respects, including (1) selection of the directors and officers of the Reorganized Debtors; (2) the distribution of the New Perfumania Common Stock as provided herein; and (3) all other actions contemplated by the Plan (whether to occur before, on or after the Effective Date). All matters provided for in the Plan involving the corporate structure of the Debtors or the Reorganized Debtors, and any corporate action required by the Debtors or the Reorganized Debtors in connection with the Plan shall be deemed to have occurred and shall be in effect, without any requirement of further action by the directors or officers of the Debtors or the Reorganized Debtors.

On or (as applicable) before the Effective Date, the appropriate officers of the Debtors or the Reorganized Debtors, as applicable, shall be authorized and directed to issue, execute and deliver the agreements, documents, securities, certificates of incorporation, operating agreements and instruments contemplated by the Plan (or necessary or desirable to effect the transactions contemplated by the Plan) in the name of and on behalf of the Reorganized Debtors. The authorizations and approvals contemplated by this Article VI shall be effective notwithstanding any requirements under non-bankruptcy law.

6.15    Effectuating Documents; Further Transactions. On and after the Effective Date, the Reorganized Debtors, and the officers thereof and members of the boards thereof, shall be authorized to and may issue, execute, deliver, file, or record such contracts, Securities, instruments, releases, indentures, and other agreements or documents, and take such actions as may be necessary or appropriate to effectuate, implement, and further evidence the terms and conditions of this Plan, or to otherwise comply with applicable law, in the name of and on behalf of the Reorganized Debtors, without the need for any approvals, authorizations, or consents except for those expressly required pursuant to the Plan.

6.16    Employee Benefits. Except as otherwise provided herein, on and after the Effective Date, the Reorganized Debtors may: (1) honor, in the ordinary course of business, any contracts, agreements, policies, programs and plans for, among other things, compensation (other than equity based compensation related to Interests), health care benefits, disability benefits, deferred compensation benefits, travel benefits, savings, severance benefits, retirement benefits, welfare benefits, workers' compensation insurance and accidental death and dismemberment insurance for the directors, officers and employees of any of the Debtors who served in such capacity at any time and (2) honor, in the ordinary course of business, Claims of employees employed as of the Effective Date for accrued vacation time arising before the Petition Date; provided, however, that the Debtors' or Reorganized Debtors' performance under any employment agreement will not entitle any person to any benefit or alleged entitlement under any policy, program or plan that has expired or been terminated before the Effective Date, or restore, reinstate or revive any such benefit or alleged entitlement under any such policy, program or plan. Nothing herein shall limit, diminish or otherwise alter the Reorganized Debtors' defenses, claims, Causes of Action or other rights with respect to any such contracts, agreements, policies, programs and plans.

6.17    Preservation Of Causes Of Action. In accordance with section 1123(b)(3) of the Bankruptcy Code, the Reorganized Debtors shall retain and may (but are not required to) enforce all rights to commence and pursue any and all Causes of Action that are not released pursuant to Article 9.4 of this Plan or an order of the Bankruptcy Court, whether arising before or after the Petition Date, including any actions or categories of actions specifically enumerated in a list of retained Causes of Action contained in the Plan Supplement, and such Causes of Action shall vest in the Reorganized Debtors as of the Effective Date. The Debtors or the Reorganized Debtors, in their sole and absolute discretion, shall determine whether to bring, settle, release, compromise, or enforce such Causes of Action (or decline to do any of the foregoing), and shall not be required to seek further approval of the Bankruptcy Court for such action. The Reorganized Debtors or any successors may pursue such litigation claims in accordance with the best interests of the Reorganized Debtors or any successor holding such rights of action. No Entity may rely on the absence of a specific reference in the Plan, the Plan Supplement, or the Disclosure Statement to any Cause

of Action against them as any indication that the Debtors or the Reorganized Debtors will not pursue any and all available Causes of Action against them. The Debtors and the Reorganized Debtors expressly reserve all rights to prosecute any and all Causes of Action against any Entity, except as otherwise provided in the Plan. Unless any Causes of Action against an Entity are expressly waived, relinquished, exculpated, released, compromised, or settled in this Plan or an order of the Bankruptcy Court, the Reorganized Debtors expressly reserve all Causes of Action for later adjudication, and, therefore, no preclusion doctrine, including the doctrines of res judicata, collateral estoppel, issue preclusion, claim preclusion, estoppel (judicial, equitable, or otherwise), or laches, shall apply to such Causes of Action upon, after, or as a consequence of Confirmation or consummation of the Plan.

6.18    Reservation of Rights. With respect to any Avoidance Actions that the Debtors abandon in accordance with Article 6.17 of this Plan, the Debtors and the Reorganized Debtors, as applicable, reserve all rights, including the right under section 502(d) of the Bankruptcy Code, to use defensively the abandoned avoidance cause of action as a basis to object to all or any part of a claim against any Estates asserted by a creditor which remains in possession of, or otherwise obtains the benefit of, the avoidable transfer.

6.19    Exemption from Certain Transfer Taxes and Recording Fees. Pursuant to section 1146(a) of the Bankruptcy Code, any transfers of property pursuant to the Plan shall not be subject to any document recording tax, stamp tax, conveyance fee, intangibles or similar tax, mortgage tax, stamp act, real estate transfer tax, mortgage recording tax, or other similar tax or governmental assessment to the fullest extent contemplated by section 1146(a) of the Bankruptcy Code, and upon entry of the Confirmation Order, the appropriate state or local governmental officials or agents to forgo the collection of any such tax or governmental assessment and to accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax or governmental assessment. Such exemption specifically applies, without limitation, to (1) the creation of any mortgage, deed of trust, lien or other security interest; (2) the making or assignment of any lease or sublease; (3) any restructuring transaction authorized by Article VI hereof; and (4) the making or delivery of any deed or other instrument of transfer under, in furtherance of or in connection with the Plan, including: (a) any merger agreements; (b) agreements of consolidation, restructuring, disposition, liquidation or dissolution; (c) deeds; or (d) assignments executed in connection with any transaction occurring under the Plan.

6.20    Insured Claims. Notwithstanding anything to the contrary contained herein, to the extent the Debtors have insurance with respect to any Allowed General Unsecured Claim, the Holder of such Allowed Claim shall (a) be paid any amount from the proceeds of insurance to the extent that the Claim is insured, and (b) receive the treatment provided for in this Plan for Allowed General Unsecured Claims to the extent the applicable insurance policy does not provide coverage with respect to any portion of the Claim.

6.21    Single Satisfaction of Claims. Holders of Allowed Claims may assert such Claims against each Debtor obligated with respect to such Claim, and such Claims shall be entitled to share in the recovery provided for the applicable Class of Claims against each obligated Debtor based upon the full Allowed amount of the Claim. Notwithstanding the foregoing, in no case shall the aggregate value of all property received or retained under the Plan on account of Allowed Claims exceed 100% of the underlying Allowed Claim.

6.22    D&O Liability Insurance Policies and Indemnification Provisions. Notwithstanding anything herein to the contrary, as of the Effective Date, the D&O Liability Insurance Policies and Indemnification Provisions shall be treated as though they are executory contracts that the

Debtors shall assume (and assign to the Reorganized Debtors if necessary to continue the D&O Liability Insurance Policies in full force) pursuant to section 365(a) of the Bankruptcy Code. Entry of the Confirmation Order shall constitute the Bankruptcy Court's approval of the Debtors' foregoing assumption of each of the D&O Liability Insurance Policies and Indemnification Provisions.

6.23    Tax Treatment. Reorganized Perfumania, NewHoldCo, and each of their respective affiliates shall treat the cancellation of the Old Perfumania Common Stock and the issuance of the New Perfumania Common Stock to NewHoldco as a transfer by the holders of the cancelled Old Perfumania Common Stock to NewHoldco for U.S. federal income tax purposes.

ARTICLE VII
UNEXPIRED LEASES AND EXECUTORY CONTRACTS

7.1    Assumption and Rejection of Executory Contracts and Unexpired Leases.

(a)    Except as otherwise provided herein, each Executory Contract and Unexpired Lease shall be deemed assumed pursuant to sections 365 and 1123 of the Bankruptcy Code as of the Effective Date, unless any such Executory Contract or Unexpired Lease: (1) is identified on the Schedule of Rejected Executory Contracts and Unexpired Leases; (2) was assumed or rejected previously by the Debtors; (3) expired or terminated pursuant to its own terms before the Effective Date; (4) is the subject of a motion to reject pending on the Confirmation Date; or (5) is the subject of a motion to reject an Executory Contract or Unexpired Lease pursuant to which the requested effective date of such rejection is after the Effective Date.

(b)    Entry of the Confirmation Order shall constitute a Bankruptcy Court order approving the assumptions or rejections of such Executory Contracts or Unexpired Leases as set forth in the Plan, all pursuant to sections 365(a) and 1123 of the Bankruptcy Code. All assumptions or rejections of Executory Contracts and Unexpired Leases pursuant to the Plan are effective as of the Effective Date or the date set forth in the Schedule of Rejected Executory Contracts and Unexpired Leases. The Debtors will continue to perform their respective obligations under any rejected Unexpired Lease through the effective date of such rejection.

(c)    All Assumed Executory Contracts and Unexpired Leases shall remain in full force and effect for the benefit of the Reorganized Debtors, and be enforceable by the Reorganized Debtors in accordance with their terms, notwithstanding any provision in such assumed Executory Contract or Unexpired Lease that prohibits, restricts or conditions such assumption, assignment or transfer. Any provision in the assumed Executory Contracts and Unexpired Leases that purports to declare a breach or default based in whole or in part on commencement or continuance of these Chapter 11 Cases or any successor cases is hereby deemed unenforceable. To the extent any provision in any Executory Contract or Unexpired Lease assumed pursuant to the Plan (including, without limitation, any "change of control" provision) restricts or prevents, or purports to restrict or prevent, or is breached or deemed breached by, the Reorganized Debtors' assumption of such Executory Contract or Unexpired Lease, then such provision will be deemed modified such that the transactions contemplated by the Plan will not entitle the non-debtor party thereto to terminate such Executory Contract or Unexpired Lease or to exercise any other default-related rights with respect thereto. Each Executory Contract or Unexpired Lease assumed pursuant to the Plan or by Bankruptcy Court order but not assigned to a third party before the Effective Date shall re-vest in and be fully enforceable by the applicable contracting Reorganized Debtor in accordance with its terms, except as such terms may have been modified by such order or by applicable law.

(d)    Notwithstanding anything to the contrary in the Plan, the Debtors ,with the consent of NewHoldCo (which consent shall not be unreasonably withheld), or the Reorganized Debtors, as applicable, reserve the right to alter, amend, modify or supplement the Schedule of Rejected Executory Contracts and Unexpired Leases identified in the Plan Supplement at any time before the Confirmation Date. After the Confirmation Date, the Reorganized Debtors shall have the right to terminate, amend or modify any intercompany contracts, leases or other agreements without approval of the Bankruptcy Court.

7.2    Claims Procedures Related to Rejection of Executory Contracts or Unexpired Leases.

(a)    All Allowed Rejection Damages Claims shall be classified as General Unsecured Claims.
(b)    Procedures for Rejection Damages Claim Holders that Agree with Scheduled Claim. Contemporaneously with the Plan, the Debtors filed a Rejection Motion including a Schedule of Rejected Executory Contracts and Unexpired Leases. The Debtors will also file the Schedule of Rejected Executory Contracts and Unexpired Leases, including any amendments or modifications thereto, with the Plan Supplement. These schedules set forth the amount of Rejection Damages Claims related to each Executory Contract or Unexpired Lease being rejected. If a counterparty to an Executory Contract or Unexpired Lease does not dispute the Scheduled amount of its Rejection Damages Claim, such party is not required to file a proof of Claim, and will be deemed to have an Allowed Rejection Damages Claim in the amount set forth on the Debtors' Schedule of Rejected Executory Contracts and Unexpired Leases at the expiration of the Rejection Bar Date. Any holder that disputes the Scheduled amount of its Rejection Damages Claim is required to file a proof of Claim, pursuant to the procedures set forth in this Article VII.

(c)    Procedures for Rejection Damages Claim Holders that Disagree with Scheduled Claim. If a counterparty to an Executory Contract or Unexpired Lease disputes the Scheduled amount of its Rejection Damages Claim, or believes it has a Rejection Damages Claim that has not been Scheduled, unless otherwise provided by a Bankruptcy Court order, such counterparty must file a proof of Claim asserting what the counterparty believes is the correct Rejection Damages Claim with the Claims and Administrative Agent within the latest to occur of: (1) 30 days after the date of entry of an order of the Bankruptcy Court (including the Confirmation Order) approving such rejection or (2) 30 days after the effective date of such rejection set forth in the Schedule of Rejected Executory Contracts or Unexpired Leases (the "Rejection Bar Date"). Any Entity that disputes the Scheduled amount of its Rejection Damages Claim is required to file a proof of Claim asserting a Rejection Damages Claim and failure to do so on or before the applicable Rejection Bar Date shall result in any Rejection Damages Claim in excess of the Scheduled amount being disallowed automatically and forever barred, estopped, and enjoined from assertion and any such Rejection Damages Claim in excess of the Scheduled amount shall not be enforceable against the Debtors or the Reorganized Debtors, without the need for any objection by the Reorganized Debtors or any further notice to or action, order, or approval of the Bankruptcy Court, and any Claim arising out of the rejection of the Executory Contract or Unexpired Lease shall be deemed fully satisfied, released, and discharged, notwithstanding a proof of Claim to the contrary. In addition, any Entity that believes it has a Rejection Damages Claim that has not been Scheduled is required to file a proof of Claim asserting a Rejection Damages Claim and failure to do so on or before the applicable Rejection Bar Date shall result in any Rejection Damages Claim being disallowed automatically and forever barred, estopped, and enjoined from assertion and any such Rejection Damages Claim shall not be enforceable against the Debtors or the Reorganized

Debtors, without the need for any objection by the Reorganized Debtors or any further notice to or action, order, or approval of the Bankruptcy Court, and any Claim arising out of the rejection of the Executory Contract or Unexpired Lease shall be deemed fully satisfied, released, and discharged, notwithstanding a proof of Claim to the contrary.

(d)    Time to File Objections. Any objections to proofs of Claim asserting Rejection Damages Claims shall be filed on or before the Rejection Damages Claim Objection Deadline.

(e)    No Distributions Pending Allowance. If an objection to a proof of Claim asserting a Rejection Damages Claim, or portion thereof, is filed on or before the Rejection Damages Claim Objection Deadline, no payment or distribution provided under the Plan shall be made on account of such Rejection Damages Claim, or portion thereof, unless and until such Disputed Rejection Damages Claim becomes an Allowed Claim, unless otherwise determined by the Reorganized Debtors. If an objection to a proof Claim asserting a Rejection Damages Claim is not filed by the Rejection Damages Claim Objection Deadline, such Claim shall become an Allowed Rejection Damages Claim in the amount asserted in such proof of Claim upon the expiration of the Rejection Damages Claim Objection Deadline.

7.3    Cure of Defaults for Assumed Executory Contracts and Unexpired
Leases.

(a)    Any monetary defaults under each Executory Contract and
Unexpired Lease to be assumed pursuant to the Plan will be satisfied, pursuant to section 365(b)(1) of the Bankruptcy Code, by payment of the default amount in Cash as and when due in the ordinary course or on such other terms as the parties to such Executory Contracts or Unexpired Leases may otherwise agree.

(b)    Any objection by a counterparty to an Executory Contract or Unexpired Lease to a proposed assumption must be filed, served, and actually received by the Debtors at least seven (7) days prior to the Confirmation Hearing. Any counterparty to an Executory Contract and Unexpired Lease that fails to object timely to the proposed assumption will be deemed to have assented and will be deemed to have forever released and waived any objection to the proposed assumption other than with respect to any alleged Cure amount, which may be asserted at any time. In the event of a dispute regarding (1) the amount of any payments to Cure a default, (2) the ability of the Reorganized Debtors or any assignee to provide "adequate assurance of future performance" (within the meaning of section 365 of the Bankruptcy Code) under the contract or lease to be assumed or (3) any other matter pertaining to assumption, the Cure payments required by section 365(b)(1) of the Bankruptcy Code will be made following the entry of a Final Order or orders resolving the dispute and approving the assumption. If an objection to Cure is sustained by the Bankruptcy Court, the Debtors or Reorganized Debtors, as applicable, in their sole option, may elect to reject such Executory Contract or Unexpired Lease in lieu of assuming it.

(c)    Assumption of any Executory Contract or Unexpired Lease pursuant to the Plan or otherwise shall result in the full release and satisfaction of any Claims or defaults, whether monetary or nonmonetary, including defaults of provisions restricting the change in control or ownership interest composition or other bankruptcy related defaults, arising under any assumed Executory Contract or Unexpired Lease at any time before the effective date of the assumption.

7.4    Insurance Policies. Notwithstanding anything herein to the contrary, as     of the Effective Date, the Debtors shall assume (and assign to the Reorganized Debtors if necessary to continue the Insurance Policies in full force) all of the Insurance Policies pursuant to section 365(a) of the Bankruptcy Code and may provide an extended discovery period for the D&O Liability Insurance

Policies. Entry of the Confirmation Order shall constitute the Bankruptcy Court's approval of the Debtors' foregoing assumption of each of the Insurance Policies.

7.5    Modifications, Amendments, Supplements, Restatements, or Other Agreements.     Unless otherwise provided in the Plan, each Executory Contract or Unexpired Lease that is assumed shall include all modifications, amendments, supplements, restatements, or other agreements that in any manner affect such Executory Contract or Unexpired Lease, and all rights related thereto, if any, including all easements, licenses, permits, rights, privileges, immunities, options, rights of first refusal, and any other interests, unless any of the foregoing agreements has been previously rejected or repudiated or is rejected or repudiated pursuant hereunder.

Modifications, amendments, supplements, and restatements to prepetition Executory Contracts and Unexpired Leases that have been executed by the Debtors during the Chapter 11 Cases shall not be deemed to alter the prepetition nature of the Executory Contract or Unexpired Lease, or the validity, priority, or amount of any Claims that may arise in connection therewith.
7.6    Contracts and Leases Entered into After the Petition Date. Contracts and leases entered into after the Petition Date by the Debtors, and any Executory Contracts and Unexpired Leases assumed by the Debtors, may be performed by the Reorganized Debtors in the ordinary course of business and in accordance with the terms thereof.

7.7    General Reservation of Rights. Neither the exclusion nor inclusion of any contract or lease on the Schedule of Rejected Executory Contracts and Unexpired Leases, nor anything contained in the Plan, shall constitute an admission by the Debtors that any such contract or lease is in fact an Executory Contract or Unexpired Lease or that the Reorganized Debtors, or any of their Affiliates, has any liability thereunder. If there is a dispute regarding whether a contract or lease is or was executory or unexpired at the time of assumption or rejection, the Debtors or the Reorganized Debtors, as applicable, shall have 45 days following entry of a Final Order resolving such dispute to alter their treatment of such contract or lease.

ARTICLE VIII

PROVISIONS GOVERNING DISTRIBUTIONS
8.1    Time of Distributions. Except as otherwise provided in the Plan, on the Effective Date or as soon as reasonably practicable thereafter (or if a Claim is not an Allowed Claim on the Effective Date, including disputed Rejection Damages Claims, on the date that such Claim becomes an Allowed Claim, or as soon as reasonably practicable thereafter), each Holder of an Allowed Claim against the Debtors shall receive the full amount of the distributions that the Plan provides for Allowed Claims in the applicable Class and in the manner provided herein. In the event that any payment or act under the Plan is required to be made or performed on a date that is not on a Business Day, then the making of such payment or the performance of such act may be completed on the next succeeding Business Day, but shall be deemed to have been completed as of the required date.

8.2    Distribution Agent. Except as otherwise provided herein, all distributions under the Plan shall be made by the Reorganized Debtors as Distribution Agent, or by such other Entity designated by the Reorganized Debtors as a Distribution Agent on the Effective Date. The Distribution Agent shall not be required to give any bond or surety or other security for the performance of the Reorganized Debtors' duties as Distribution Agent unless otherwise ordered by the Bankruptcy Court. The Distribution Agent shall be empowered to (a) effect all actions and execute all agreements, instruments, and other documents necessary to perform its duties under the Plan; (b) make all distributions contemplated hereby; (c) employ professionals to represent it with respect to its responsibilities; and (d) exercise such other powers as may be vested in the Distribution Agent by order of the Bankruptcy Court, pursuant to the Plan, or as deemed by the Distribution Agent to be necessary and proper to implement the provisions hereof. If the Distribution Agent is an entity other than the Reorganized Debtors, such entity shall be paid its reasonable fees and expenses, including the reasonable fees and expenses of its attorneys or other professionals.

8.3	Delivery Of Distributions
(a)    Cash Distributions. Distributions of Cash may be made either by check drawn on a domestic bank or wire transfer from a domestic bank, at the option of the Reorganized Debtors, except that Cash payments made to foreign creditors may be made in such funds and by such means as are necessary or customary in a particular foreign jurisdiction.

(b)    Address for Distributions. Distributions to Holders of Allowed Claims shall be made by the Distribution Agent (i) at the address reflected in the Debtors' books and records, (ii) at the addresses reflected in the Schedule of Rejected Executory Contracts and Unexpired Leases if no proof of Claim has been filed and the Distribution Agent has not received a written notice of a change of address, (iii) at the addresses set forth on the proofs of Claim filed by such Holders of Claims (or at the last known addresses of such Holders of Claims if no proof of Claim is filed or if the Debtors or the Distribution Agent have been notified in writing of a change of address), or (iv) at the addresses set forth in any written notices of address changes delivered to the Distribution Agent after the date of any related proof of Claim. The Debtors, the Reorganized Debtors, and the Distribution Agent shall not incur any liability whatsoever on account of any distributions under the Plan.

(c)    Delivery of Distributions and Undeliverable or Unclaimed Distributions. In the event that any distribution to any holder is returned as undeliverable, no distribution to such holder shall be made unless and until the Disbursing Agent has determined the then current address of such holder, at which time such distribution shall be made as soon as practicable after such distribution has become deliverable or has been claimed to such holder without interest; provided, however, that such distributions shall be deemed unclaimed property under section 347(b) of the Bankruptcy Code and forfeited at the expiration of six months from the applicable Distribution Date. After such date, all "unclaimed property" or interests in property shall revert to the Reorganized Debtors (notwithstanding any applicable federal or state escheat, abandoned or unclaimed property laws to the contrary), and the Claim of any holder to such property shall be discharged and forever barred.

(d)    Fractional Distributions. Notwithstanding any other provision of the Plan to the contrary, the Reorganized Debtors and the Distribution Agent shall not be required to make distributions or payments of fractions of dollars. Whenever any payment of Cash of a fraction of a dollar pursuant to the Plan would otherwise be required, the actual payment shall reflect a rounding of such fraction to the nearest whole dollar (up or down), with half dollars or less being rounded down.

8.4    Surrender of Cancelled Securities or Instruments. As a condition precedent to receiving any distribution pursuant to the Plan on account of an Allowed Claim evidenced by the instruments, securities, notes, or other documentation canceled pursuant to Article 6.7 of the Plan, the Holder of such Claim will tender the applicable instruments, securities, notes or other documentation evidencing such Claim (or a sworn affidavit identifying the instruments, securities, notes or other documentation formerly held by such Holder and certifying that they have been lost), to the Reorganized Debtors or another applicable Distribution Agent unless waived in writing by the Debtors or the Reorganized

Debtors, as applicable.

8.5    Compliance Matters. In connection with the Plan, to the extent applicable, the Reorganized Debtors and the Distribution Agent shall comply with all tax withholding and reporting requirements imposed on them by any Governmental Unit, and all distributions pursuant to the Plan shall be subject to such withholding and reporting requirements. Notwithstanding any provision in the Plan to the contrary, the Reorganized Debtors and the Distribution Agent shall be authorized to take all actions necessary or appropriate to comply with such withholding and reporting requirements, including liquidating a portion of the distribution to be made under the Plan to generate sufficient funds to pay applicable withholding taxes, withholding distributions pending receipt of information necessary to facilitate such distributions, or establishing any other mechanisms they believe are reasonable and appropriate. The Reorganized Debtors reserve the right to allocate all distributions made under the Plan in compliance with all applicable wage garnishments, alimony, child support, and other spousal awards, Liens, and encumbrances.

8.6	Claims Paid or Payable by Third Parties.

(a)    Claims Paid by Third Parties. The Claims and Administrative Agent shall reduce in full a Claim to the extent that the Holder of such Claim receives payment in full on account of such Claim from a party that is not the Debtors or the Reorganized Debtors without any further notice to or action, order, or approval of the Bankruptcy Court. To the extent a Holder of a Claim receives a distribution on account of such Claim and receives payment from a party that is not the Debtors or the Reorganized Debtors on account of such Claim, such Holder shall, within two weeks of receipt thereof, repay or return the distribution under the Plan to the Reorganized Debtors, to the extent the Holder's total recovery on account of such Claim from the third party and under the Plan exceeds the amount of such Claim as of the date of any such distribution under the Plan.

(b)    Claims Payable by Insurance Carriers. No distributions under the Plan shall be made on account of an Allowed Claim that is payable pursuant to one of the Debtors' insurance policies until the Holder of such Allowed Claim has exhausted all remedies with respect to such insurance policy. To the extent that one or more of the Debtors' insurers agree to satisfy in full a Claim (if and to the extent adjudicated by a court of competent jurisdiction), then immediately upon such insurers' agreement, such Claim may be expunged to the extent of any agreed upon satisfaction on the claims register by the Claims and Administrative Agent without a Claims objection having to be filed and without any further notice to or action, order, or approval of the Bankruptcy Court.

(c)    Applicability of Insurance Policies. Except as otherwise provided in the Plan, distributions to Holders of Allowed Claims shall be in accordance with the provisions of any applicable insurance policy. Nothing contained in the Plan shall constitute or be deemed a waiver of any Cause of Action that the Debtors or any Entity may hold against any other Entity, including insurers under any policies of insurance, nor shall anything contained herein constitute or be deemed a waiver by such insurers of any defenses, including coverage defenses, held by such insurers.

8.7    Setoffs. Except as otherwise expressly provided for in the Plan and except with respect to any DIP Facility Claims, and any distribution on account thereof, the Reorganized Debtors pursuant to the Bankruptcy Code (including section 553 of the Bankruptcy Code), applicable non-bankruptcy law, or as may be agreed to by the Holder of a Claim, may set off against any Allowed Claim and the distributions to be made pursuant to the Plan on account of such Allowed Claim, any Claims, rights, and Causes of Action of any nature that the Debtors or the Reorganized Debtors, as applicable, may hold against the

Holder of such Allowed Claim, to the extent such Claims, rights, or Causes of Action against such Holder have not been otherwise compromised or settled on or prior to the Effective Date (whether pursuant to the Plan or otherwise); provided, however, that neither the failure to effect such a setoff nor the allowance of any Claim pursuant to the Plan shall constitute a waiver or release by the Reorganized Debtors of any such Claims, rights, and Causes of Action that the Reorganized Debtors may possess against such Holder. In no event shall any Holder of Claims be entitled to set off any Claim against any Claim, right, or Cause of Action of the Debtors or the Reorganized Debtors, as applicable, unless such Holder has filed a motion with the Bankruptcy Court requesting the authority to perform such setoff on or before the Confirmation Date, and notwithstanding any indication in any proof of Claim or otherwise that such Holder asserts, has, or intends to preserve any right of setoff pursuant to section 553 or otherwise.

ARTICLE IX

EFFECT OF THE PLAN ON CLAIMS AND INTERESTS
9.1    Vesting of Assets. Except as otherwise explicitly provided in this Plan, on the Effective Date, all property comprising the Estate (including Causes of Action, but excluding property that has been abandoned pursuant to an order of the Bankruptcy Court) shall vest in the Reorganized Debtors which, as Debtors, owned such property or interest in property as of the Effective Date, free and clear of all Claims, Liens, charges, encumbrances, rights, and Interests; provided, however, that any property held by any of the inactive Debtors dissolved pursuant to Article 6.11 shall vest in Reorganized Perfumania. As of and following the Effective Date, the Reorganized Debtors may operate their business and use, acquire, and dispose of property and settle and compromise Claims, Interests, or Causes of Action without supervision of the Bankruptcy Court, free of any restrictions of the Bankruptcy Code or Bankruptcy Rules, other than those restrictions expressly imposed by this Plan or the Confirmation Order.

9.2    Discharge of the Debtors.     Pursuant to section 1141(d) of the Bankruptcy Code, except as otherwise specifically provided in this Plan or the Confirmation Order, and effective as of the Effective Date: (a) the distributions and rights that are provided in this Plan, if any, and the treatment of all Claims and Interests shall be in exchange for and in complete satisfaction, discharge, and release of all Claims, Interests, and Causes of Action of any nature whatsoever, whether known or unknown, including any interest accrued on such Claims from and after the Petition Date, against, liabilities of, Liens on, obligations of, rights against, and Interests in the Debtors or any of their assets or properties, regardless of whether any property shall have been distributed or retained pursuant to this Plan on account of such Claims, rights, and Interests, including, but not limited to, Claims and Interests that arose before the Effective Date and all debts of the kind specified in sections 502(g), 502(h), or 502(i) of the Bankruptcy Code, in each case whether or not (i) a proof of Claim or interest based upon such Claim, debt, right, or Interest is filed or deemed filed under section 501 of the Bankruptcy Code, (ii) a Claim or Interest based upon such Claim, debt, right, or Interest is allowed under section 502 of the Bankruptcy Code, or (iii) the Holder of such a Claim, right, or Interest accepted this Plan; (b) the Plan shall bind all Holders of Claims and Interests; (c) all Claims and Interests shall be satisfied, discharged, and released in full, and the Debtors' liability with respect thereto shall be extinguished completely, including any liability of the kind specified under section 502(g) of the Bankruptcy Code; and (d) all Entities shall be precluded from asserting against the Debtors, the Estates, the Reorganized Debtors, their successors and assigns, and their assets and properties any other Claims or Interests based upon any documents, instruments, or any act or omission, transaction, or other activity of any kind or nature that occurred prior to the Effective Date. Notwithstanding anything to the contrary in the foregoing, the release set forth above does not release any post-Effective Date obligations of any party under the Plan or any document, instrument, or agreement (including those set forth in the Plan Supplement) executed to implement the Plan.

The Confirmation Order shall be a judicial determination of the discharge of all Claims against and Interests in the Debtors, subject to the occurrence of the Effective Date.

9.3    Compromises and Settlements. Pursuant to Bankruptcy Rule 9019(a), the Debtors may compromise and settle various (a) Claims or Interests and (b) Causes of Action that the Debtors have against other Entities up to the Effective Date. After the Effective Date, any such right shall pass to the Reorganized Debtors as contemplated in Article 9.1 of this Plan, without the need for further approval of the Bankruptcy Court. Pursuant to section 363 of the Bankruptcy Code and Bankruptcy Rule 9019 and in consideration for the distributions and other benefits provided pursuant to the Plan or any distribution to be made on account of an Allowed Claim, the provisions of the Plan shall constitute a good faith compromise of all Claims, Interests, and controversies relating to the contractual, legal, and subordination rights that a Holder of a Claim or Interest may have with respect to any Allowed Claim or Allowed Interest. The entry of the Confirmation Order shall constitute the Bankruptcy Court's approval of the compromise or settlement of all such Claims, Interests and controversies, as well as a finding by the Bankruptcy Court that any such compromise or settlement is in the best interests of the Debtors, their Estates, and Holders of Claims and Interests, and is fair, equitable, and reasonable.

9.4    Releases by Debtors.     Pursuant to section 1123(b) of the Bankruptcy Code for good and valuable consideration, including (i) the service of the Released Parties to facilitate the expeditious reorganization of the Debtors and the implementation of the restructuring contemplated by the Plan, (ii) the contribution of NewHoldCo Equity Infusion to the Reorganized Debtors, (iii) the services of the Debtors', the Non-Debtor Affiliates, and Such Entities' former officers, directors, managers and advisors in facilitating the expeditious implementation of the restructuring contemplated hereby, on and after the Effective Date (such that the Reorganized Debtors will not receive any Claim or Cause of Action released hereunder), the Debtors and their Estates, and the Reorganized Debtors, shall be deemed to have conclusively, absolutely, unconditionally, irrevocably, and forever released, waived and discharged the Released Parties from any and all Claims, Interests, obligations, rights, suits, damages, Causes of Action, remedies, and liabilities whatsoever, including any derivative Claims, asserted or assertable on behalf of the Debtors, the Reorganized Debtors, their Estates and their Affiliates, whether known or unknown, foreseen or unforeseen, liquidated or unliquidated, contingent or non- contingent, existing or hereinafter arising, in law, equity, or otherwise, whether for tort, fraud, contract, violations of federal or state securities laws or otherwise, that such Entity would have been legally entitled to assert (whether individually or collectively), based on or in any way relating to, or in any manner arising from, in whole or in part, the Debtors, the Debtors' restructuring, the Chapter 11 Cases, the DIP Facility, the purchase, sale, or rescission of the purchase or sale of any security of the Debtors or the Reorganized Debtors, provided under any applicable law, rule, or regulation, the subject matter of, or the transactions or events giving rise to, any Claim or Interest that is treated in the Plan, the business or contractual agreements between any Debtor, Reorganized Debtor, Estate or Affiliate and any Released Party, the restructuring of Claims and Interests prior to or in the Chapter 11 Cases, the negotiation, formulation, or preparation of the DIP Credit Agreement, Plan, the Disclosure Statement, the Plan Supplement, the Exit Facility Credit Agreement, any other Plan Transaction Document, or related agreements, instruments, or other documents, upon any other act or omission, transaction, agreement, event, or other occurrence taking place on or before the Effective Date of the Plan, other than Claims or liabilities arising out of or relating to any act or omission of a Released Party that constitutes willful misconduct or gross negligence. Notwithstanding anything to the contrary in the foregoing, the release set forth above does not release any post-Effective Date obligations of any party under the Plan or any document, instrument, or agreement (including those set forth in the Plan Supplement) executed to implement the Plan. For the avoidance of doubt, nothing in this paragraph shall in any way affect the operation of Article 9.2 of the Plan, pursuant to section 1141(d) of the Bankruptcy Code.

Entry of the Confirmation Order shall constitute the Bankruptcy Court's approval, pursuant to Bankruptcy Rule 9019, of the Debtor releases pursuant to this Article 9.4, which includes by reference each of the related provisions and definitions contained herein, and further shall constitute the Bankruptcy Court's finding that such Debtor releases are (i) in exchange for the good and valuable consideration provided by the Released Parties, (ii) a good faith settlement and compromise of the claims released by such Debtor releases, (iii) in the best interests of the Debtors and all holders of Claims and Interests, (iv) fair, equitable and reasonable, (v) given and made after due notice and opportunity for hearing, and (vi) a bar to any of the Debtors or the Reorganized Debtors asserting any Claim or Cause of Action released pursuant to such Debtor releases.

9.5    Releases by the Releasing Stockholders. As of the Effective Date, each of the Releasing Stockholders, in consideration for the Releasing Stockholder Consideration, and other contracts, instruments, releases, agreements or documents executed and delivered in connection with this Plan, shall be deemed to have conclusively, absolutely, unconditionally, irrevocably, and forever released, waived and discharged the Released Parties from any and all Claims, Interests, obligations, rights, suits, damages, Causes of Action, remedies, and liabilities whatsoever, including any derivative Claims, purportedly asserted or assertable on behalf of the Debtors, the Reorganized Debtors, their Estates, and their Affiliates, whether known or unknown, foreseen or unforeseen, liquidated or unliquidated, contingent or non-contingent, existing or hereinafter arising, in law, equity, or otherwise, whether for tort, fraud, contract, violations of federal or state securities laws or otherwise, that such Entity would have been legally entitled to assert (whether individually or collectively), based on or in any way relating to, or in any manner arising from, in whole or in part, the Debtors, the Debtors' restructuring, the Chapter 11 Cases, the DIP Facility, the purchase, sale, or rescission of the purchase or sale of any security of the Debtors or the Reorganized Debtors provided under any applicable law, rule, or regulation, the subject matter of, or the transactions or events giving rise to, any Claim or Interest that is treated in the Plan, the business or contractual agreements between any Debtor, Reorganized Debtor, Estate or Affiliate and any Released Party, the restructuring of Claims and Interests prior to or in the Chapter 11 Cases, the negotiation, formulation, or preparation of the DIP Credit Agreement, the Plan, the Disclosure Statement, the Plan Supplement, the Exit Facility Credit Agreement, any other Plan Transaction Document, or related agreements, instruments, or other documents, upon any other act or omission, transaction, agreement, event, or other occurrence taking place on or before the Effective Date of the Plan. Notwithstanding anything to the contrary in the foregoing, the release set forth above does not release any post-Effective Date obligations of any party under the Plan or any document, instrument, or agreement (including those set forth in the Plan Supplement) executed to implement the Plan or assumed by the Debtors.

Entry of the Confirmation Order shall constitute the Bankruptcy Court's approval, pursuant to Bankruptcy Rule 9019, of the Stockholder Release pursuant to this Article 9.5, which includes by reference each of the related provisions and definitions contained herein, and further shall constitute the Bankruptcy Court's finding that such of the releases by the Releasing Stockholders are (i) in exchange for the good and valuable consideration provided by the Released Parties, (ii) a good faith settlement and compromise of the claims released by the Releasing Stockholders, (iii) in the best interests of the Debtors and all holders of Claims and Interests, (iv) fair, equitable and reasonable, (v) given and made after due notice and opportunity for hearing, and (vi) a bar to any of the Releasing Stockholders asserting any Claim or Cause of Action released pursuant to such releases.

9.6    Exculpation and Limitation of Liability. The Exculpated Parties shall neither have, nor incur any liability to any Entity for any Exculpated Claim; provided, however, that the foregoing "exculpation" shall have no effect on the liability of any Entity that results from any such act or omission that is determined in a Final Order to have constituted gross negligence or willful misconduct. Notwithstanding anything to the contrary in the foregoing, the release set forth above does not release any post-Effective Date obligations of any party under the Plan or any document, instrument, or agreement (including those set forth in the Plan Supplement) executed to implement the Plan. The Exculpated Parties have, and upon Confirmation shall be deemed to have, participated in good faith and in compliance with the applicable provisions of the Bankruptcy Code, including with regard to the distributions of any Securities pursuant to the Plan and, therefore, are not and shall not be liable at any time for the violations of any applicable, law, rule, or regulation governing the solicitation of acceptances or rejections of the Plan or such distributions made pursuant to the Plan.

9.7    Injunction. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THE PLAN, THE PLAN SUPPLEMENT OR RELATED DOCUMENTS, OR FOR OBLIGATIONS ISSUED PURSUANT TO THE PLAN, ALL PERSONS WHO HAVE HELD, HOLD OR MAY HOLD CLAIMS OR INTERESTS THAT HAVE BEEN RELEASED PURSUANT TO ARTICLES 9.4 or 9.5, DISCHARGED PURSUANT TO ARTICLE 9.2, OR ARE SUBJECT TO EXCULPATION PURSUANT TO ARTICLE 9.6 ARE PERMANENTLY ENJOINED, FROM AND AFTER THE EFFECTIVE DATE, FROM TAKING ANY OF THE FOLLOWING ACTIONS: (1) COMMENCING OR CONTINUING IN ANY MANNER ANY ACTION OR OTHER PROCEEDING OF ANY KIND ON ACCOUNT OF OR IN CONNECTION WITH OR WITH RESPECT TO ANY SUCH CLAIMS OR INTERESTS; (2) ENFORCING, ATTACHING, COLLECTING OR RECOVERING BY ANY MANNER OR MEANS ANY JUDGMENT, AWARD, DECREE OR ORDER AGAINST SUCH PERSONS ON ACCOUNT OF OR IN CONNECTION WITH OR WITH RESPECT TO ANY SUCH CLAIMS OR INTERESTS; (3) CREATING, PERFECTING OR ENFORCING ANY ENCUMBRANCE OF ANY KIND AGAINST SUCH PERSONS OR THE PROPERTY OR ESTATES OF SUCH PERSONS ON ACCOUNT OF OR IN CONNECTION WITH OR WITH RESPECT TO ANY SUCH CLAIMS OR INTERESTS; AND (4) COMMENCING OR CONTINUING IN ANY MANNER ANY ACTION OR OTHER PROCEEDING OF ANY KIND ON ACCOUNT OF OR IN CONNECTION WITH OR WITH RESPECT TO ANY SUCH CLAIMS OR INTERESTS RELEASED, SETTLED OR DISCHARGED PURSUANT TO THE PLAN.

THE RIGHTS AFFORDED IN THE PLAN AND THE TREATMENT OF ALL CLAIMS AND INTERESTS HEREIN SHALL BE IN EXCHANGE FOR AND IN COMPLETE SATISFACTION OF ALL CLAIMS AND INTERESTS OF ANY NATURE WHATSOEVER, INCLUDING ANY INTEREST ACCRUED ON CLAIMS FROM AND AFTER THE PETITION DATE, AGAINST THE DEBTORS OR ANY OF THEIR ASSETS, PROPERTY OR ESTATES. ON THE EFFECTIVE DATE, ALL SUCH CLAIMS AGAINST THE DEBTORS SHALL BE FULLY RELEASED AND DISCHARGED.

EXCEPT AS OTHERWISE EXPRESSLY PROVIDED FOR HEREIN OR IN OBLIGATIONS ISSUED PURSUANT TO THE PLAN (INCLUDING, BUT NOT LIMITED TO THE EXIT FACILITY) FROM AND AFTER THE EFFECTIVE DATE, ALL CLAIMS AGAINST THE DEBTORS SHALL BE FULLY RELEASED AND DISCHARGED, AND ALL INTERESTS SHALL BE CANCELLED, AND THE DEBTORS' LIABILITY WITH RESPECT THERETO SHALL BE

EXTINGUISHED COMPLETELY, INCLUDING ANY LIABILITY OF THE KIND SPECIFIED UNDER SECTION 502(G) OF THE BANKRUPTCY CODE. ALL PERSONS SHALL BE PRECLUDED FROM ASSERTING AGAINST THE DEBTORS, THE DEBTORS' ESTATES, THE REORGANIZED DEBTORS, EACH OF THEIR RESPECTIVE SUCCESSORS AND ASSIGNS, AND EACH OF THEIR ASSETS AND PROPERTIES, ANY OTHER CLAIMS OR INTERESTS BASED UPON ANY DOCUMENTS, INSTRUMENTS OR ANY ACT OR OMISSION, TRANSACTION OR OTHER ACTIVITY OF ANY KIND OR NATURE THAT OCCURRED BEFORE THE EFFECTIVE DATE.

9.8	Subordination Rights.

(a)    Except as otherwise provided in the Plan, the allowance, classification and treatment of all Allowed Claims and the respective distributions and treatments under the Plan take into account and conform to the relative priority and rights of the Claims in each Class in connection with any contractual, legal and equitable subordination rights relating thereto, whether arising under general principles of equitable subordination, section 510(b) of the Bankruptcy Code, or otherwise. All Claims and all rights and claims between or among Holders of Claims relating in any manner whatsoever to distributions on account of Claims or Interests, based upon any claimed subordination rights, whether asserted or unasserted, legal or equitable, shall be deemed satisfied by the distributions under the Plan to Holders of Claims having such subordination rights, and such subordination rights shall be deemed waived, released, discharged, and terminated as of the Effective Date. Except as otherwise specifically provided for in the Plan, distributions to the various Classes of Claims hereunder shall not be subject to levy, garnishment, attachment, or like legal process by any Holder of a Claim by reason of any subordination rights or otherwise, so that each Holder of a Claim shall have and receive the benefit of the distributions in the manner set forth in the Plan.

(b)    Except as otherwise provided in the Plan, the right of the Debtors or the Reorganized Debtors to seek subordination of any Claim or Interest pursuant to section 510 of the Bankruptcy Code is fully reserved, and the treatment afforded any Claim or Interest that becomes a subordinated Claim or Interest at any time shall be modified to reflect such subordination. Unless the Plan or the Confirmation Order otherwise provide, no distributions shall be made on account of a Claim subordinated pursuant to this Article 9.8(b) unless ordered by the Bankruptcy Court.

9.9    Protection Against Discriminatory Treatment. Consistent with section 525 of the Bankruptcy Code and paragraph 2 of Article VI of the United States Constitution, no Governmental Unit shall discriminate against the Reorganized Debtors or deny, revoke, suspend, or refuse to renew a license, permit, charter, franchise, or other similar grant to, condition such a grant to, discriminate with respect to such a grant against, the Reorganized Debtors, or another entity with whom the Reorganized Debtors have been associated, solely because the Debtors have been debtors under chapter 11, have been insolvent before the commencement of the Chapter 11 Cases (or during the Chapter 11 Cases but before the Debtors are granted or denied a discharge), or have not paid a debt that is dischargeable in the Chapter 11 Cases.

9.10    Release of Liens. Except as otherwise provided in the Plan, including Articles 4.2 and 4.3, or in any contract, instrument, release, or other agreement or document created pursuant to the Plan (including, but not limited to the Exit Facility), on the Effective Date, all mortgages, deeds of trust, Liens, pledges, or other security interests against any property of the Estates shall be fully released and discharged, and all of the right, title, and interest of any Holder of such mortgages, deeds of trust, Liens, pledges, or other security interests shall revert to the Reorganized Debtors and their successors and assigns. Notwithstanding the above, nothing in this Plan or the Confirmation Order shall release any deed restriction, easements, or institutional control that runs with the land under environmental law.
ARTICLE X
CONDITIONS PRECEDENT

10.1	Conditions to the Effective Date of the Plan. The following are conditions precedent to the occurrence of the Effective Date, each of which may be satisfied or waived in accordance with Article 10.2 of this Plan:

(a)    the Bankruptcy Court shall have entered the Confirmation Order, and such order shall be a Final Order;

(b)    The Bankruptcy Court shall have entered one or more orders (which may include the Confirmation Order) authorizing the assumption and rejection of Executory Contracts and Unexpired Leases by the Debtors as contemplated herein;

(c)    Perfumania (i) shall have obtained the Exit Facility, (ii) shall have executed and delivered the documentation governing the Exit Facility, which Exit Facility shall close substantially contemporaneously with the Effective Date, and (iii) all conditions to effectiveness of the Exit Facility (other than any required receipt of equity funding) shall have been satisfied or waived (or will be satisfied and waived substantially concurrently with the occurrence of the Effective Date);

(d)    All conditions to the consummation of the NewHoldCo Equity Infusion, including (without limitation) all conditions set forth in the NewHoldCo Investment Agreement, shall have been satisfied or waived by NewHoldCo.

(e)    the New Corporate Governance Documents shall have been adopted and (where required by applicable law) filed with the applicable authorities of the relevant jurisdictions of organization and shall have become effective in accordance with such jurisdiction's corporation, limited liability company, or alternative comparable laws, as applicable;

(f)    all authorizations, consents, certifications, approvals, rulings, no action letters, opinions or other documents or actions required by any law, regulation or order to be received or to occur in order to implement the Plan on the Effective Date shall have been obtained or shall have occurred unless failure to do so will not have a material adverse effect on the Reorganized Debtors; and

(g)    all statutory fees and obligations then due and payable to the Office of the United States Trustee shall have been paid and satisfied in full.

10.2	Waiver of Conditions Precedent. The conditions set forth in Article 10.1 of this Plan that are capable of being waived may be waived, in whole or in part, by the Debtors, with the prior written consent of NewHoldCo (such consent not to be unreasonably withheld), but otherwise at their sole discretion, without any notice to any other parties-in- interest or the Bankruptcy Court and without a hearing.

10.3    Notice of Effective Date. The Reorganized Debtors shall file with the Bankruptcy Court a notice of the occurrence of the Effective Date within a reasonable period of time after the conditions in Article 10.1 of this Plan have been satisfied or waived pursuant to Article 10.2 of this Plan.

10.4    Effect of Non-Occurrence of Conditions to Consummation. If prior to consummation of the Plan, the Confirmation Order is vacated pursuant to a Final Order, then except as provided in any order of the Bankruptcy Court vacating the Confirmation Order, the Plan will be null and void in all respects, and nothing contained in the Plan or Disclosure Statement shall (a) constitute a waiver or release of any Claims, Interests, or Causes of Action, prejudice in any manner the rights of the Debtors or any other Entity, or (c) constitute an admission, acknowledgment, offer, or undertaking of any sort by the Debtors or any other Entity.

ARTICLE XI
RETENTION OF JURISDICTION

Pursuant to sections 105(a) and 1142 of the Bankruptcy Code, the Bankruptcy
Court shall have exclusive jurisdiction of all matters arising out of, and related to, the Chapter 11 Cases and the Plan, including jurisdiction to:

(a)    resolve any matters related to Executory Contracts and Unexpired Leases, including: (i) the assumption, assumption and assignment, or rejection of Executory Contracts or Unexpired Leases to which the Debtors are a party or with respect to which the Debtors may be liable, and to hear and determine the allowance of Claims resulting therefrom including the amount of Cure, if any, required to be paid; (ii) any potential contractual obligation under any Executory Contract or Unexpired Lease that is assumed; (iii) the Reorganized Debtors' amendment, modification, or supplement after the Effective Date, pursuant to Article VII of the Plan, of the lists of Executory Contracts and Unexpired Leases to be assumed or rejected or otherwise; and (iv) any dispute regarding whether a contract or lease is or was executory or expired;
(b)    adjudicate any and all adversary proceedings, applications, and contested matters that may be commenced or maintained pursuant to the Chapter 11 Cases, this Plan, or that were the subject of proceedings before the Bankruptcy Court, prior to the Effective Date, proceedings to adjudicate the allowance of Disputed Claims and Disputed Interests, and all controversies and issues arising from or relating to any of the foregoing;

(c)    ensure that distributions to Holders of Allowed Claims are accomplished as provided herein and adjudicate any and all disputes arising from or relating to distributions under the Plan;

(d)    allow in whole or in part, disallow in whole or in part, determine, liquidate, classify, estimate, or establish the priority, secured or unsecured status, or amount of any Claim or Interest, including hearing and determining any and all objections to the allowance or estimation of Claims or Interests filed, both before and after the Confirmation Date, including any objections to the classification of any Claim or Interest, and the resolution of request for payment of any Administrative Claim;

(e)	hear and determine or resolve any and all matters related to Causes of Action;

(f)	enter and implement such orders as may be appropriate if the
Confirmation Order is for any reason stayed, revoked, modified, and/or vacated;

(g)    issue and implement orders in aid of execution, implementation, or consummation of this Plan;

(h)    consider any modifications of this Plan, to cure any defect or omission, or to reconcile any inconsistency in any order of the Bankruptcy Court, including the Confirmation Order;

(i)    hear and determine all applications for allowance of compensation and reimbursement of Professional Claims under this Plan or under sections 330, 331, 503(b), 1103, and 1129(a)(4) of the Bankruptcy Code;

(j)    determine requests for the payment of Claims entitled to priority under section 507(a)(1) of the Bankruptcy Code, including compensation and reimbursement of expenses of parties entitled thereto;

(k)    adjudicate, decide, or resolve any and all matters related to section 1141 of the Bankruptcy Code;

(l)    hear and determine disputes arising in connection with the interpretation, implementation, or enforcement of this Plan or the Confirmation Order, including disputes arising under agreements, documents, or instruments executed in connection with this Plan and disputes arising in connection with any Entity's obligations incurred in connection with the Plan;
(m)    hear and determine all suits or adversary proceedings to recover assets of the Debtors and property of their Estates, wherever located;

(n)    hear and determine matters concerning state, local, and federal taxes in accordance with sections 346, 505, and 1146 of the Bankruptcy Code;

(o)	resolve any matters relating to the pre- and post-confirmation sales of the Debtors' assets;

(p)	grant any consensual request to extend the deadline for assuming or rejecting Unexpired Leases pursuant to section 365(d)(4) of the Bankruptcy Code, or in the event that the Effective Date does not occur, to consider any request to extend the deadline for assuming or rejecting unexpired leases pursuant to section 365(d)(4);

(q)	hear any other matter not inconsistent with the Bankruptcy Code;

(r)    hear and determine all disputes involving the existence, nature or scope of the Debtors' discharge;

(s)    enter an Inactive Debtors Final Decree a Final Decree closing the Chapter 11 Cases;
(t)    enforce all orders previously entered by the Bankruptcy Court; AND

(u)    hear and determine all matters relating to any Section 510(b) Interest.
From the Confirmation Date through the Effective Date, the Bankruptcy Court shall retain jurisdiction with respect to each of the foregoing items and all other matters that were subject to its jurisdiction prior to the Confirmation Date. Nothing contained herein shall be construed to increase, decrease or otherwise modify the independence, sovereignty or jurisdiction of the Bankruptcy Court.

ARTICLE XII
MISCELLANEOUS PROVISIONS

12.1    Immediate Binding Effect. Subject to Article 10.1 and notwithstanding
Bankruptcy Rules 3020(e), 6004(h) or 7062 or any other Bankruptcy Rule, upon the occurrence of the Effective Date, the terms of the Plan and the Plan Supplement shall be immediately effective and enforceable and deemed binding upon the Debtors, the Reorganized Debtors and any and all holders of Claims or Interests (irrespective of whether such Claims or Interests are deemed to have accepted the Plan), all Persons that are parties to or are subject to the settlements, compromises, releases, discharges and injunctions described in the Plan, each Person acquiring property under the Plan, and any and all non-Debtor parties to Executory Contracts and Unexpired Leases with the Debtors.

12.2    Payment of Statutory Fees. All fees due and payable pursuant to section 1930 of title 28 of the United States Code, as of the entry of the Confirmation Order shall be paid on the Effective Date. The Reorganized Debtors shall continue to pay fees pursuant to section 1930 of title 28 of the United States Code for each Debtor until such time as the Inactive Debtor Final Decree or the Final Decree, as applicable, is entered closing such Debtors' Chapter 11Case. Furthermore, following entry of the Confirmation Order, the Reorganized Debtors shall continue to file quarterly reports in compliance with Bankruptcy Rule 2015(a)(5); however, such reports shall not purport to be prepared in accordance with GAAP, may not be construed as reports filed under the Securities Exchange Act, and may not be relied upon by any party for any purpose except as set forth in Bankruptcy Rule 2015(a)(5).

12.3    Modification and Amendments. The Debtors may alter, amend, or modify this Plan under section 1127(a) of the Bankruptcy Code at any time prior to the Confirmation Date. After the Confirmation Date and prior to substantial consummation of this Plan as defined in section 1101(2) of the Bankruptcy Code, the Debtors may under section 1127(b) of the Bankruptcy Code, institute proceedings in the Bankruptcy Court to remedy any defect or omission or reconcile any inconsistencies in this Plan, the Disclosure Statement, or the Confirmation Order, and such matters as may be necessary to carry out the purposes and effects of this Plan.

12.4    Confirmation of the Plan. The Debtors request Confirmation of the Plan under section 1129(b) of the Bankruptcy Code with respect to any Impaired Class that does not accept the Plan pursuant to section 1126 of the Bankruptcy Code. The Debtors reserve the right to amend the Plan to any extent, if any, that Confirmation pursuant to section 1129(b) of the Bankruptcy Code requires modification.

12.5    Additional Documents. On or before the Effective Date, the Debtors may file with the Bankruptcy Court such agreements or other documents as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan. The Debtors or the Reorganized Debtors, as applicable, and Holders of Claims receiving distributions pursuant to the Plan and all other parties in interest shall, from time to time, prepare, execute, and deliver any agreements or documents and take any other actions as may be necessary or advisable to effectuate the provision and intent of the Plan.

12.6    Dissolution of any Statutory Committee. On the Effective Date, any statutory committee formed in connection with the Chapter 11 Cases shall dissolve automatically and all members thereof shall be released and discharged from all rights, duties and responsibilities arising from or related to the Chapter 11 Cases.

12.7	Revocation, Withdrawal, or Non-Consummation.

(a)    Right to Revoke or Withdraw. The Debtors reserve the right to revoke or withdraw this Plan at any time prior to the Effective Date and file subsequent chapter 11 plans.

(b)    Effect of Withdrawal, Revocation, or Non-Consummation. If the Debtors revoke or withdraw this Plan prior to the Effective Date, or if the Confirmation Date or the Effective Date does not occur, then this Plan, any settlement or compromise embodied in this Plan (including the fixing or limiting to an amount certain any Claim or Class of Claims or the allocation of the distributions to be made hereunder), the assumption or rejection of Executory Contracts or Unexpired Leases effected by this Plan, and any document or agreement executed pursuant to this Plan shall be null and void in all respects. In such event, nothing contained herein or in the Disclosure Statement, and no acts taken in preparation for consummation of this Plan, shall be deemed to constitute a waiver or release of any Claims, Interests, or Causes of Action by or against the Debtors or any other Entity, to prejudice in any manner the rights and defenses of the Debtors, the Holder of a Claim or Interest, or any Entity in any further proceedings involving the Debtors, or to constitute an admission, acknowledgement, offer, or undertaking of any sort by the Debtors or any other Entity.

12.8    Notices. After the Effective Date, any pleading, notice, or other document required by the Plan to be served on or delivered on the Parties below shall be served as follows:

If to the Reorganized Debtors:
Perfumania Holdings, Inc.
35 Sawgrass Drive, Suite 2 Bellport, New York 11713
Attention: Michael W. Katz; Alfred R. Paliani
with a copy (which shall not constitute notice) to:

Skadden, Arps, Slate, Meagher & Flom LLP
One Rodney Square
P.O. Box 636
Wilmington, Delaware 19899-0636 Attention: Anthony W. Clark
- and -
500 Boylston Street
Boston, Massachusetts 02116
Attention: J. Gregory Milmoe
Raquelle L. Kaye
- and -
Four Times Square
New York, New York 10036-6522 Attention: Lisa Laukitis

If to the Office of the United States Trustee:
Office of the United States Trustee for the District of Delaware
Room 2207, Lockbox 35
844 North King Street Wilmington,

Delaware 19801
Attention: Hannah McCollum; Brya Keilson

12.9    Term of Injunctions or Stays. Unless otherwise provided in the Plan or in the Confirmation Order, all injunctions or stays in effect in the Chapter 11 Cases pursuant to sections 105 or 362 of the Bankruptcy Code or any order of the Bankruptcy Court, and existing on the Confirmation Date (excluding any injunctions or stays contained in the Plan or the Confirmation Order) shall remain in full force and effect until the Effective Date. All injunctions or stays contained in the Plan or the Confirmation Order shall remain in full force and effect in accordance with their terms.

12.10    Governing Law. Unless a rule of law or procedure is supplied by federal law (including the Bankruptcy Code and Bankruptcy Rules) or unless otherwise specifically stated, the laws of the State of Delaware shall govern the construction and implementation of this Plan, any agreements, documents, and instruments executed in connection with this Plan (except as otherwise set forth in those agreements, in which case the governing law of such agreements shall control). Corporate governance matters shall be governed by the laws of the state of incorporation, formation, or functional equivalent thereof, as applicable, of the applicable Reorganized Debtor.

12.11    Entire Agreement. Except as otherwise indicated, the Plan supersedes all previous and contemporaneous negotiations, promises, covenants, agreements, understandings, and representations on such subjects, all of which have become merged and integrated into the Plan.

12.12    Severability. If, prior to Confirmation, any term or provision of the Plan is held by the Bankruptcy Court to be invalid, void, or unenforceable, the Bankruptcy Court shall have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void, or unenforceable, and such term or provision shall then be applicable as altered or interpreted. Notwithstanding any such holding, alteration, or interpretation, the remainder of the terms and provisions of the Plan will remain in full force and effect and will in no way be affected, impaired, or invalidated by such holding, alteration, or interpretation. The Confirmation Order shall constitute a judicial determination and shall provide that each term and provision of the Plan, as it may have been altered or interpreted in accordance with the foregoing, is (a) valid and enforceable pursuant to its terms, (b) integral to the Plan and may not be deleted or modified without the Debtors' consent, and (c) nonseverable and mutually dependent.

12.13    Exhibits. All exhibits and documents included in the Plan Supplement are incorporated into and are a part of the Plan as if set forth in full in the Plan. After the exhibits and documents are filed, copies of such exhibits and documents shall be available upon request to the Debtors' counsel, by contacting Skadden, Arps, Slate, Meagher and Flom LLP, 4 Times Square, New York, New York 10036, at the Bankruptcy Court's website at https://ecf.nysb.uscourts.gov or at the website of the Claims and Administrative Agent, Epiq Corporate Restructuring at http://dm.epiq11.com/perfumania. To the extent any exhibit or document is inconsistent with the terms of the Plan, unless otherwise ordered by the Bankruptcy Court, the non-exhibit or non-document portion of the Plan shall control.

12.14    No Waiver or Estoppel. Upon the Effective Date, each Holder of a Claim or Interest shall be deemed to have waived any right to assert that its Claim or Interest should be Allowed in a certain amount, in a certain priority, be secured, or not be subordinated by virtue of an agreement made with the Debtors and/or their counsel, the any statutory committee appointed in these Chapter 11 Cases and/or its counsel, or any other party, if such agreement was not disclosed in this Plan, the Disclosure Statement, or papers filed with the Bankruptcy Court.

12.15    Conflicts. Except as set forth in the Plan, to the extent that any provision of the Disclosure Statement or any other order (other than the Confirmation Order) referenced in the Plan (or any exhibits, schedules, appendices, supplements or amendments to any of the foregoing), conflict with or are in any way inconsistent with any provision of the Plan, the Plan shall govern and control; provided, however, that if there is a conflict between this Plan and a Plan Supplement document, the Plan Supplement document shall govern and control.

Dated: August 30, 2017

Respectfully submitted,

PERFUMANIA HOLDINGS, INC., on behalf of itself and its affiliates listed below

/s/ Michael W. Katz
Name: Michael W. Katz
Title: President and Chief Executive Officer

PERFUMANIA, INC.
MAGNIFIQUE PARFUMES AND COSMETICS, INC.
TEN KESEF II, INC.
PERFUMANIA.COM, INC.
MODEL REORG ACQUISITION, LLC
NORTHERN GROUP, INC.
PERFUMANIA PUERTO RICO, INC.
QUALITY KING FRAGRANCE, INC.
SCENTS OF WORTH, INC.
JACAVI, LLC
DISTRIBUTION CONCEPTS, LLC
FLOWING VELVET, INC.
ALADDIN FRAGRANCES, INC.
NICHE MARKETING GROUP, INC.
NORTHERN BRANDS, INC.
NORTHERN AMENITIES, LTD.
GLOBAL DUTY FREE SUPPLY, INC.
PERFUMERS ART, INC.

EXHIBIT B

Financial Projections

Perfumania Holdings, Inc. Pro Forma Financial P&L Projections
USD in 000s

	4Q YE Jan 2018	YE Jan 2019	YE Jan 2020	YE Jan 2021
Retail	$ 62,096	$ 205,189	$ 217,783	$ 234,950
Wholesale & Manufacturer	79,425	329,432	331,219	333,041
Eliminations	(26,796)	(120,804)	(120,804)	(120,804)
Total Revenue	$ 114,726	$ 413,817	$ 428,198	$ 447,186
Retail	$ 35,606	$ 125,889	$ 134,199	$ 145,895
Wholesale & Manufacturer	53,235	230,399	231,756	232,940
Eliminations	(26,796)	(120,804)	(120,804)	(120,804)
Total Cost of Goods	$ 62,044	$ 235,484	$ 245,151	$ 258,031

Retail	$ 24,850	$ 85,028	$ 82,232	$ 85,586
Wholesale & Manufacturer	24,606	91,710	91,237	91,548
Total Operating Expenses	$ 49,456	176,738	$ 173,469	$ 177,134
Operating Income	$ 3,226	$ 1,595	$ 9,578	$ 12,021
EBITDA	$ 4,383	$ 8,969	$ 14,088	$ 16,841

Prepared at the Request of Counsel                                        1 of 1

EXHIBIT C
Valuation Analysis

A.	Feasibility; Projections.

The Bankruptcy Code permits a Plan of Reorganization to be confirmed only if confirmation is not likely to be followed by liquidation or the need for further financial reorganization, except as contemplated by the Plan of Reorganization. For purposes of determining whether the Plan of Reorganization meets this requirement, Reorganized Perfumania has analyzed its ability to meet its obligations under the Plan of Reorganization. As part of this analysis, Management has prepared projections of the financial performance of Reorganized Perfumania for each of the four fiscal years beginning with 2018 (the "Projections").

The Projections, and the assumptions on which they are based, are set forth in Exhibit B hereto. Based upon these Projections, management believes that Reorganized Perfumania will be able to make all payments required pursuant to the Plan of Reorganization while conducting ongoing business operations and, therefore, that confirmation of the Plan of Reorganization is not likely to be followed by liquidation or the need for further reorganization, except as set forth in the Plan of Reorganization.

THE PROJECTIONS, INCLUDING THE UNDERLYING ASSUMPTIONS, SHOULD BE CAREFULLY REVIEWED IN EVALUATING THE PLAN OF REORGANIZATION. WHILE MANAGEMENT BELIEVES THE ASSUMPTIONS UNDERLYING THE PROJECTIONS, WHEN CONSIDERED ON AN OVERALL BASIS, ARE REASONABLE IN LIGHT OF CURRENT CIRCUMSTANCES AND EXPECTATIONS, NO ASSURANCE CAN BE GIVEN THAT THE PROJECTIONS WILL BE REALIZED. THE MANAGEMENT OF REORGANIZED PERFUMANIA MAKES NO REPRESENTATION OR WARRANTY AS TO THE ACCURACY OF THE PROJECTIONS.

Reorganized Perfumania has prepared the Projections based upon certain assumptions that it believes to be reasonable under the circumstances. Those assumptions that are considered to be significant are described in Exhibit B hereto. The Projections have not been examined or compiled by independent accountants. The management of Reorganized Perfumania makes no representation as to the accuracy of the Projections or its ability to achieve the projected results. All holders of Claims are urged to examine carefully all of the assumptions on which the Projections are based in connection with their evaluation of this Offering Memorandum.

B.	Valuation.

1.	Overview.
Perfumania has been advised by Imperial Capital, LLC (“Imperial Capital” or “Imperial”), its financial advisor, with respect to the enterprise value of Model Reorg Acquisition LLC (the “Model Reorg Enterprise Value”) and Perfumania Inc. and Perfumania.com (the “Retail Enterprise Value”) on a going concern basis. Solely for purposes of this Offering Memorandum, the analysis performed by Imperial Capital indicates that the estimated range of reorganization value of Reorganized Model Reorg is assumed to be $139 million to $159 million (with a mid- point estimate of approximately $149 million) with an assumed valuation date as of Perfumania’s latest fiscal year-end (February 1, 2017). Solely for purposes of this Offering Memorandum, the analysis performed by Imperial Capital indicates that the estimated range of reorganization value of Reorganized Retail is assumed to be zero, as the cash flows when adjusted for “market” cost of inventory (as further described below) are less than zero in each fiscal year from 2018 - 2021. Imperial Capital performed this valuation on a ”stand-alone” basis, meaning that intercompany transactions were revised to reflect “market” pricing for goods sold from one affiliated entity to another, instead of being transferred at cost, as the Company does in the normal course for record keeping.
The debt facilities contemplated in the range of equity value for Reorganized Model Reorg and Retail discussed above include the Senior Credit Facility (allocated based on estimated percentage of overall borrowing base), QKD Notes, 2004 Notes and Nussdorf Trust Notes (including all accrued and unpaid interest). The transaction contemplated by the Plan is based on an implied equity value of zero for Reorganized Model Reorg and Retail.
There could be upside in the equity value of Reorganized Model Reorg and Retail, assuming EBITDA growth above the level of management expectations is realized and / or the industry valuation multiples improve from the levels in the market today.
THE ESTIMATED HYPOTHETICAL RANGE OF REORGANIZATION VALUES ASSUMES A VALUATION DATE OF PERFUMANIA’S LATEST FISCAL YEAR END (FEBRUARY 1, 2017), REFLECTS WORK PERFORMED BY IMPERIAL CAPITAL ON THE BASIS OF INFORMATION CONCERNING THE BUSINESS, AND ASSETS OF PERFUMANIA AVAILABLE TO IMPERIAL CAPITAL AS OF AUGUST 21, 2017. IT SHOULD BE UNDERSTOOD THAT, ALTHOUGH SUBSEQUENT DEVELOPMENTS MAY AFFECT IMPERIAL CAPITAL’S CONCLUSIONS, IMPERIAL CAPITAL DOES NOT HAVE ANY OBLIGATION TO UPDATE, REVISE, OR REAFFIRM ITS ESTIMATE.
In preparing its analysis of the estimated hypothetical Reorganized Model Reorg and Retail Enterprise Value, Imperial Capital, among other analyses: (i) reviewed certain historical financial information of Model Reorg and Retail for recent years and interim periods, including the most current unaudited financial results through June 30, 2017; (ii) reviewed certain internal and public financial and operating data of Model Reorg and Retail, including financial projections prepared and provided by management relating to their business and its prospects; (iii) met with certain members of senior management of Perfumania to discuss Reorganized Model Reorg and Retail operations and future prospects; (iv) reviewed publicly available financial data and considered the market value of public companies which Imperial Capital deemed generally comparable to the operating businesses of Reorganized Model Reorg and Retail; (v) considered certain economic and industry information relevant to reorganized Model Reorg and Retail; and (vi)conducted such other analysis, inquiries, and investigations as it deemed appropriate.
ALTHOUGH IMPERIAL CAPITAL CONDUCTED A REVIEW AND ANALYSIS OF THE REORGANIZED MODEL REORG / RETAIL BUSINESSES, OPERATING ASSETS AND LIABILITIES AND REORGANIZED MODEL REORG / RETAIL PROJECTIONS, IT ASSUMED AND RELIED ON THE ACCURACY AND COMPLETENESS OF ALL (I) FINANCIAL AND OTHER INFORMATION FURNISHED TO IT BY PERFUMANIA, AND (II) PUBLICLY AVAILABLE INFORMATION. IN ADDITION, IMPERIAL CAPITAL DID NOT INDEPENDENTLY VERIFY MANAGEMENT’S PROJECTIONS IN CONNECTION WITH SUCH ESTIMATES OF THE REORGANIZATION VALUE, AND NO INDEPENDENT

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VALUATIONS OR APPRAISALS OF MODEL REORG OR RETAIL WERE SOUGHT OR OBTAINED IN CONNECTION WITH THE HYPOTHETICAL RANGE OF REORGANIZATION VALUES SET FORTH HEREIN.
THE ESTIMATED HYPOTHETICAL RANGE OF REORGANIZATION VALUES DESCRIBED HEREIN DOES NOT PURPORT TO BE AN APPRAISAL OR NECESSARILY REFLECT THE VALUES WHICH MAY BE REALIZED IF ASSETS ARE SOLD AS A GOING CONCERN, IN LIQUIDATION, OR OTHERWISE.
THE ANALYSIS OF REORGANIZED MODEL REORG / RETAIL EQUITY VALUE PREPARED BY IMPERIAL CAPITAL REPRESENTS THE HYPOTHETICAL RANGE OF EQUITY VALUES AND IS BASED ON THE ASSUMPTIONS CONTAINED HEREIN. THE ANALYSIS WAS DEVELOPED SOLELY FOR PURPOSES OF THE FORMULATION AND NEGOTIATION OF A PLAN OF REORGANIZATION AND THE DETERMINATION OF IMPLIED RELATIVE RECOVERIES TO CREDITORS THEREUNDER. SUCH ESTIMATES REFLECT COMPUTATIONS OF THE RANGE OF EQUITY VALUES OF REORGANIZED MODEL REORG AND RETAIL THROUGH THE APPLICATION OF VARIOUS GENERALLY ACCEPTED VALUATION TECHNIQUES AND DO NOT PURPORT TO REFLECT OR CONSTITUTE APPRAISALS, LIQUIDATION VALUES, OR ESTIMATES OF THE ACTUAL MARKET VALUE THAT MAY BE REALIZED THROUGH THE SALE OF ANY SECURITIES TO BE ISSUED PURSUANT TO THE PLAN, WHICH MAY BE SIGNIFICANTLY DIFFERENT THAN THE AMOUNTS SET FORTH HEREIN.
THE VALUE OF AN OPERATING BUSINESS IS SUBJECT TO NUMEROUS UNCERTAINTIES AND CONTINGENCIES WHICH ARE DIFFICULT TO PREDICT, AND WILL FLUCTUATE WITH CHANGES IN FACTORS AFFECTING THE FINANCIAL CONDITION AND PROSPECTS OF SUCH A BUSINESS. AS A RESULT, THE ESTIMATE OF THE RANGE OF EQUITY VALUES OF REORGANIZED MODEL REORG /RETAIL SET FORTH HEREIN IS NOT NECESSARILY INDICATIVE OF ACTUAL OUTCOMES, WHICH MAY BE SIGNIFICANTLY MORE OR LESS FAVORABLE THAN THOSE SET FORTH HEREIN. BECAUSE SUCH ESTIMATES ARE INHERENTLY SUBJECT TO UNCERTAINTIES, NEITHER PERFUMANIA, IMPERIAL CAPITAL, NOR ANY OTHER PERSON ASSUMES RESPONSIBILITY FOR THEIR ACCURACY. IN ADDITION, THE VALUATION OF NEWLY ISSUED SECURITIES IS SUBJECT TO ADDITIONAL UNCERTAINTIES AND CONTINGENCIES, ALL OF WHICH ARE DIFFICULT TO PREDICT.
2.    Assumptions regarding Reorganized Model Reorg and Retail
Solely for purposes of the Plan of Reorganization, with respect to the hypothetical range of Reorganized Model Reorg and Retail Enterprise Value, in addition to the foregoing, Imperial Capital has relied upon the following assumptions:

•	The successful contribution of the Model Reorg and Retail Businesses into Reorganized Model Reorg and Retail;

•	The successful restructuring of the capital structures of both Model Reorg and Retail;

•	The implementation of Model Reorg and Retail’s business plan and the achievement of Projections reflected therein;

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•	The continuing leadership of the existing senior management team following consummation of the Plan of Reorganization contemplated in this Offering Memorandum; and

•	The general financial and market conditions will not differ materially from those conditions prevailing as of the date of this Offering Memorandum or through the projection period.
Imperial Capital’s estimate represents a hypothetical range of value that reflects the estimated intrinsic value of Reorganized Model Reorg and Retail derived through the application of various valuation techniques. Such analysis does not purport to represent valuation levels that would be achieved in, or assigned by, the public markets for debt and equity securities or private markets for corporations. Imperial Capital’s estimate of the hypothetical range of Enterprise Value does not purport to be an appraisal or to necessarily reflect the values which may be realized if assets are sold as a going concern, in liquidation, or otherwise.
i    Valuation Methodology.
The following is a brief summary of certain financial analyses performed by Imperial Capital, including a discounted cash flow analysis and publicly traded company analysis, to arrive at its estimate of the hypothetical range of both Model Reorg Enterprise Value and Retail Enterprise Value. Imperial Capital performed certain procedures, including each of the financial analyses described below, and reviewed the assumptions with the management of Perfumania on which such analyses were based and other factors, including the projected financial results of the Model Reorg and Retail businesses. Imperial Capital estimates of the hypothetical range of Enterprise Values relied upon the discounted cash flow analysis methodology and publicly traded company analysis in determining the Model Reorg Enterprise Value and Retail Enterprise Value for the reasons described below. Due to the limited number and limited information provided by relevant precedent transactions, Imperial Capital chose to exclude the precedent transactions analysis in determining the Model Reorg Enterprise Value and Retail Enterprise Value.

(a)	Discounted Cash Flow Analysis
The discounted cash flow (“DCF”) valuation methodology relates the value of an asset or business to the present value of expected future cash flows to be generated by that asset or business. The DCF methodology is a “forward looking” approach that discounts the expected future cash flows by an estimated weighted average cost of capital (“WACC”). The expected future cash flows have two components: the present value of the projected unlevered free cash flows for a determined period and the present value of the terminal value of cash flows (representing firm value beyond the time horizon of the projections). Imperial Capital’s discounted cash flow valuation is based on the projection of Model Reorg’s and Retail’s operating results. This approach relies on the company’s ability to project future cash flows with some degree of accuracy. Since both entities’ contribution to the Projections reflect significant assumptions made by its management concerning anticipated results, the assumptions and judgments used in the projections may or may not prove correct and therefore, no assurance can be provided that projected results are attainable or will be realized. Imperial Capital cannot and does not make any representations or warranties as to the

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accuracy or completeness of Reorganized Model Reorg’s or Retail’s projections.

(b)	Comparable Companies Analysis
The comparable company analysis involves identifying a group of publicly traded companies whose businesses are similar to those of Model Reorg and Retail and then calculating ratios of enterprise value to EBITDA of these companies based upon the public market value of such companies’ securities. Criteria for selecting comparable companies include, among other relevant characteristics, similar lines of business, business risks, growth prospects, business maturity, market presence, and size and scale of operations. The selection of truly comparable companies is often difficult and subject to interpretation. However, the underlying concept is to develop a premise for relative value, which, when coupled with other approaches, presents a foundation for determining firm value. The ranges of ratios derived were then applied to Reorganized Model Reorg and Retail projected financial results across the two businesses to derive a range of implied values.
THE RANGE OF REORGANIZATION VALUES DETERMINED BY IMPERIAL CAPITAL IS AN ESTIMATE AND DOES NOT NECESSARILY REFLECT VALUES THAT COULD BE ATTAINABLE IN PUBLIC OR PRIVATE MARKETS.

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EXHIBIT D

Liquidation Analysis

PERFUMANIA HOLDINGS, INC. - Liquidation Analysis    8/24/17                                                 8/24/17

Estimated Gross Proceeds
($ in thousands)	Retail 6/30/17 Bal. Sheet	Model Reorg 6/30/17 Bal. Sheet	Notes	Retail				Model Reorg				Total
				Recovery %		Recovery $		Recovery %		Recovery $		Recovery %		Recovery $
				Low %	High %	Low $	High $	Low %	High %	Low $	High $	Low %	High %	Low $	High $

Cash & Cash Equivalents	$572	$414	1	100.0%	100.0%	$572	$572	100.0%	100.0%	$414	$414	100.0%	100.0%	$986	$986
Accounts Receivable	949	24,530	2	75.0%	90.0%	712	854	75.0%	90.0%	18,398	22,077	75.0%	90.0%	19,109	22,931
Inventory	51,187	75,148	3	55.0%	70.0%	28,153	35,831	70.0%	85.0%	52,603	63,876	63.9%	78.9%	80,756	99,707
Prepaid Expenses	4,713	2,228	4	—	25.0%	—	1,178	—	25.0%	—	557	—	25.0%	—	1,735
Net PP&E	13,132	1,446	5	—	25.0%	—	3,283	—	25.0%	—	362	—	25.0%	—	3,645
Estimated Total Gross Assets	$70,553	$103,766				$29,437	$41,718			$71,415	$87,285			$100,852	$129,003
Less - Trustee Fees			6			(883)	(1,252)			(2,142)	(2,619)			(3,026)	(3,870)
Estimated Total Net Assets	$70,553	$103,766				$28,554	$40,467			$69,272	$84,667			$97,826	$125,133

Allocation of Proceeds
($ in thousands)		Est. Value	Notes	Retail				Model Reorg				Total
		Allowable		Recovery %		Allocated Proceeds		Recovery %		Allocated Proceeds		Recovery %		Allocated Proceeds
		Claims		Low %	High %	Low $	High $	Low %	High %	Low $	High $	Low%	High %	Low $	High $

Professional Fees
Chapter 11		$3,000	7	100.0%	100.0%	929	929	100.0%	100.0%	2,071	2,071	100.0%	100.0%	$3,000	$3,000
Total Professional Fees		$3,000		100.0%	100.0%	$929	$929	100.0%	100.0%	$2,071	$2,071	100.0%	100.0%	$3,000	$3,000

Secured Claims
Class 2 - Revolving Senior Credit Facility		$18,700	8	100.0%	100.0%	$5,789	$5,789	100.0%	100.0%	$12,911	$12,911	100.0%	100.0%	$18,700	$18,700
Total Secured Claims		$18,700		100.0%	100.0%	$5,789	$5,789	100.0%	100.0%	$12,911	$12,911	100.0%	100.0%	$18,700	$18,700

Unsecured Claims
Class 3 - QKD Notes		$50,071	9	—	—	—	—	30.2%	38.7%	$15,098	$19,378	30.2%	38.7%	$15,098	$19,378
Class 4 - Nussdorf Trust Notes		122,335	10	—	—	—	—	30.2%	38.7%	36,887	47,346	30.2%	38.7%	36,887	47,346
Class 5 - 2004 Notes		7,810	11	58.7%	90.7%	4,585	7,087	—	—	—	—	58.7%	90.7%	4,585	7,087
Class 6 - General Unsecured Claims		37,028	12	58.7%	90.7%	17,251	26,662	30.2%	38.7%	2,306	2,960	52.8%	80.0%	19,557	29,622
Total Unsecured Claims		$217,243		58.7%	90.7%	$21,836	$33,749	30.2%	38.7%	$54,290	$69,684	35.0%	47.6%	$76,126	$103,433

Perfumania Holdings Inc.
Class 9 - Interests in Perfumania Holdings Inc.			13			—	—			—	—			—	—
Total Interests in Perfumania Holdings Inc.						—	—			—	—			—	—

Perfumania Holdings Inc. - Notes to Liquidation Analysis 8/27/2017

-	Note 1: Estimated value based on the Debtors’ latest available financial statements (as of 6/30/2017).

-	Note 2: Estimated value based on the Debtors’ latest available financial statements (as of 6/30/2017).

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Note 3: Inventory and recovery percentages based on a range around the midpoint Net Orderly Liquidation Value, per the Hilco Inventory Appraisal dated 7/28/2017 for August 2017. The Net Orderly Liquidation Value shown includes payment of store employees, rent, admin fees and supervision during the liquidation process.

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Note 4: Estimated value based on the Debtors’ latest available financial statements (as of 6/30/2017). Prepaid expenses include advances to suppliers and other deposits. Given the limited size and in the case of a Chapter 7 liquidation, Management believes collectability would be minimal.

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Note 5: Estimated value based on the Debtors’ latest available financial statements (as of 6/30/2017). Includes fixed assets such as the store furnishings, warehouse equipment, office furniture, computers and software. Given the majority of the PP&E is located in the Debtors’ 226 retail locations; Management believes salvage value would be minimal.

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Note 6: Assumed the maximum allowable trustee fees (3.0% of proceeds) for the sale transaction, based on the maximum allowable level for proceeds in excess of $1 million per Section 326(a) of the Bankruptcy Code.

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Note 7: Allowable Chapter 11 professional fees, consistent with the DIP Budget’s Professional Fee & Carve Out Funding, including in the proposed Interim Debtor in Possession Financing Order dated 8/27/2017. Allocated based on % of Estimated Total Net Assets between Retail and Model Reorg.

-	Note 8: Balance as of 8/24/17. Allocated based on % of Estimated Total Net Assets between Retail and Model Reorg.

-	Note 9: Principal balance + accrued interest as of 8/24/2017, per the Debtors’ latest filed SEC 10-Q

-	Note 10: Principal balance + estimated accrued interest as of 8/24/2017, per the Debtors’ latest filed SEC 10-Q

-	Note 11: Principal balance + estimated accrued interest as of 8/24/2017, per the Debtors’ latest filed SEC 10-Q

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Note 12: Debtors’ estimates as of 8/24/2017, plus the assumed rejection damages (limited to the statutory cap, per §502(b)(6) of the Bankruptcy Code) for all retail leases in a Chapter 7 liquidation ($26.9 million).

-	Note 13: Estimated recovery to stakeholders of Perfumania Holdings Inc.

EXHIBIT E

Corporate Structure Chart

PERFUMANIA CORPORATE STRUCTURE

Perfumania Holdings, Inc. (Florida)
Perfumania, Inc. (Florida)
Perfumania.com, Inc. (Florida)
Model Reorg Acquisition, LLC (Delaware)
PFI Distribuidora de Perfumes LTDA (Brazil)
Parlux Fragrances, LLC (Delaware)
Magnifique Parfumes and Cosmetics, Inc. (Florida)
Ten Kessef II, Inc. (Florida)
Perfumania Puerto Rico, Inc. (Puerto Rico)
Jacavi, LLC (Delaware)
Distribution Concepts, LLC (Florida)
Northern Group, Inc. (New York)
Five Star Fragrance Company, Inc. (New York)
Quality King Fragrance, Inc. (Delaware)
Scents of Worth, Inc. (Florida)
Parlux, Ltd. (New York)
Parlux SARL (France)
Used only for name on packages
Flowing Velvet, Inc. (New York)
Aladdin Fragrances, Inc. (New York)
Niche Marketing Group, Inc.
Northern Brands, Inc. (New York)
Northern Brands, Ltd. (Great Britain)
Northern Amenities, Ltd (New York)
Global Duty Free Supply, Inc. (Florida)
Perfumers Art, Inc. (New York)
Debtor
Non- Debtor
DIP Borrower
DIP Guarantor
$85.4 million Nussdorf Trust Notes
$35 million QKD
$5 million 2004 Notes